Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-272447

Dated September 5, 2023

ETF Underlying Supplement
(To Prospectus Supplement dated September 5, 2023 and
Prospectus dated September 5, 2023)

Canadian Imperial Bank of Commerce

Notes Linked to One or More Funds

Canadian Imperial Bank of Commerce (“CIBC”) from time to time may offer and sell certain senior unsecured debt obligations (the “notes”) linked to the performance of an underlying “Reference Asset,” which will be an exchange traded fund or a trust that issues depositary receipts representing an interest in equity securities held by such trust (each, a “Fund”). A Fund may track the performance of an index (the “Underlying Index”) or basket of equity securities, or other instruments, primarily by holding securities or other instruments related to such Underlying Index or basket. The Reference Asset may also consist of a “Basket” of two or more Funds (the “Basket Components”). The notes may also be linked to the worst performing of two or more Funds. The applicable free writing prospectus or pricing supplement (the “pricing supplement”) will specify the Reference Asset to which your notes are linked, as well as specific terms of the notes.

Notwithstanding anything to the contrary set forth in the accompanying prospectus supplement for senior global medium-term notes dated September 5, 2023 (the “prospectus supplement”) and the accompanying prospectus for senior debt securities dated September 5, 2023 (the “prospectus”), this underlying supplement describes additional terms of the notes, certain risks related to the notes and the Reference Asset, and some of the Funds to which the return on the notes may be linked.

You should read the applicable pricing supplement, this underlying supplement and the accompanying prospectus supplement and prospectus carefully before you invest in a particular issuance of the notes. If the terms described in the applicable pricing supplement are different from or inconsistent with those described herein, the terms described in the applicable pricing supplement will govern the applicable notes.

The descriptions of Funds in this underlying supplement only apply to selected Funds to which the notes may be linked. We do not guarantee that we will offer the notes linked to any of the Funds described herein. In addition, we may offer the notes linked to one or more Funds that are not described herein. In such an event, we will describe such additional Funds in the applicable pricing supplement, or in another underlying supplement.

The notes are unsecured obligations of CIBC and are not savings accounts or insured deposits of a bank. The notes are not insured by the U.S. Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation, or any other government agency or instrumentality of the United States, Canada or any other jurisdiction.

Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page S-1 of this underlying supplement, page S-1 of the accompanying prospectus supplement and page 1 of the accompanying prospectus. You may lose some or all of the principal amount of your notes. Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of CIBC.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined if this document, the accompanying prospectus supplement or prospectus, or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a securities exchange.

TABLE OF CONTENTS

RISK FACTORS	S-1
USE OF PROCEEDS AND HEDGING	S-13
REFERENCE SPONSORS AND FUND DESCRIPTIONS	S-14
The ARK Innovation ETF	S-15
The Invesco QQQTM Trust, Series 1	S-16
The iShares® China Large-Cap ETF	S-19
The iShares® Global Clean Energy ETF	S-21
The iShares® Latin America 40 ETF	S-25
The iShares® MSCI Brazil ETF	S-27
The iShares® MSCI EAFE ETF	S-29
The iShares® MSCI Emerging Markets ETF	S-32
The iShares® MSCI Mexico ETF	S-33
The iShares® Russell 1000 Value ETF	S-34
The iShares® Russell 2000 ETF	S-38
The iShares® Silver Trust	S-39
The iShares® U.S. Transportation ETF	S-40
The iShares® U.S. Real Estate ETF	S-42
The Select Sector SPDR® Funds	S-44
The SPDR® Dow Jones® Industrial Average ETF Trust	S-47
The SPDR® S&P 500® ETF Trust	S-49
The SPDR® S&P® Biotech ETF	S-53
The SPDR® S&P Midcap 400® ETF Trust	S-54
The SPDR® S&P® Oil & Gas Exploration & Production ETF	S-55
The VanEck® Gold Miners ETF	S-57
The VanEck® Oil Services ETF	S-59
The WisdomTree® Japan Hedged Equity Fund	S-60
CERTAIN TERMS OF THE NOTES	S-63
THE BANK’S ESTIMATED VALUE OF THE NOTES	S-69
MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES	S-70
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	S-70

In making your investment decision, you should rely only on the information contained or incorporated by reference in the applicable pricing supplement, this underlying supplement, any related underlying supplement and the accompanying prospectus supplement and prospectus. The information in the applicable pricing supplement and any related underlying supplement, including this underlying supplement, may only be accurate as of the dates of each of such documents. Certain capitalized terms used and not defined in this underlying supplement have the meanings ascribed to them in the accompanying prospectus supplement and prospectus.

The notes described in the applicable pricing supplement and this underlying supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. The applicable pricing supplement, any related underlying supplement, including this underlying supplement, and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this underlying supplement, the “Bank,” “CIBC,” “we,” “us” and “our” refer to Canadian Imperial Bank of Commerce, unless the context requires otherwise.

None of CIBC, the agents, or any of our respective affiliates accepts any responsibility for the calculation, maintenance or publication of the Funds described herein, any Successor Funds (as defined herein) or any Underlying Index.

RISK FACTORS

Your investment in the notes will involve certain risks, many of which differ from those of a conventional debt security. We urge you to read the section “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement and page 1 of the accompanying prospectus, in any related underlying supplement, and in the applicable pricing supplement in addition to the following risk factors relevant to your notes. Investing in the notes is not equivalent to investing directly in any Fund or any of its underlying assets. You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this underlying supplement, any related underlying supplement, the applicable pricing supplement, and the accompanying prospectus supplement and prospectus. You should not purchase the notes unless you understand and can bear these investment risks.

Structure Risks

Your investment in the notes may result in a loss.

Unless otherwise specified in the applicable pricing supplement, you may lose your entire investment in the notes, and there can be no assurance of the receipt of any amount at maturity.

The payment on the notes will not reflect changes in the value of the Reference Asset at any time other than the relevant Valuation Date.

Changes in the value of the Reference Asset during the term of notes other than on the relevant Valuation Date (as defined below) will not be reflected in the calculation of the payment on the notes. The payment on the notes will be based on the value of the Reference Asset on the relevant Valuation Date (subject to adjustments as described herein, including those described under “Certain Terms of the Notes—Valuation Dates” below). As a result, even if the value of the Reference Asset has increased at certain times during the term of the notes, the payment on the notes may be significantly less than it would otherwise have been had the payment been linked to the value of the Reference Asset other than on the relevant Valuation Date.

A payment date, including the maturity date, may be postponed if the relevant Valuation Date is postponed.

A Valuation Date is subject to postponement for non-Trading Days and Market Disruption Events. If such a postponement occurs with respect to a Valuation Date, then the related payment date will be postponed. See “Certain Terms of the Notes—Valuation Dates” below.

The notes may not bear interest, and your return on the notes may be less than the return on a conventional debt security of comparable maturity.

Unless otherwise specified in the applicable pricing supplement, your notes do not bear interest. The return on your notes, which could be negative, may be less than the return you could earn on other investments. Even if your notes bear interest and the return on the notes is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of the Bank with the same maturity date. Your investment in the notes may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

Credit Risks

Payments on the notes are subject to our credit risk, and actual or perceived changes in our creditworthiness are expected to affect the value of the notes.

The notes are our senior unsecured debt obligations and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the notes will rank on par with all of our other unsecured and unsubordinated debt obligations, except such obligations as may be preferred by operation of law. Any payment to be made on the notes depends on our ability to pay all amounts as they come due. As a result, the actual and perceived creditworthiness of us may affect the market value of the notes and, in the event we were to default on our obligations, you may not receive the amounts owed to you under the terms of the notes. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. See “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus.

The notes are not insured by any third parties.

The notes will be solely our obligations. Neither the notes nor your investment in the notes are insured by the U.S. Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation, or any other government agency or instrumentality of the United States, Canada or any other jurisdiction.

Market Valuation Risks

The Bank’s initial estimated value of the notes will be lower than the initial issue price (price to public) of the notes.

The initial issue price of the notes will exceed the Bank’s initial estimated value because costs associated with selling and structuring the notes, as well as hedging the notes, are included in the initial issue price of the notes.

The Bank’s initial estimated value does not represent future values of the notes and may differ from others’ estimates.

The Bank’s initial estimated value of the notes is only an estimate, which will be determined by reference to the Bank’s internal pricing models when the terms of the notes are set. This estimated value will be based on market conditions and other relevant factors existing at that time, the Bank’s internal funding rate on the pricing date and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the notes that are greater or less than the Bank’s initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the market value of the notes could change significantly based on, among other things, changes in market conditions, including the value of the Reference Asset, the Bank’s creditworthiness, interest rate movements and other relevant factors, which may impact the price at which the agent or any other party would be willing to buy the notes from you in any secondary market transactions. The Bank’s initial estimated value does not represent a minimum price at which the agent or any other party would be willing to buy the notes in any secondary market (if any exists) at any time.

The Bank’s initial estimated value of the notes will not be determined by reference to credit spreads for our conventional fixed-rate debt.

The internal funding rate to be used in the determination of the Bank’s initial estimated value of the notes generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate debt, we would expect the economic terms of the notes to be more favorable to you. Consequently, our use of an internal funding rate for market-linked notes would have an adverse effect on the economic terms of the notes, the initial estimated value of the notes on the pricing date, and any secondary market prices of the notes.

If the value of the Reference Asset changes, the market value of your notes may not change in the same manner.

Your notes may trade quite differently from the performance of the Reference Asset. Changes in the value of the Reference Asset may not result in a comparable change in the market value of your notes. See “—The market value of the notes will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount” below.

The market value of the notes will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount.

The notes are not designed to be short-term trading instruments. Unless otherwise specified in the applicable pricing supplement, you will have no right to have your notes redeemed at your option prior to maturity. If you wish to liquidate your investment in notes prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your notes or no market at all. Even if you were able to sell your notes, the price at which the notes may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the price of a Fund over the term of the notes, (ii) volatility of the price of a Fund and the market’s perception of future volatility of the price of a Fund, (iii) economic and other conditions generally, (iv) changes in interest rates generally, (v) dividend or other distribution yields on securities held by a Fund, (vi) correlation among the Funds if the notes are linked to multiple Funds; (vii) currency exchange rates if the notes are linked to a Fund that holds securities quoted in one or more foreign currencies; (viii) any actual or anticipated changes in our credit ratings or credit spreads, and (ix) time remaining to maturity.

Liquidity Risks

The notes will not be listed on any securities exchange and we do not expect a trading market for the notes to develop.

The notes will not be listed on any securities exchange. Although the agents and/or our or their affiliates may purchase the notes from holders, they are not obligated to do so and are not required to make a market for the notes. There can be no assurance that a secondary market will develop for the notes. Because we do not expect that any market makers will participate in a secondary market for the notes, the price at which you may be able to sell your notes is likely to depend on the price, if any, at which the agents and/or our or their affiliates are willing to buy your notes.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your notes prior to maturity or early redemption, if applicable. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the notes to maturity or early redemption, if applicable.

Conflicts of Interest

Certain business, trading and hedging activities of us, the agents, and our respective affiliates may create conflicts with your interests and could potentially adversely affect the value of the notes.

We, the agents, and our respective affiliates may engage in trading and other business activities related to a Fund or any of its underlying assets that are not for your account or on your behalf. We, the agents, and our respective affiliates also may issue or underwrite other financial instruments with returns based upon a Fund. These activities may present a conflict of interest between your interest in the notes and the interests that we, the agents, and our respective affiliates may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they adversely affect the value of the Reference Asset or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

Moreover, we and our affiliates play a variety of roles in connection with the issuance of the notes, including hedging our obligations under the notes and making the assumptions and inputs used to determine the pricing of the notes and the initial estimated value of the notes when the terms of the notes are set. We expect to hedge our obligations under the notes through the agents, one of our or their affiliates, and/or another unaffiliated counterparty, which may include any dealer from which you purchase the notes. Any of these hedging activities may adversely affect the value of the Reference Asset and therefore the market value of the notes and the amount you will receive, if any, on the notes. In connection with such activities, the economic interests of us, the agents, and our respective affiliates may be adverse to your interests as an investor in the notes. Any of these activities may adversely affect the value of the notes. In addition, because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging activity may result in a profit that is more or less than expected, or it may result in a loss. We, the agents, one or more of our respective affiliates or any unaffiliated counterparty will retain any profits realized in hedging our obligations under the notes even if investors do not receive a favorable investment return under the terms of the notes or in any secondary market transaction. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the agents, our respective affiliates or any unaffiliated counterparty receive for the sale of the notes, which creates an additional incentive to sell the notes to you. We, the agents, our respective affiliates or any unaffiliated counterparty will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes.

There are potential conflicts of interest between you and the calculation agent.

The calculation agent will determine, among other things, the amount of your payment on the notes. Unless otherwise specified in the applicable pricing supplement, we will serve as the calculation agent. We may change the calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent will determine whether a Market Disruption Event (as defined below) affecting a Fund has occurred, make a good faith estimate in its sole discretion of the Closing Price (as defined below) for a Fund if the relevant Valuation Date is postponed to the last possible day, and make certain anti-dilution adjustments with respect to a Fund if certain events occur. See “Certain Terms of the Notes—Valuation Dates” and “—Anti-Dilution Adjustments” below. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we are expected to be the calculation agent, potential conflicts of interest could arise. Neither we nor any of our affiliates will have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of your notes.

The calculation agent can postpone the determination of the Closing Price of a Fund if a Market Disruption Event occurs.

If the calculation agent determines that a Market Disruption Event has occurred or is continuing on any scheduled Valuation Date with respect to a Fund, the applicable Valuation Date for that Fund will be postponed. See “Certain Terms of the Notes—Valuation Dates” below. If the scheduled Final Valuation Date (as defined below) is postponed because a Market Disruption Event occurs or is continuing on that day with respect to a Fund, the maturity date for the notes will also be postponed. No interest will accrue as a result of a delayed payment.

General Risks for a Fund

We will not hold any shares of a Fund for your benefit.

The indenture and the terms governing your notes do not contain any obligation on us or our affiliates to hedge, or any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the shares of a Fund that we or they may acquire. There can be no assurance that any hedging transaction we or our affiliates may undertake with respect to our exposure under the notes will be successful or will be maintained over the term of the notes. Neither we nor our affiliates will pledge or otherwise hold any assets for your benefit, including any shares of a Fund. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You must rely on your own evaluation of the merits of an investment linked to the Reference Asset.

We, the agents, and our respective affiliates, at the time of any offering of the notes or in the future, may engage in business with any Fund or any company that has securities held by a Fund, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors.  In connection with these activities, we, the agents, and our respective affiliates may receive information about those companies that we will not divulge to you or other third parties.

In addition, we, the agents, or our respective affiliates have published, and in the future may publish, research reports on any Fund, any Underlying Index or any of their respective underlying assets.  This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with your interest as a holder of the notes.  Any of these activities may adversely affect the market value of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the Reference Asset as in its judgment is appropriate to make an informed decision regarding an investment in the notes. The selection of a Fund as the Reference Asset does not reflect any investment recommendations from us.

As a holder of the notes, you will not have any ownership interest or rights in any Fund or any of its underlying assets.

The notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Unless otherwise specified in the applicable pricing supplement, your notes will be paid in cash and you have no right to receive shares of any Fund or any of its underlying assets. As a holder of the notes, you will not have any ownership interest or rights in any Fund or any of its underlying assets, such as voting rights or rights to receive dividends or other distributions. As a result, the return on your notes may not reflect the return you would realize if you actually owned shares of a Fund or its underlying assets and received the dividends paid or other distributions made in connection with them, and the return on your notes may be less than a comparable investment directly in a Fund or its underlying assets.

A Reference Sponsor may adjust a Fund or an Underlying Index in a way that affects its value, and it has no obligation to consider your interests.

Unless otherwise specified in the applicable pricing supplement, we, the agents and our respective affiliates have no affiliation with any sponsor, publisher, or investment adviser of a Fund or an Underlying Index (each, a “Reference Sponsor”). Consequently, we have no control over the actions of any Reference Sponsor. A Reference Sponsor can change the investment policies of the applicable Fund or the policies concerning the calculation of the applicable Fund’s net asset value, or add, delete, or substitute the underlying assets held by the Fund or the components included in an Underlying Index, as the case may be, or make other methodological changes that could change the value of that Fund or Underlying Index. Additionally, a Reference Sponsor may alter, discontinue, or suspend calculation or dissemination of its Fund, the net asset value of its Fund, or the Underlying Index. Any of these actions could adversely affect the return on your notes. This could also result in the early redemption of your notes. A Reference Sponsor will have no obligation to consider your interests in calculating or revising any Fund or Underlying Index.

We, the agents and our respective affiliates are not affiliated with any of the Reference Sponsors.

Unless otherwise specified in the applicable pricing supplement, we, the agents and our respective affiliates are not affiliated with any of the Reference Sponsors. We have not made any independent investigation as to the adequacy or completeness of the information about any Fund contained herein or in any pricing supplement. You should make your own investigation into the relevant Fund and the Reference Sponsors. We are not responsible for any Fund’s public disclosure of information, whether contained in SEC filings or otherwise. We do not make any representation that any publicly available document or any other publicly available information about any Fund is accurate or complete. Furthermore, we do not know whether all events occurring before the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of the publicly available documents referred to above, have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning a Fund could affect the value of the notes.

Risks associated with the applicable Underlying Index or underlying assets of a Fund will affect the price of that Fund and hence the value of the notes.

Exchange traded funds are funds which may hold a variety of underlying assets, including stocks, bonds, commodities or derivative instruments, and whose performance may be designed to track the performance of an Underlying Index. While the notes are linked to a Fund and not to its underlying assets or Underlying Index, risks associated with its underlying assets or Underlying Index will affect the share price of that Fund and hence the value of the notes.

Governmental regulatory actions could result in material changes to the composition of an Underlying Index and could adversely affect the return on your notes.

Governmental regulatory actions, including, but not limited to, sanctions-related actions by the U.S. or foreign governments, could make it necessary or advisable for there to be material changes to the composition of an Underlying Index, depending on the nature of such governmental regulatory actions and the Underlying Index constituent stocks that are affected. The Reference Sponsor of a Fund may remove such stocks from the Fund in response to such regulatory actions or use another index as its underlying index. If any governmental regulatory action results in the removal of Underlying Index constituent stocks that have (or historically have had) significant weights within such Underlying Index or the change of the underlying index of a Fund, such removal or change, or even any uncertainty relating to a possible removal or change, could have a material and negative effect on the price of the related Fund and, therefore, the return on your notes.

There will be limited anti-dilution adjustments.

For certain events affecting shares of a Fund, such as stock splits or extraordinary dividends, the calculation agent will make such calculations and adjustments to the terms of the notes as may be necessary in order to account for the economic effect of such event, including making adjustments to the price of that Fund. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of a Fund. If an event occurs that does not require the calculation agent to make any adjustment, the market price of the notes and the value of the notes may be materially and adversely affected.

In some circumstances, the payment you receive on the notes may be based on the shares of another Fund or other property and not the original Fund.

Following certain events relating to a Fund where such Fund is not the surviving entity, the amount due on the notes may be based on the performance of the shares of a Successor Fund or other property. The occurrence of these events and the consequent adjustments may materially and adversely affect the value of the notes. For more information, see “Certain Terms of the Notes — Anti-Dilution Adjustments” below.

The historical performance of a Fund should not be taken as an indication of its future performance.

The price of a Fund will determine the amount to be paid on the notes. The historical performance of a Fund does not necessarily give an indication of its future performance. As a result, it is impossible to predict whether the price of a Fund will rise or fall during the term of the notes. The price of a Fund will be influenced by complex and interrelated political, economic, financial and other factors.

The performance of a Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of the Fund, especially during periods of market volatility.

If a Fund is designed to track the performance of an Underlying Index, the performance of the Fund and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of a Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, the Fund not holding all or substantially all of the underlying assets included in the Underlying Index and/or holding assets that are not included in the Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Fund, differences in trading hours between the Fund (or the underlying assets held by the Fund) and the Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from its net asset value per share; shares of the Fund may trade at, above, or below its net asset value per share.

During periods of market volatility, securities held by a Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund.

For the foregoing reasons, the performance of a Fund may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the notes, to the extent dependent on the performance of the Fund, may not be the same as an investment directly in the securities, commodities, or other assets included in the Underlying Index or the same as a debt security with a return linked to the performance of the Underlying Index.

Funds are subject to management risk.

Funds are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, Funds, utilizing a “passive” or indexing investment approach, attempt to approximate the investment performance of their respective underlying indices by investing in a portfolio of securities that generally replicate the respective Underlying Index. Therefore, unless a specific security is removed from the respective Underlying Index, a Fund generally would not sell a security because the security’s issuer was in financial trouble. In addition, a Fund is subject to the risk that the investment strategy of the Fund’s investment advisor may not produce the intended results.

Funds are subject to liquidity risk.

Although shares of a Fund will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Fund or that there will be liquidity in the trading market.

Risks for Notes Linked to a Basket of Funds

The Funds comprising the Reference Asset may not move in tandem, and an increase in the price of one Basket Component may be offset by lower performance of one or more of the other Basket Components.

Changes in the prices of one or more of the Basket Components may not correlate with changes in the prices of one or more of the other Basket Components.  The prices of one or more Basket Components may increase, while the prices of one or more of the other Basket Components may decrease or not increase as much.  Therefore, in calculating the value of the Basket at any time, increases in the price of one Basket Component may be moderated or wholly offset by decreases or lesser increases in the prices of one or more of the other Basket Components.  If the weightings of the applicable Basket Components are not equal, adverse changes in the prices of the Basket Components which are more heavily weighted could have a greater impact upon your notes.

Risks for Notes Linked to the Worst Performing of Multiple Funds

The notes are subject to the full risks of the worst performing Fund and will be negatively affected if any Fund performs poorly, even if the other Funds perform favorably.

You are subject to the full risks of the worst performing Fund. If the worst performing Fund performs poorly, you will be negatively affected, even if the other Funds perform favorably. The notes are not linked to a basket composed of the Funds, where the better performance of one Fund could offset the poor performance of the others. Instead, you are subject to the full risks of the worst performing Fund on each Valuation Date. As a result, the notes are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of the Funds. You should not invest in the notes unless you understand and are willing to accept the full downside risks of the worst performing Fund.

You will be subject to risks resulting from the relationship between the Funds.

It is preferable from your perspective for the Funds to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the notes, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that any one of the Funds will be performing poorly at any time over the term of the notes. All that is necessary for the notes to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Funds is not relevant to the return on your notes. It is impossible to predict what the relationship between the Funds will be over the term of the notes. Each Fund may represent a different equity market, and the different equity markets may not perform similarly over the term of the notes.

Risks for Commodity-Based Funds

The prices of commodities held by a Fund may change unpredictably, affecting the value of your notes in unforeseeable ways.

Trading in commodities and futures contracts is speculative and can be extremely volatile. Their market prices may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; liquidity; weather conditions and natural disasters; trends in agriculture; trade; fiscal, monetary, and exchange control programs; national and international political, military, public health and economic events and policies; disease or pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; currency exchange rates; volatility from speculative activities; the development, availability and/or decrease in price of substitutes; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries or other countries in which the production of particular commodities may be concentrated; and natural or nuclear disasters. These factors may adversely affect the value of a Fund or its components in varying ways, and different factors may cause the levels and volatilities of commodity prices to move in inconsistent directions at inconsistent rates. A physical commodity futures contract held by a Fund may decrease to zero or a negative price, which would adversely affect the value of your notes. The prices of physical commodities, including the commodities underlying a Fund, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, certain Funds may be concentrated in only a few, or even a single industry (e.g., energy). These Funds are likely to be more volatile than those that hold a broad base of commodities.

If the liquidity of the components of any Fund is limited, the value of the notes may be adversely affected.

Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on a Valuation Date would likely have an adverse effect on the value of any such Fund and, therefore, on the return, if any, on your notes. Limited liquidity relating to the components of a Fund may also result in the Reference Sponsor being unable to determine the value of its Fund using its normal means. The resulting discretion by the Reference Sponsor of a Fund in determining the value could adversely affect the value of the notes.

Suspension or disruptions of market trading in the applicable commodities and related futures contracts may adversely affect the value of your notes.

The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single Trading Day (as defined below). These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. Any such disruption, or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) could have an adverse effect on the value of or trading in shares of the applicable Fund and, therefore, the value of the notes.

Changes in exchange methodology may adversely affect the value of the notes prior to maturity.

The value of a Fund will be determined based on fixing prices, spot prices, or related futures contracts of the commodities held by the Fund, as determined by the applicable exchange. An exchange may from time to time change its rules or take extraordinary actions under its rules, which could adversely affect the prices of the applicable commodities or futures contracts, which could reduce the price of the Fund and consequently, the return on the notes.

In addition, some fixing prices or spot prices are derived from a principals’ market, which operates as an over-the-counter (“OTC”) physical commodity market. Although market-making members of principals’ markets are typically supervised by regulating entities, the principals’ markets themselves are not regulated. If any tax or other form of regulation should affect the members of the relevant principals’ market, the role of the principals’ market as a benchmark for the applicable commodity may be affected.

Legal and regulatory changes could adversely affect the return on and value of your notes.

The value of the commodities held by a Fund could be adversely affected by new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities and futures contracts) by one or more governments, courts, or other official bodies.

In the U.S., the regulation of commodity transactions is subject to ongoing modification by governmental and judicial action. For example, the U.S. Commodity Futures Trading Commission (“CFTC”) has interpreted the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which was enacted in July 2010, to require the CFTC to impose limits on the size of positions that can be held by market participants in futures contracts and OTC derivatives on certain physical commodities. The CFTC adopted final position limits rules in October 2020; the final rules became effective in March 2021 and are in the process of being phased in. While the ultimate effect of the final position limit rules are not yet known, these limits will likely restrict the ability of many market participants to trade in the commodities markets to the same extent as they have in the past, including affecting their ability to enter into or maintain hedge positions in the applicable commodity or futures contracts. These rules and various other legislative and regulatory requirements may, among other things, reduce liquidity, increase market volatility, and increase costs in these markets. These consequences could adversely affect the applicable Fund and the value of your notes.

In addition, other governmental or regulatory bodies (such as the European Commission) have proposed or may propose in the future legislation or regulations containing restrictions similar to those contemplated by Dodd-Frank, or other legislation or regulations containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. If such legislation or regulations are adopted or other legislation or regulations are adopted in the future, they could have an adverse effect on the value of the applicable Fund and your notes.

The notes will not be regulated by the CFTC.

Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool. Further, we will not be registered with the CFTC as a CPO, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The notes will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A Fund may include commodities or futures contracts traded on foreign exchanges that are less regulated than U.S. markets and may involve different and greater risks than trading on U.S. exchanges.

A Fund may own commodities or futures contracts that trade on exchanges located outside the U.S. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It may also be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the relevant commodities or contracts. These factors could reduce the price of the applicable Fund and the value of your notes.

Risks for Notes Linked to the ARK Innovation ETF, the iShares® China Large-Cap ETF, the iShares® Global Clean Energy ETF, the iShares® Latin America 40 ETF, the iShares® MSCI Brazil ETF, the iShares® MSCI EAFE ETF, the iShares® MSCI Emerging Markets ETF, the iShares® MSCI Mexico Capped ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF, the VanEck® Oil Services ETF or the WisdomTree® Japan Hedged Equity Fund, or Any Other Fund That Holds Foreign Securities

The notes will be subject to risks associated with non-U.S. companies.

An investment in securities linked to the price of a Fund that holds the common stocks of non-U.S. companies involves risks associated with the home countries of such non-U.S. companies. The prices of such non-U.S. companies’ common stocks may be affected by political, economic, financial and social factors in the home country of each such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could adversely affect the value of the notes.

The foreign securities held by a Fund may have less liquidity and could be more volatile than the securities traded in U.S. or other longer-established securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may adversely affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties.

These factors may adversely affect the performance of the Fund and, as a result, the value of the notes.

Time differences between the domestic and foreign markets and New York City may create discrepancies between the prices of the securities held by a Fund and the value of the notes.

Time differences between the domestic and foreign markets may result in discrepancies between the prices of the securities held by a Fund and the value of the notes. To the extent that U.S. markets are closed while markets for the securities held by a Fund remain open, significant price or rate movements of these securities may take place that will not be reflected immediately in the value of the notes. In addition, there may be periods when the relevant foreign markets are closed for trading, causing the price of the Fund to remain unchanged for multiple Trading Days in New York City.

The notes will be subject to currency exchange risk.

The prices of the securities held by the relevant Fund will be converted into U.S. dollars for purposes of calculating the net asset value of such Fund. As a result, your notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities held by such Fund trade. Your net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities held by such Fund denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the price of such Fund will be adversely affected and, depending on the terms of your notes, the return on the notes, if any, may be reduced.

Of particular importance to potential currency exchange risk are:

–	the volatility of the exchange rate between the U.S. dollar and relevant currencies in which the stocks or other securities held by the relevant Fund are denominated;

–	existing and expected rates of inflation;

–	existing and expected interest rate levels;

–	the balance of payments in the relative countries and between each country and its major trading partners; and

–	the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Regulators are investigating potential manipulation of published currency exchange rates.

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on the return on your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact the return on your notes.

Risks for Notes Linked to the ARK Innovation ETF, the iShares® China Large-Cap ETF, the iShares® Global Clean Energy ETF, the iShares® Latin America 40 ETF, the iShares® MSCI Brazil ETF, the iShares® MSCI Emerging Markets ETF or the iShares® MSCI Mexico Capped ETF, or Any Other Fund That Holds Foreign Securities Related to Emerging Markets

There are risks associated with emerging markets.

An investment in the notes will involve risks that are associated with investments that are linked to the equity securities of issuers from emerging markets. Many of the issuers included in the relevant Underlying Index are based in nations that are undergoing rapid institutional change, including the restructuring of economic, political, financial and legal systems.  The regulatory and tax environments in these nations may be subject to change without review or appeal and many emerging markets suffer from underdevelopment of their capital markets and their tax systems.  In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses.  It may be more difficult for an investor in these markets to monitor investments in these companies, because these companies may be subject to fewer disclosure requirements than companies in developed markets, and economic and financial data about some of these countries may be unreliable.

Risks for Notes Linked to the iShares® China Large-Cap ETF, or Any Other Fund That Changes to a New Underlying Index or the Underlying Index of Which Has Had Material Changes

If a Fund’s Underlying Index has transitioned to a new Underlying Index or had material changes, it will limit the utility of available information about the performance of that Fund.

If a Fund’s Underlying Index has transitioned to a new Underlying Index or had material changes, the historical performance of that Fund may be of limited use in evaluating the Fund’s past performance, as there is limited historical information available to reflect the Fund’s tracking of the new Underlying Index. The Fund’s new Underlying Index could provide different investment returns (either lower or higher) or different levels of volatility than those of the former Underlying Index over any period of time.

Risks for Notes Linked to a Fund That Holds Securities in the Same Industry

There are risks associated with an investment in a concentrated industry.

The securities held by the relevant Fund are issued by companies that are in the same industry. Therefore, an investment in the notes may carry risks similar to a concentrated securities investment in a single industry. Consequently, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting this industry than an investment linked to a more broadly diversified group of issuers.

The Fund may not be representative of an investment in its sector.

The Fund tracks companies in a particular sector. However, the Fund does not represent a direct investment in its sector. The Fund consists of securities of companies whose primary lines of business are directly associated with its sector. As a result, the price of the Fund will be influenced by a variety of economic, financial and other factors affecting companies in the relevant sector, some of which may be unrelated to the market and other conditions applicable to such sector. As a result, the Fund may not perfectly correlate with the performance in its sector and the price of such Fund could decrease even if the performance of its sector as a whole increases.

Risks for Notes Linked to the SPDR® S&P® Biotech ETF or Any Other Fund That Holds Securities Related to the Biotech Industry

There are risks associated with the biotechnology industry.

The Fund, because it is concentrated in the biotechnology industry, may be adversely affected not only by the performance of the companies in the biotechnology industry in which it invests, but also may be more susceptible to any single economic, market, political or regulatory occurrence affecting the biotechnology industry. Biotechnology companies invest heavily in research and development, which may not necessarily lead to commercially successful products. These companies are also subject to significant governmental regulation, which may delay or inhibit the release of new products. Many biotechnology companies are dependent upon their ability to use and enforce intellectual property rights and patents. Any impairment of such rights may have adverse financial consequences. Biotechnology stocks, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Biotechnology companies can be significantly affected by technological change and obsolescence, product liability lawsuits and consequential high insurance costs. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the biotechnology industry than a different investment linked to a more broadly diversified group of issuers. All of these factors could have an adverse effect on the price of the Fund and, therefore, on the return on the notes.

Risks for Notes Linked to the VanEck® Gold Miners ETF or Any Other Fund That Holds Securities Related to the Gold Mining Industry

There are risks associated with the gold mining industry.

Because the Fund primarily invests in stocks and American depositary receipts (“ADRs”) of companies that are involved in the gold mining industry, it is subject to certain risks associated with such companies. Competitive pressures may have a significant effect on the financial condition of such companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold bullion. These prices may fluctuate substantially over short periods of time so the price of the Fund may be more volatile than other types of investments. Factors affecting gold prices include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market. These factors could adversely affect the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

Risks for Notes Linked to the ARK Innovation ETF, the iShares® Russell 1000 Value ETF, the iShares® Russell 2000 ETF, iShares® U.S. Real Estate ETF, the SPDR® S&P Midcap 400® ETF Trust, the VanEck® Gold Miners ETF or the WisdomTree® Japan Hedged Equity Fund or Any Other Fund That Holds Securities of Small and Mid-Capitalization Companies

The notes will be subject to small-capitalization or mid-capitalization companies risk.

The Fund may invest in companies that may be considered small-capitalization or mid-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the respective Fund’s share price may be more volatile than an investment in stocks issued by large-capitalization companies. Stock prices of small-capitalization or mid-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization or mid-capitalization companies may be thinly traded, making it difficult for the relevant Fund to buy and sell them. In addition, small-capitalization or mid-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization or mid-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. These factors could adversely affect the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

Risks for Notes Linked to the iShares® U.S. Real Estate ETF, or Any Other Fund That Holds Securities Related to the Real Estate Industry

Risks associated with real estate investment.

The real estate industry is cyclical and has from time to time experienced significant difficulties. Real estate is highly sensitive to general and local economic conditions and developments and is characterized by intense competition and periodic overbuilding. Many real estate companies, including real estate investment trusts (“REITs”), utilize leverage (and some may be highly leveraged), which increases investment risk and the risk normally associated with debt financing, and could potentially magnify the Fund’s losses. The U.S. residential and commercial real estate markets may, in the future, experience and have, in the past, experienced a decline in value, with certain regions experiencing significant losses in property values. Rising interest rates could result in higher costs of capital for real estate companies, which could negatively affect a real estate company’s ability to meet its payment obligations or its financing activity, and could decrease the market prices for REITs and for properties held by these REITs. Specific risks especially relevant to investment in the real estate sector include concentration risk, equity risk of REITs, interest rate risk, leverage risk, liquidity risk, operational risk, property risk, regulatory risk, repayment risk and U.S. tax risk. In addition, the real estate industry and REITs are significantly affected by a number of factors in general and local economic conditions as well as real estate markets. These factors could affect the real estate sector and could affect the value of the equity securities held by the Fund and the price of that Fund during the term of the notes, which may adversely affect the value of your notes.

Risks for Notes Linked to the Financial Select Sector SPDR® Fund or Any Other Fund That Holds Securities Related to the Financial Industry

Risks associated with the financial sector.

The Fund invests in financial services companies, which are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when these companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the financial sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate. These factors could affect the financial sector and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

Risks for Notes Linked to the iShares® U.S. Transportation ETF or Any Other Fund That Holds Securities Related to the Transportation Industry

Risks associated with the transportation sector.

The Fund invests in companies in the transportation sector, which can be significantly affected by economic changes, fuel prices, labor relations, and insurance costs. Transportation companies may also be subject to significant government regulation and oversight, which may adversely affect their businesses. These factors could affect the transportation sector and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

Risks for Notes Linked to the Energy Select Sector SPDR® Fund or Any Other Fund That Holds Securities Related to the Energy Industry

Risks associated with the energy sector.

The Fund invests in companies that develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products and services in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. The stock prices of oil service companies could be subject to wide fluctuations in response to a variety of factors, including the ability of the OPEC to set and maintain production levels and pricing, the level of production in non-OPEC countries, the demand for oil and gas, which is negatively impacted by economic downturns, the policies of various governments regarding exploration and development of oil and gas reserves, advances in exploration and development technology and the political environment of oil-producing regions. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the price of the Fund. All these factors may adversely affect the value of your notes.

Risks for Notes Linked to the Health Care Select Sector SPDR® Fund or Any Other Fund That Holds Securities Related to the Health Care Industry

Risks associated with the health care sector.

The Fund invests in companies in the health care sector, which are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure and an increased emphasis on outpatient services. Companies in the health care sector are heavily dependent on patent protection and the process of obtaining patent approval can be long and costly. The expiration of patents may adversely affect the profitability of the companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. Companies in the health care industry are affected by rising costs of medical products, devices and services and the increased emphasis on the delivery of health care through outpatient services. Health care companies are also subject to competitive forces that may make it difficult to raise prices and, in fact, may result in price discounting. Additionally, the profitability of some health care companies may be dependent on a relatively limited number of products. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector may be subject to regulatory approvals and the process of obtaining such approvals may be long and costly. These factors could affect the health care sector and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

Risks for Notes Linked to the SPDR® S&P® Oil & Gas Exploration & Production ETF, or Any Other Fund That Holds Securities Related to the Oil and Gas Exploration and Production Industry

An investment in the notes is subject to risks associated with the oil and gas exploration and production industry.

All or substantially all of the stocks held by the Fund are issued by companies in the oil and gas exploration and production industry. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Companies in the oil and gas sector develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the Fund’s performance. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims. These factors could affect the oil and gas exploration and production industry and could affect the value of the stocks held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

Risks for Notes Linked to the VanEck® Oil Services ETF, or Any Other Fund That Holds Securities Related to the Oil Services Industry

An investment in the notes is subject to risks associated with the oil services industry.

All or substantially all of the equity securities held by the Fund are issued by companies whose primary line of business is directly associated with the oil services sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to notes of a more broadly diversified group of issuers. The profitability of companies in the oil services sector is related to worldwide energy prices, including all sources of energy, and exploration and production costs. The price of energy, the earnings of companies in the oil services sector, and the value of these companies’ securities have recently experienced significant volatility. Additionally, the price of oil has also recently experienced significant volatility and has declined significantly, which may materially impact companies operating in the oil services sector. These companies are also subject to risks of changes in exchange rates and the price of oil and gas, changes in prices for competitive energy services, changes in the global supply of and demand for oil and gas, the imposition of import controls, world events, actions of the Organization of Petroleum Exporting Countries, negative perception and publicity, depletion of resources and general economic conditions, development of alternative energy sources, energy conservation efforts, technological developments and labor relations, as well as market, economic, social and political risks of the countries where oil services companies are located or do business. The values of securities of oil services companies are subject to swift price and supply fluctuations caused by events relating to international politics, including political instability, expropriation, social unrest and acts of war, energy conservation, the success of exploration projects and tax and other governmental regulatory policies. Oil services companies operate in a highly competitive and cyclical industry, with intense price competition.

The oil services sector is exposed to significant and numerous operating hazards. Oil services companies’ operations are subject to hazards inherent in the oil and gas industry, such as fire, explosion, blowouts, loss of well control, oil spills, pipeline and equipment leaks and ruptures and discharges or releases of toxic or hazardous gases. Oil and gas exploration and production can be significantly affected by natural disasters and adverse weather conditions in the regions in which they operate. The revenues of oil services companies may be negatively affected by contract termination and renegotiation. In the oil services sector, it is customary for contracts to provide for either automatic termination or termination at the option of the customer if the drilling unit is destroyed or lost or if drilling operations are suspended for a specified period of time as a result of events beyond the control of either party or because of equipment breakdowns. In periods of depressed market conditions, the customers of oil services companies may not honor the terms of existing contracts and may terminate contracts or seek to renegotiate contract rates and terms to reduce their obligations.

Oil services companies are subject to, and may be adversely affected by, extensive federal, state, local and foreign laws, rules and regulations. Oil exploration and production companies may also be adversely affected by environmental damage claims and other types of litigation. Laws and regulations protecting the environment may expose oil services companies to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. Changes to environmental protection laws, including the implementation of policies with less stringent environmental protection standards and those geared away from sustainable energy development, could lead to fluctuations in supply, demand and prices of oil and gas. The international operations of oil services companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in interest rates, changes in foreign regulations and other risks inherent to international business. Additionally, changes to U.S. trading policies could cause friction with certain oil producing countries and between the governments of the United States and other major exporters of oil to the United States. Some of the companies in the oil services sector are engaged in other lines of business unrelated to oil services, and they may experience problems with these lines of business which could adversely affect their operating results. The operating results of these companies may fluctuate as a result of these additional risks and events in the other lines of business. In addition, a company’s ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses. Despite a company’s possible success in traditional oil services activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition.

These factors could affect the oil services sector and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the return on your notes.

Other Risk Factors for a Fund

The applicable pricing supplement may set forth additional risk factors as to a specific Fund that you should review prior to purchasing the notes.

USE OF PROCEEDS AND HEDGING

The net proceeds from the sale of the notes will be used as described under “Use of Proceeds” in the accompanying prospectus supplement and prospectus and to hedge market risks of the Bank associated with its obligation to make any payments on the notes.

We may hedge our obligations under the notes by, among other things, purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the value of the Reference Asset, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. Our cost of hedging will include the projected profit that our counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss. It is possible that we could receive substantial returns from these hedging activities while the value of the notes decreases.

We expect to hedge our obligations under the notes through one of our affiliates and/or another unaffiliated counterparty.

We have no obligation to engage in any manner of hedging activity and we will do so solely at our discretion and for our own account. No holder of the notes will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparty may take in connection with our hedging activity. The hedging activity discussed above may adversely affect the value of the notes from time to time. See “Risk Factors—The Bank’s initial estimated value of the notes will be lower than the initial issue price (price to public) of the notes” and “—Certain business, trading and hedging activities of us, the agents, and our respective affiliates may create conflicts with your interests and could potentially adversely affect the value of the notes” above.

REFERENCE SPONSORS AND FUND DESCRIPTIONS

The notes have not been passed on as to their legality or suitability by any Reference Sponsor. The notes are not issued by and are not financial or legal obligations of any Reference Sponsor. No Reference Sponsor makes any warranties or bears any liability with respect to the notes. This underlying supplement relates only to the notes offered by the applicable pricing supplement and does not relate to any Fund or Reference Sponsor.

Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as the Reference Sponsors, are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a Reference Sponsor can be located by reference to the SEC file number provided in the applicable pricing supplement or herein. In addition, information regarding a Fund may be obtained from other sources including, but not limited to, that Fund’s website, press releases, newspaper articles and other publicly disseminated documents. We have not made any independent investigation as to the accuracy or completeness of such information.

We have not made any independent investigation as to the accuracy or completeness of any materials referred to above, including any filings made by a Reference Sponsor with the SEC. In connection with any issuance of notes under the applicable pricing supplement, we have not participated in the preparation of the above-described documents or made any due diligence inquiry with respect to any Reference Sponsor or Fund. We make no representation that such publicly available documents or any other publicly available information regarding a Reference Sponsor or a Fund is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof or prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the price of such Fund (and therefore the value of the Reference Asset at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning a Fund could affect the return on the notes.

The selection of any Fund is not a recommendation to buy or sell such Fund. We do not make any representation to any purchaser of the notes as to the performance of any Fund.

Any prospective purchaser of the notes should undertake an independent investigation of any Fund or Reference Sponsor as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

The disclosure relating to a Fund contained in this document relates only to the offering of notes linked to a Reference Asset containing that Fund. We have derived all information contained in this document regarding a Fund or an Underlying Index, including, without limitation, its make-up, method of calculation and changes in its components, from public information available as of the date of this document. That information reflects the policies of and is subject to change by, the applicable Reference Sponsor or sponsor of an Underlying Index. No Reference Sponsor is under any obligation to continue to publish, and may discontinue or suspend the publication of the relevant Fund or Underlying Index at any time. This underlying supplement is not an offer to sell and it is not an offer to buy interests in any Fund or any of the stocks or other securities held by any Fund. Neither CIBC nor any of its affiliates has made any independent investigation as to the adequacy or accuracy of information about any Fund or Underlying Index contained in this underlying supplement. Information from outside sources, including any website, is not incorporated by reference in, and should not be considered a part of, this document.

If the notes are linked to a Fund not described in this underlying supplement, the applicable pricing supplement or a separate underlying supplement will provide information relating to that Fund.

The ARK Innovation ETF

Description of the ARK Innovation ETF

The ARK Innovation ETF (the “ARKK”) is an actively-managed exchange-traded fund managed by ARK Investment Management LLC (“ARK LLC”), the investment adviser to the ARKK. The shares of the ARKK are listed and trade on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “ARKK.”

Information filed by the ARKK with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “Investment Company Act”) can be located by reference to the SEC file numbers 333-191019 and 811-22883, respectively on the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The investment objective of the ARKK is long-term growth of capital. As an actively-managed fund, the ARKK is subject to management risk. In managing the ARKK, ARK LLC applies investment strategies, techniques and analyses in making investment decisions for the ARKK, but there can be no guarantee that these actions will produce the intended results. The returns of the ARKK may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The ARKK will invest under normal circumstances primarily (at least 65% of its assets) in equity securities of U.S. and non-U.S. companies that are relevant to the ARKK’s investment theme of disruptive innovation. ARK LLC defines “disruptive innovation” as the introduction of a technologically enabled new product or service that potentially changes the way the world works. ARK LLC believes that companies relevant to this theme are those that rely on or benefit from the development of new products or services, technological improvements and advancements in scientific research relating to the areas of genomics; innovation in automation and manufacturing, transportation, energy, artificial intelligence and materials; the increased use of shared technology, infrastructure and services; and technologies that make financial services more efficient. ARK LLC defines “genomics” as the study of genes and their functions, and related techniques (e.g., genomic sequencing).

The Invesco QQQTM Trust, Series 1

Description of the Invesco QQQTM Trust, Series 1

The Invesco QQQTM Trust, Series 1 (the “QQQ”) is an unit investment trust created pursuant to a trust indenture and agreement dated as of March 4, 1999, as amended to date, and is governed by a standard terms and conditions of trust between The Bank of New York Mellon, as trustee, and Nasdaq Global Funds, the predecessor sponsor to Invesco Capital Management LLC, dated and executed as of March 1, 1999, as amended to date. The QQQ was created to provide investors with the opportunity to purchase units of beneficial interest in the QQQ representing fractional undivided interests in the portfolio of securities held by the QQQ, which consists of substantially all of the securities, in substantially the same weighting, as the component securities of the Nasdaq-100 Index® (the “NDX”).

Information filed by the QQQ with the SEC pursuant to the Securities Act and the Investment Company Act can be located by reference to the SEC file numbers 333-61001 and 811-08947, respectively on the SEC’s website at http://www.sec.gov.

The QQQ issues securities called Invesco QQQ Shares (the “Invesco QQQ Shares”), which are listed for trading on the Nasdaq Global Market tier of The Nasdaq Stock Market LLC (the “Nasdaq Stock Market”) under the symbol “QQQ.”

Investment Objective and Strategy

The QQQ is a registered investment company which both (a) continuously issues and redeems “in kind” its shares, known as Invesco QQQ Shares only in large lot sizes called creation units at their once daily net asset value and (b) lists the shares individually for trading on Nasdaq at prices established throughout the trading day, like any other listed equity security trading in the secondary market on Nasdaq. The Invesco QQQ Shares held by the QQQ consist of a portfolio of equity securities or, in the case of securities not yet delivered in connection with purchases made by the trust or portfolio deposits, confirmations of contracts to purchase such securities (collectively, the “Portfolio”). The investment objective of the QQQ is to provide investment results that generally correspond to the price and yield performance of the NDX by holding all the stocks comprising the NDX.

The QQQ, which holds the portfolio and cash, is not actively managed by traditional methods, which typically involve effecting changes in the portfolio on the basis of judgments made relating to economic, financial and market considerations. To maintain the correspondence between the composition and weights of the securities in the QQQ and the stocks in the NDX, the trustee adjusts the securities from time to time to conform to periodic changes in the identity and/or relative weights of the securities. The composition and weighting of the securities portion of a portfolio deposit are also adjusted to conform to changes in the NDX.

The sponsor of the QQQ makes available on each business day a list of the names and the required number of shares for each of the securities in the current portfolio deposit as well as the income net of expense amount effective through and including the previous business day per outstanding Invesco QQQ Shares. The sponsor may choose within its discretion to make available, frequently throughout each business day, a number representing, on a per Invesco QQQ Share basis, the sum of the income net of expense amount effective through and including the previous business day plus the current value of the securities portion of a portfolio deposit as in effect on such day (which value will occasionally include a cash-in-lieu amount to compensate for the omission of a particular index security from such portfolio deposit). The Nasdaq Stock Market calculates the NDX intra-day once per second on every business day in which the Nasdaq Stock Market is open for trading. If the sponsor elects to make such information available, the inability of the sponsor or its designee to provide such information for any period of time will not in itself result in a halt in the trading of Invesco QQQ Shares on Nasdaq. If such information is made available, investors interested in creating Invesco QQQ Shares or purchasing Invesco QQQ Shares in the secondary market should not rely solely on such information in making investment decisions but should also consider other market information and relevant economic and other factors.

The returns of the QQQ may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Description of the Nasdaq-100 Index®

The NDX is calculated and maintained by Nasdaq, Inc. (“Nasdaq”). The NDX includes 100 of the largest domestic and international non-financial companies listed on The Nasdaq Stock Market based on market capitalization. The NDX reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. The NDX is reported by Bloomberg under the ticker symbol “NDX.”

Launched in January 1985, the NDX represents the largest non-financial domestic and international securities listed on The Nasdaq Stock Market based on market capitalization. The NDX is calculated under a modified market capitalization-weighted methodology. The methodology is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. To accomplish this, Nasdaq reviews the composition of the NDX on a quarterly basis and adjusts the weightings of NDX components using a proprietary algorithm, if certain pre-established weight distribution requirements are not met.

Eligibility Criteria

To be eligible for initial inclusion in the NDX, a security must meet the following criteria:

●	Eligible security types. Eligible security types generally include ADRs, common stocks, ordinary shares, and tracking stocks. Securities of REITs are not eligible for index inclusion.

●	Multiple classes of securities. If an issuer has multiple security classes listed, all security classes are eligible.

●	Eligible exchanges. The securities must exclusively be listed on the Nasdaq Global Select Market or the Nasdaq Global Market.

●	Geographic eligibility. If the issuer of a security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a registered options market in the U.S. or be eligible for listed-options trading on a registered options market in the U.S.

●	Industry or sector eligibility. The security must be classified as a non-financial company (any industry other than financials) according to the Industry Classification Benchmark, a product of FTSE International Limited that is used under license.

●	Market capitalization eligibility. There is no market capitalization eligibility criterion.

●	Liquidity eligibility. Each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date).

●	Seasoning eligibility. The security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American or CBOE BZX. Eligibility is determined as of the constituent selection reference date, and includes that month. A security that was added to the index as the result of a spin-off event will be exempt from the seasoning requirement.

●	Float eligibility criteria. There is no float eligibility criterion.

●	Other eligibility criteria. The issuer of the security generally may not currently be in bankruptcy proceedings. The issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the index management committee.

Index Constituent Selection

A reconstitution is conducted on an annual basis, at which time all eligible issuers, ranked by market capitalization, are considered for index inclusion based on the following order of criteria.

●	The top 75 ranked issuers will be selected for inclusion in the index.

●	Any other issuers that were already members of the index as of the reconstitution reference date and are ranked within the top 100 are also selected for inclusion in the index.

●	In the event that fewer than 100 issuers pass the first two criteria, the remaining positions will first be filled, in rank order, by issuers currently in the index ranked in positions 101-125 that were ranked in the top 100 at the previous reconstitution or replacement- or spin-off-issuers added since the previous reconstitution.

●	In the event that fewer than 100 issuers pass the first three criteria, the remaining positions will be filled, in rank order, by any issuers ranked in the top 100 that were not already members of the index as of the reconstitution reference date.

Index Calculation

The NDX is a modified market capitalization-weighted index. The value of the NDX equals the aggregate value of the weights of each of the component securities multiplied by each such security’s last sale price, and divided by the divisor of the NDX. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude, which is more desirable for reporting purposes. If trading in an index security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a component security is halted on its primary listing market before the market is open.

Index Maintenance

Deletion policy. If, at any time other than an index reconstitution, Nasdaq determines that a component security is ineligible for index inclusion, that component security is removed as soon as practicable.

Replacement policy. Securities may be added to the NDX outside of the index reconstitution when there is a deletion. The component security (or all component securities under the same issuer, if appropriate) is replaced as soon as practicable if the issuer in its entirety is being deleted from the NDX. The issuer with the largest market capitalization that is not in the NDX and that meets all eligibility criteria as of the prior month end will replace the deleted issuer. Issuers that are added as a result of a spin-off are not replaced until after they have been included in a reconstitution.

For pending deletions set to occur soon after an index reconstitution and/or index rebalance effective date, Nasdaq may decide to remove a component security from the index in conjunction with the index reconstitution and/or index rebalance effective date.

Corporate actions. In the periods between scheduled index reconstitution and rebalancing events, individual component securities may be subject to a variety of corporate actions and events that require maintenance and adjustments to the index.

Index Rebalancing

Under the methodology employed, on a quarterly basis coinciding with Nasdaq’s quarterly scheduled weight adjustment procedures, the component securities are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NDX (i.e., as a 100-stock index, the average percentage weight in the NDX is 1%).

This quarterly examination will result in an index rebalancing if it is determined that: (1) the current weight of the single largest market capitalization component security is greater than 24% or (2) the “collective weight” of those component securities, the individual current weights of which are in excess of 4.5%, when added together, exceed 48%. In addition, Nasdaq may conduct a special rebalancing at any time if it is determined to be necessary to maintain the integrity of the NDX.

If either one or both of these weight distribution requirements are met upon quarterly review, or Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed. First, relating to weight distribution requirement (1) above, if the current weight of the single largest component security exceeds 24%, then the weights of all Large Stocks will be scaled down proportionately towards 1% by a sufficient amount for the adjusted weight of the single largest component security to be set to 20%. Second, relating to weight distribution requirement (2) above, for those component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48%, then the weights of all Large Stocks will be scaled down proportionately towards 1% by a sufficient amount for the “collective weight,” so adjusted, to be set to 40%.

The iShares® China Large-Cap ETF

Description of the iShares® China Large-Cap ETF

The iShares® China Large-Cap ETF (the “FXI”) is an investment portfolio maintained and managed by iShares Trust and advised by BlackRock Fund Advisors (“BFA”). The shares of the FXI are listed and trade on the NYSE Arca under the ticker symbol “FXI.”

iShares Trust and iShares, Inc. are registered investment companies that consist of numerous separate investment portfolios, including the FXI. Information provided to or filed with the SEC by iShares Trust and iShares, Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, for iShares Trust, and SEC file numbers 033-97598 and 811-09102, respectively, for iShares, Inc., through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The FXI seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE China 50 Index. The FTSE China 50 Index is designed to track the top 50 Chinese companies by market capitalization (Red Chips, H Shares and P Chips) that publicly trade on the Stock Exchange of Hong Kong Ltd. (“HKSE”). The FXI uses a representative sampling strategy (as described below under “—Representative Sampling”) to track the FTSE China 50 Index. The returns of the FXI may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

The FXI pursues a “representative sampling” strategy in attempting to track the performance of the FTSE China 50 Index, meaning the FXI invests in a representative sample of securities that collectively has an investment profile similar to the FTSE China 50 Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the FTSE China 50 Index.

The FXI generally invests at least 80% of its assets in component securities of the FTSE China 50 Index and in depositary receipts (“DRs”) representing component securities of the FTSE China 50 Index. The FXI may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the FTSE China 50 Index, but which BFA believes will help the FXI track the FTSE China 50 Index.

Correlation

The FTSE China 50 Index is a theoretical financial calculation, while the FXI is an actual investment portfolio. The performance of the FXI and the FTSE China 50 Index will vary somewhat due to fees and expenses, transaction costs, un-invested cash, timing variances, and actions taken by the fund to maintain certain regulatory or tax treatments among other causes. The divergence between FXI’s performance and the FTSE China 50 Index is called “tracking error.” The FXI, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy. “Replication” is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Description of the FTSE China 50 Index

The FTSE China 50 Index is a stock index calculated, published and disseminated by FTSE International Limited (“FTSE”), and is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE China 50 Index is based on the top 50 Chinese stocks (including Red Chips, H Shares and P Chips), listed and trading on the HKSE. “H” shares are securities of companies incorporated in the People’s Republic of China and listed on the HKSE. “Red Chip” shares are securities of companies incorporated outside the People’s Republic of China that are substantially owned, directly or indirectly, by mainland China state entities and derive the majority of their revenue or assets from mainland China. “P Chip” shares are securities of companies incorporated outside the People’s Republic of China that are controlled by mainland individuals (non-state entities), with the establishment and origin of the company in mainland China and derive a majority of their revenue or assets from mainland China.

Index Computation

The FTSE China 50 Index is calculated using the following algorithm:

where I equals 1,2,…, N; N is the number of securities in the index; p is the latest trade price of the component security (or the price at the close on the previous day), e is the exchange rate required to convert the security’s home currency into the index’s base currency, s is the number of shares of the security in issue (according to FTSE’s methodology), f is the investability weighting factor (this factor is published by the FTSE for each security in the index) adjusted in accordance with the policies of FTSE, c is the capping factor published by FTSE at the most recent quarterly review of the index, and d is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index.

The FTSE China 50 Index uses actual trade prices for securities with local stock exchange quotations and Refinitiv real-time spot currency rates for its calculations. Under this methodology, free float restrictions include: (i) shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments), (ii) shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated, (iii) shares held within employee share plans, (iv) shares held by public companies or non-listed subsidiaries of public companies, (v) all shares where the holder is subject to a lock-in clause (for the duration of that clause), (vi) all shares where the holder has a stated incentive to retain the shares (e.g. bonus shares paid if holding is retained for a set period of time), (vii) shares held by an investor, investment company or an investment fund for strategic reasons as evidenced by specific statements to that effect in publicly available announcements, has an employee on the board of directors of a company, has a shareholder agreement, has successfully placed a current member to the board of directors, or has nominated a current member to the board of directors alongside a shareholder agreement with the company, (viii) shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted, (ix) shares that are non-negotiable which are held by companies that have not converted these shares following the A Share reform, (x) non-tradeable A Shares subject to a lock-in (until the lock-in expires and the shares are freely tradable), (xi) shares held by Sovereign Wealth Funds where each holding is 10% or greater, (xii) shares held by founders, promoters, former directors, venture capital and/or private equity firms, private companies and individuals (including employees) and shares held by several holders acting in concert where the holding is 10% or greater, and (xiii) portfolio holdings (such as pension fund, insurance fund or investment companies) where the holding is 30% or greater. Companies with a free float of 5% or below are not eligible for inclusion in the index. Foreign ownership limits, if any, are applied after calculating the actual free float restriction. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is used in place of the free float for the purposes of calculating the company’s investability weight. If the foreign ownership limit is less restrictive or equal to the free float restriction, the general free float restriction is applied.

Index Maintenance

The FTSE China 50 Index is periodically reviewed for changes in free float in March, June, September and December (coinciding with the quarterly reviews of the FTSE China 50 Index). Implementation of any changes takes place after the close of business on the third Friday in March, June, September and December. A stock’s free float is also reviewed and adjusted, if necessary, by identifying information which necessitates a change in free float weighting; following certain corporate events; or expiry of a lock-in clause. If the corporate event includes a corporate action which affects the FTSE China 50 Index, any change in free float will be implemented at the same time as the corporate action. Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

Price. There must be an accurate and reliable price which exists for the purposes of determining the market value of a company.

Liquidity. Securities in the FTSE China 50 Index will be tested for liquidity on a semi-annual basis in March and September by calculation of its monthly median of daily trading volume. When calculating the median of daily trading volume of any security for a particular month, a minimum of 5 trading days in that month must exist, otherwise, that month will be excluded from the test. For each month, the daily trading volume for each security is calculated as a percentage of the shares in issue for that day adjusted by the free float at the review cut-off date. These daily values are then ranked in descending order and the median is taken by selecting the value for the middle ranking day if there is an odd number of days and the mean of the middle two if there is an even number of days. Daily totals with zero trades are included in the ranking; therefore a security that fails to trade for more than half of the days in a month will have a zero median trading volume for that month. Any period of suspension will not be included in the test. The liquidity test will be applied on a pro-rata basis where the testing period is less than 12 months.

●	A non-constituent which does not turnover at least 0.05% of their shares in issue (after the application of any free float weightings) based on their median daily trading volume per month in ten of the twelve months prior to a full market review, will not be eligible for inclusion in the index.

●	An existing constituent which does not turnover at least 0.04% of its shares in issue (after the application of any free float weightings) based on its median daily trading volume per month for at least eight of the twelve months prior to a full market review will be removed from the index.

●	New issues which do not have a twelve month trading record must have a minimum three month trading record when reviewed. They must turnover at least 0.05% of their free float adjusted shares based on their median daily trading volume each month, on a pro-rata basis since listing.

At the sole discretion of FTSE, the above percentage figures may be adjusted by up to 0.01% at the March and September reviews so that, in FTSE’s opinion, the FTSE China 50 Index better reflects the liquid investable market of the region. This discretion may only be exercised across the whole market and may not be applied to individual securities.

At the March and September reviews, newly listed companies will have their liquidity assessed on a pro-rata basis and new issues which do not qualify as early entrants will become eligible for inclusions provided that they have, since the commencement of non-conditional trading, a minimum trading record of at least 3 months. The inclusion of early entries will not require a minimum trading record.

The FTSE China 50 Index is subject to oversight by an independent advisory committee, the FTSE Russell Asia Pacific Regional Equity Advisory Committee.

The iShares® Global Clean Energy ETF

Description of the iShares® Global Clean Energy ETF

The iShares® Global Clean Energy ETF (the “ICLN”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the ICLN are listed and trade on the Nasdaq Stock Market under the ticker symbol “ICLN.”

iShares Trust and iShares, Inc. are registered investment companies that consist of numerous separate investment portfolios, including the ICLN. Information provided to or filed with the SEC by iShares Trust and iShares, Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, for iShares Trust, and SEC file numbers 033-97598 and 811-09102, respectively, for iShares, Inc., through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The ICLN seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Global Clean Energy Index (the “SPGTCED”). The SPGTCED was developed by S&P Dow Jones Indices LLC (“SPDJI”) and is designed to track the performance of approximately 100 clean energy-related companies. The ICLN uses a representative sampling strategy (as described below under “—Representative Sampling”) to try to track the SPGTCED and generally invests at least 80% of its assets in the components of the SPGTCED. The returns of the ICLN may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

BFA uses a “representative sampling” strategy to manage the ICLN. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of an applicable underlying index. The ICLN may or may not hold all of the securities in the SPGTCED.

The ICLN generally invests at least 80% of its assets in the component securities of the SPGTCED and in investments that have economic characteristics that are substantially identical to the component securities of the SPGTCED (i.e., DRs representing component securities of the SPGTCED), and may invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the SPGTCED, but which BFA believes will help the ICLN track the SPGTCED.

The S&P Global Clean Energy Index

The SPGTCED was developed by S&P and is calculated, maintained and published by S&P. The SPGTCED is reported by Bloomberg under the ticker symbol “SPGTCED.” The SPGTCED is a non-market capitalization-weighted index that is designed to measure the performance of companies in global clean energy-related businesses from both developed and emerging markets, with a target constituent count of 100.

The SPGTCED is part of the S&P Thematic Indices series and draws from the S&P® Global BMI Index.

Eligibility Factors

To be eligible for inclusion in the SPGTCED, stocks must have a total market capitalization of greater than or equal to $300 million, a float-adjusted market capitalization of greater than or equal to $100 million, 6-month median daily value traded of $3 million (or $2 million for current constituents) and must be trading on a developed market exchange.

Stocks that meet the eligibility criteria are reviewed for specific practices related to clean energy in their business description. Eligible stocks must be included in the S&P® Global BMI Index in order to be considered for inclusion in the SPGTCED. Stocks must be trading on a developed or emerging market exchange. For more information about the S&P® Global BMI Index’s constituent selection process, please see “—The S&P® Global BMI Index Constituent Selection” below.

The S&P® Global BMI Index Constituent Selection

The S&P® Global BMI Index is designed to measure global stock market performance. Securities issued by companies domiciled in countries classified as developing or emerging markets are eligible for inclusion in the S&P® Global BMI Index.

Market Capitalization. The S&P® Global BMI Index covers all publicly listed equities with float-adjusted market capitalizations of at least $100 million. At the S&P® Global BMI Index reconstitution, an index constituent is removed if its float-adjusted market capitalization falls below U.S. $75 million.

Liquidity. At the annual reconstitution, the liquidity of each stock being considered for inclusion is evaluated using two median daily value traded metrics:

●	Eligible stocks must have a minimum USD 12 month median value traded ratio (“MVTR”) to be eligible. The ratio is calculated by taking the USD median daily value traded (“MDVT”) amount for each of the 12 months preceding the rebalancing reference date, multiplying the monthly amount by the number of days that the stock traded during that month, and then dividing by its end-of- month float-adjusted market capitalization, also calculated in USD. The sum of the 12 monthly values is the MVTR for that stock. If a stock has traded for less than 12 months, the average of the available monthly values is taken and multiplied by 12.

●	Eligible stocks must have a minimum USD MDVT over the six months prior to the rebalancing reference date to be eligible. If a stock has traded for less than six months, the MDVT amount for as long as the stock has been trading is used. The requirements vary based on a stock’s country classification, whether emerging or developed. These requirements are summarized in the following table:

Liquidity Thresholds for Potential Constituents
Region	12-Month MVTR (%)	6-Month MDVT (USD in Million)
Emerging	10	0.1
Developed	20	0.25

At annual reconstitution, current constituents of the S&P® Global BMI Index are removed if either of the liquidity metrics fall below the thresholds in the following table:

Liquidity Thresholds for Current Constituents
Region	12-Month MVTR (%)	6-Month MDVT (USD in Million)
Emerging	7	0.07
Developed	14	0.175

Stocks that either fail to achieve or fail to maintain their index membership are eligible for inclusion at the next index reconstitution.

Multiple Share Classes. All investable primary market share classes are included in the S&P® Global BMI Index. All publicly listed multiple share class lines are eligible for inclusion in the S&P® Global BMI Index, subject to meeting the eligibility criteria and foreign investors may hold shares in the class.

Initial public offering (“IPO”) additions to the S&P® Global BMI Index take place quarterly. The criteria for inclusion of an IPO are the same as that used at the annual reconstitution of the S&P® Global BMI Index. In addition, IPOs must have a trading history of at least three months as of the reference date. The reference date for IPO inclusions will be five weeks prior to the effective rebalancing date, and additions are effective at the open of Monday following the third Friday of March, June, September and December. Market cap and liquidity of IPOs are evaluated as of the reference date. Since an IPO will have traded less than a full year, the trading value data that is available is annualized to determine S&P® Global BMI Index eligibility.

Certain large IPOs may be eligible for fast track entry, subject to the following conditions:

●	Only newly public IPOs and IPO direct placement listings will be considered eligible for fast-track entry. Formerly bankrupt companies that switch from OTC or a non-covered exchange to an S&P covered exchange are ineligible.

●	Fast-track traditional IPO additions must meet a minimum float-adjusted market capitalization (“FMC”) threshold of U.S. $2 billion, calculated using the shares offered (excluding over-allotment options) and the closing price on the first day of trading on an eligible exchange. The threshold level is reviewed from time to time and updated as needed to assure consistency with market conditions.

●	Fast-track direct placement listing IPO additions must meet a minimum FMC threshold of US$2 billion, calculated using the shares available to the public as determined by its investable weight factor (“IWF”), and the closing price on the first day of trading on an eligible exchange.

●	In addition, the IPO will need to meet all other applicable S&P® Global BMI Index eligibility rules except for the liquidity requirement. If all necessary public information is available, S&P verifies that the fast-track conditions have been met. Once S&P announces that the IPO is eligible for fast-track addition, it is added to the S&P® Global BMI Index with five business days lead time. At the discretion of the relevant index committee of S&P, fast track IPO additions eligible to be added during a quarterly rebalancing freeze period may instead be added on the rebalancing effective date.

If the practical available limit for an existing constituent (as defined by the known shares actually available to foreign investors) falls below 5%, then it will be removed from the S&P® Global BMI Index at the next quarterly rebalancing. A stock can be added only if the practical available limit is 10% or more.

Index Construction

Stocks that meet the eligibility criteria are reviewed for specific practices related to clean energy in their business description. Index constituents are drawn from S&P® Global BMI Index.

The preliminary universe of companies is identified based on any of the following screens:

●	Companies that derive at least 25% in aggregate revenue from clean energy-related businesses as defined by FactSet’s Revere Business Industry Classification System (“RBICS”) data.

●	Companies from “general utilities”, as defined by the following Global Industry Classification Standard (“GICS®”) sub-industries, that generate at least 20% of their power (as measured by S&P Trucost Limited (Trucost) data) from renewable sources (i.e., wind, solar, hydroelectric, biomass, and geothermal):

o	electric utilities;

o	multi-utilities; and

o	independent power producers & energy traders.

●	Companies from “renewable utilities” as defined by the GICS® Sub-industry Renewable Electricity.

●	Companies that had an exposure score of at least 0.5 in the universe for consideration as of the previous rebalancing.

As of each rebalancing reference date, companies with specific levels of involvement and/or significant ownership thresholds, as specified and measured by Sustainalytics, are excluded from the eligible universe. Sustainalytics’ Global Standards Screening (“GSS”) provides an assessment of a company’s impact on stakeholders and the extent to which a company causes, contributes or is linked to violations of international norms and standards. The basis of the GSS assessments are the United Nations Global Compact (“UNGC”) Principles. Sustainalytics classifies companies into the following three statuses: Non-Compliant, classification given to companies that do not act in accordance with the UNGC principles and its associated standards, conventions and treaties; Watchlist, classification given to companies that are at risk of violating one or more principles, for which all dimensions for Non-Compliant status could not be established or confirmed; and Compliant, classification given to companies that act in accordance with the UNGC principles and its associated standards, conventions, and treaties. As of each rebalancing reference date, companies classified as Non-Compliant, according to Sustainalytics, are ineligible for index inclusion. Companies without Sustainalytics coverage are ineligible for index inclusion until they receive such coverage.

After determining the eligible universe, the index components are selected as follows:

●	S&P defines exposure scores for each company based on its RBICS classifications and Trucost’s Power Generation Data for Utility companies.

●	For all companies with an exposure score of 1, 0.75, and 0.5, after introducing the exclusion criteria described above, those with a Trucost carbon-to-revenue footprint standard score greater than three are excluded from index inclusion. Companies without Trucost coverage are eligible for index inclusion

●	For all remaining stocks from the previous step, stocks are first ranked by the exposure scores, then FMC. All stocks with an exposure score of 1 are selected, with a target constituent count of 100. If more than 100 stocks with an exposure score of 1 are eligible, all those stocks are selected. If fewer than 100 stocks with an exposure score of 1 are eligible, the following selection steps are performed.

●	If, after step 3 there are still not 100 constituents, the highest-ranking stock with an exposure score of 0.75 is selected until the target constituent count of 100 is reached.

●	If, after step 4 there are still not 100 constituents, the highest-ranking stock with an exposure score of 0.5 is selected until the target constituent count of 100 is reached.

●	If, after step 5, the index’s weighted average exposure score falls below 0.85, the lowest ranking stock with an exposure score of 0.5 is removed until the index’s weighted average exposure score reaches 0.85. If after removing all stocks with an exposure score of 0.5 and the weighted average exposure score is still below 0.85, the lowest ranking stock with an exposure score of 0.75 is removed until the index’s weighted average exposure score reaches 0.85. Therefore, it is possible for the final index constituent count to be below 100.

Index		Exposure Scores
SPGTCED	0	0.5	0.75	1
	Eliminated, no exposure.	Moderate clean energy exposure	Significant clean energy exposure	Maximum clean energy exposure

Carbon-to-Revenue Footprint. The carbon-to-revenue footprint data used in the methodology is calculated by Trucost, and is defined as the company’s annual GHG emissions (direct and first tier indirect), expressed as metric tons of carbon dioxide equivalent (tCO2e) emissions, divided by annual revenues for the corresponding year, expressed in millions of US dollars.

Trucost’s annual research process evaluates the environmental performance of a given company with one output of this process being its annual greenhouse gas emissions profile.

Constituent Weightings

At each rebalancing, constituents are weighted based on the product of each constituent’s FMC and exposure score, subject to the below constraints. This is done by using an optimization procedure that chooses final weights in such a way to minimize the sum of the squared difference of capped weight and uncapped weight, divided by uncapped weight for each stock, subject to the following constraints:

●	Constituents with an exposure score of 1 are capped at the lower of 8% or five times the constituent’s liquidity weight.

●	Constituents with an exposure score of 0.75 are capped at the lower of 6% or five times the constituent’s liquidity weight.

●	Constituents with an exposure score of 0.5 are capped at the lower of 4% or five times the constituent’s liquidity weight.

●	The cumulative weight of all constituents within the index which have a weight greater than 4.5% cannot exceed 40%.

Index Calculation

The SPGTCED is a non-market capitalization-weighted index where index constituents have a defined weight in the SPGTCED. A non-market capitalization weighted index is one where index constituents have a user-defined weight in the index. Between index rebalancings, most corporate actions generally have no effect on index weights, as they are fixed through the processes. As stock prices move, the weights will shift and the modified weights will change. Therefore, a non-market cap weighted index must be rebalanced from time to time to re-establish the proper weighting. The overall approach to calculate non-market cap weighted indices is the same as in the cap-weighted indices; however, the constituents’ market values are set to a value to achieve a specific weight at each rebalancing that is divergent from a purely free-float-adjusted market capitalization weighting.

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to distinguish between strategic (control) shareholders, whose holdings depend on concerns such as maintaining control rather than the economic fortunes of the company, and those holders whose investments depend on the stock’s price and their evaluation of a company’s future prospects. Generally, these “control holders” include officers and directors, private equity, venture capital & special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, employee stock ownership plans, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock or government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, S&P calculates an investable weight factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the SPGTCED.

Divisor. Continuity in index values of the SPGTCED is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the SPGTCED, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of the SPGTCED’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of the SPGTCED. The divisor of the SPGTCED is adjusted such that the index value of the SPGTCED at an instant just prior to a change in base capital equals the index value of the SPGTCED at an instant immediately following that change.

Index Maintenance

The SPGTCED is maintained by the S&P Dow Jones Index Committee (the “Index Committee”). The Index Committee meets regularly. At each meeting, the Index Committee may review pending corporate actions that may affect the SPGTCED constituents, statistics comparing the composition of the SPGTCED to the market, companies that are being considered as candidates for addition to the SPGTCED, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

S&P considers information about changes to the SPGTCED and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

The Index Committee reserves the right to make exceptions when applying the methodology if the need arises. In any scenario where the treatment differs from the general rules, S&P will provide sufficient notice, whenever possible.

In addition to the daily governance of the SPGTCED and maintenance of index methodologies, at least once within any 12-month period, the Index Committee reviews the methodology to ensure the SPGTCED continues to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P may publish a consultation inviting comments from external parties.

The iShares® Latin America 40 ETF

Description of the iShares® Latin America 40 ETF

The iShares® Latin America 40 ETF (the “ILF”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the ILF are listed and trade on the NYSE Arca under the ticker symbol “ILF.”

iShares Trust and iShares, Inc. are registered investment companies that consist of numerous separate investment portfolios, including the ILF. Information provided to or filed with the SEC by iShares Trust and iShares, Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, for iShares Trust, and SEC file numbers 033-97598 and 811-09102, respectively, for iShares, Inc., through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The ILF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Latin America 40™ Index (the “SPLAC”). The SPLAC is comprised of selected equities trading on the exchanges of five Latin American countries. The ILF uses a representative sampling strategy (as described below under “—Representative Sampling”) in seeking to track the SPLAC. The returns of the ILF may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

The ILF pursues a “representative sampling” strategy in attempting to track the performance of the SPLAC, and generally does not hold all of the equity securities included in the SPLAC. The ILF invests in a representative sample of securities in the SPLAC, which have a similar investment profile as the SPLAC. The securities selected have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the SPLAC.

The ILF generally invests at least 80% of its assets in component securities of the SPLAC and in DRs representing component securities of the SPLAC. The ILF may invest the remainder of its assets in securities not included in the SPLAC but which BFA believes will help the ILF track the SPLAC, and in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The SPLAC is a theoretical financial calculation, while the ILF is an actual investment portfolio. The performance of the ILF and the SPLAC may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the ILF’s portfolio and the SPLAC resulting from legal restrictions (such as diversification requirements) that apply to the ILF but not to the SPLAC. A “tracking error” is the divergence of the fund’s performance from that of its underlying index. The ILF, using a representative sampling indexing strategy, can be expected to have a greater tracking error than a fund using a replication indexing strategy.

Description of the S&P Latin America 40™ Index

The SPLAC is intended to be a measure of the Latin American economy. Its 40 constituents capture approximately 70% of the total market capitalization of five major Latin American markets: Mexico, Brazil, Peru, Colombia and Chile. Prices for the SPLAC are collected in local currencies and index values are released in U.S. dollars. The SPLAC is calculated, maintained and published by SPDJI and is reported on Bloomberg L.P. (“Bloomberg”) under the ticker symbol “SPLAC.”

Eligibility Criteria

The index constituents are drawn from the S&P/IFCI country indices of Brazil, Chile, Colombia, Mexico and Peru. A stock’s domicile is determined based on criteria that include headquarters of the company, registration, listing of the stock, place of operations, and residence of the senior officers.

The following eligibility factors are taken into account by the Index Committee when determining the composition of the SPLAC.

Market Capitalization: The SPLAC is designed to include the largest stocks, based on float-adjusted market capitalization, from the five markets listed above.

Stocks of each country are analyzed by ranking all companies in the country’s eligible universe based on their total company market capitalization, and then the cumulative float-adjusted market is calculated for each stock.

●	Stocks may be added if they rank within the top 40% of the cumulative float-adjusted market of the relevant country’s eligible universe.

●	Stocks may be dropped if they rank within the top 80% or above of the cumulative float-adjusted market of the relevant country’s eligible universe.

Liquidity: Stocks are ranked according to liquidity, measured by dollar value traded. Annual value traded, float turnover and days traded are also analyzed on a quarterly basis to ensure adequate liquidity. Given two comparably sized companies, the higher the 12-month value traded, the more likely its inclusion.

Listings: Where applicable, preference is given to developed market listings of an index constituent. This may include U.S.-listings, U.S.-listed ADRs or other developed market listings.

Eligible Securities: All common and preferred shares (which are of an equity and not of a fixed income nature) are eligible for inclusion. Convertible stock, bonds, warrants, rights, and preferred stock that provide a guaranteed fixed return are not eligible.

Country and Sector Balance: The country balance and the sector balance of the five markets listed above are also considered in the selection of companies for the index in order to reflect country and sector weights of the broader universe of stocks. Sector balance is measured by a comparison of each GICS® sector’s weight in the index with its weight in the broader universe of stocks.

The constituent selection is at the discretion of S&P Dow Jones’ Americas Thematic and Strategy Indices Committee (the “Index Committee”). To reduce index turnover, an index constituent that appears to violate criteria for addition to that index will not be deleted unless ongoing conditions warrant an index change.

Index Computation

The SPLAC is a float-adjusted market capitalization-weighted index. The daily calculation of the SPLAC is computed by dividing the total “Market Value” of the index constituents by a number called the “Index Divisor.” The “Market Value” of any index constituent is the product of the market price per share and the number of the then outstanding shares of such index constituent available after float adjustment.

Float adjustment. Float adjustment means that the share counts used in calculating the indices reflect only those shares available to investors rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies, government agencies, or other long-term strategic shareholders. All index constituents are assigned a float-adjustment factor, called an IWF. The IWF ranges between 0 and 1, and is an adjustment factor that accounts for the publicly available shares of a company. The company’s adjusted market capitalization is used to determine a constituent’s weight in the SPLAC.

Divisor. The purpose of the index divisor is to maintain the continuity of an index level following the implementation of corporate actions, index rebalancing events, or other non-market driven actions. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the SPLAC, it is the only link to the original base value of the SPLAC. The Index Divisor keeps the SPLAC comparable over time and is the manipulation point for all adjustments to the SPLAC (“Index Maintenance”). Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

Index Maintenance

Rebalancing: Changes to the SPLAC are made on an as-needed basis. There is no annual or semiannual reconstitution.

●	Additions. An index addition is generally made only if a vacancy is created by an index deletion at the quarterly rebalancing. The Index Committee index additions are made according to market size and liquidity, with a view to preserving regional, country, and sector representation in the index. An IPO is added to the index only when an appropriate vacancy occurs and is subject to proven liquidity for at least six months. An exception may be made for extraordinarily large global offerings where expected trading volume justifies inclusion.

●	Deletions. Deletions can occur due to corporate actions such as acquisitions, mergers, spin-offs, bankruptcies, suspension, or significant restructuring such that a company no longer meets the eligible criteria. A company that substantially violates one or more of the eligibility criteria may be deleted at the Index Committee’s discretion. The Index Committee will review the index constituents on a quarterly basis and evaluate if the current constituents still represent the index objective by reviewing the country and sector representation of the index constituents.

Corporate Actions

●	Spin-offs. A spin-off of a constituent will not remain in the index unless the size and anticipated liquidity of the spun-off company are sufficient to replace the parent company. The spun-off company is added at a zero price at the market close of the day before the ex-date (with no divisor adjustment), and if it is determined to be ineligible for continued inclusion in the index, the spun-off company is removed after at least one day of regular way trading (with a divisor adjustment).

Index Governance

The SPLAC is maintained by the Index Committee. The Index Committee meets regularly. At each meeting, the Index Committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the SPLAC to the market, companies that are being considered as candidates for addition to the SPLAC and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The iShares® MSCI Brazil ETF

Description of the iShares® MSCI Brazil ETF

The iShares® MSCI Brazil ETF (the “EWZ”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the EWZ are listed and trade on the NYSE Arca under the ticker symbol “EWZ.”

iShares Trust and iShares, Inc. are registered investment companies that consist of numerous separate investment portfolios, including the EWZ. Information provided to or filed with the SEC by iShares Trust and iShares, Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, for iShares Trust, and SEC file numbers 033-97598 and 811-09102, respectively, for iShares, Inc., through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The EWZ seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Brazil 25/50 Index. On February 12, 2013, the EWZ began to track the MSCI Brazil 25/50 Index. Prior to February 12, 2013, the EWZ tracked the MSCI Brazil Index. These two indices both were developed by MSCI to measure the performance of the large- and mid-cap segments of the Brazilian equity market. The EWZ uses a representative sampling strategy (as described below under “—Representative Sampling”) to try to track the MSCI Brazil 25/50 Index. The returns of the EWZ may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

The EWZ pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Brazil 25/50 Index, and generally does not hold all of the equity securities included in the MSCI Brazil 25/50 Index. The EWZ invests in a representative sample of securities in the MSCI Brazil 25/50 Index, which have a similar investment profile as the MSCI Brazil 25/50 Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI Brazil 25/50 Index.

The EWZ will at all times invest at least 80% of its assets in the component securities of the MSCI Brazil 25/50 Index and in investments that have economic characteristics that are substantially identical to the component securities of the MSCI Brazil 25/50 Index (i.e., depositary receipts representing component securities of the MSCI Brazil 25/50 Index). The EWZ may invest the remainder of its assets in other securities, including securities not represented by the MSCI Brazil 25/50 Index, but which BFA believes will help the EWZ to track the MSCI Brazil 25/50 Index, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Brazil 25/50 Index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The MSCI Brazil 25/50 Index is a theoretical financial calculation, while the EWZ is an actual investment portfolio. The performance of the EWZ and the MSCI Brazil 25/50 Index will vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EWZ’s portfolio and the MSCI Brazil 25/50 Index resulting from legal restrictions (such as diversification requirements) that apply to the EWZ but not to the MSCI Brazil 25/50 Index or the use of representative sampling. A “tracking error” is the divergence of the fund’s performance from that of its underlying index. The EWZ, which uses a representative sampling indexing strategy, can be expected to have a greater tracking error than a fund using a replication indexing strategy.

Description of the MSCI Brazil 25/50 Index

The MSCI Brazil 25/50 Index is published by MSCI and is designed to measure the performance of the large and mid-cap segments of the Brazilian market. The index is a free float-adjusted market capitalization index. Component companies must meet objective criteria for inclusion in the MSCI Brazil 25/50 Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Brazil 25/50 Index is calculated daily in U.S. dollars. The MSCI Brazil 25/50 Index is published on Bloomberg under the index symbol “M1BR2550.”

Objectives and Guiding Principles Underlying the MSCI 25/50 Indices

Under current regulations, a fund needs to satisfy certain tests, such as those relating to asset diversification and sources of income, for qualification as a “regulated investment company” or “RIC.” More specifically, one requirement of a RIC is that, at the end of each quarter of a RIC’s tax year, no more than 25% of the value of the RIC’s assets may be invested in a single issuer and the sum of the weights of all issuers representing more than 5% of the fund should not exceed 50% of the fund’s total assets. The MSCI 25/50 Indices take into account these investments limits, offering a benchmarking alternative for RIC compliant funds.

The following principles have guided MSCI in designing a methodology for constructing the MSCI 25/50 Indices.

Reflecting the 25% and 50% concentration constraints. Ensuring timely and on-going reflection of the constraints requires an MSCI 25/50 Index to be rebalanced periodically. The MSCI 25/50 Indices are rebalanced in February, May, August and November.

Minimizing tracking error to the Parent Index. MSCI seeks to achieve this by rebalancing an MSCI 25/50 Index using an optimization process that aims to minimize the constituent weight differences between that MSCI 25/50 Index and the relevant parent index.

Constructing and Rebalancing the MSCI 25/50 Indices

The MSCI 25/50 Index methodology follows a portfolio optimization framework. The Barra Optimizer is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the relevant parent index.

Minimizing transaction cost. A transaction cost is applied as a proxy for index turnover on rebalancing from each MSCI 25/50 Index.

Minimum weight of constituents. The minimum weight of any MSCI 25/50 Index constituent is equal to the weight of the smallest constituent in the relevant parent index.

Buffer Rules. A buffer of 10% of the value of each constituent is used in order to reduce the risk of non-compliance due to short term market movements between two quarterly rebalancing. As a result, at the point of constructing or rebalancing the MSCI 25/50 Indices, the weight of any single issuer cannot exceed 22.5% of the index weight and all issuers with weights above 4.5% cannot exceed 45% of the index weight.

The iShares® MSCI EAFE ETF

Description of the iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF (the “EFA”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the EFA are listed and trade on the NYSE Arca under the ticker symbol “EFA.”

iShares Trust and iShares, Inc. are registered investment companies that consist of numerous separate investment portfolios, including the EFA. Information provided to or filed with the SEC by iShares Trust and iShares, Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, for iShares Trust, and SEC file numbers 033-97598 and 811-09102, respectively, for iShares, Inc., through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The EFA generally invests at least 80% of its assets in the component securities of the MSCI EAFE® Index (the “MXEA”) and in investments that have economic characteristics that are substantially identical to the component securities of the MXEA (i.e., depositary receipts representing component securities of the MXEA). The EFA may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the MXEA, but which BFA believes will help the EFA track the MXEA. The returns of the EFA may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

The EFA pursues a “representative sampling” strategy in attempting to track the performance of the MXEA, and generally does not hold all of the equity securities held by the MXEA. The EFA invests in a representative sample of securities in the MXEA, which have a similar investment profile as the MXEA.

The EFA generally invests at least 80% of its assets in the component securities of the MXEA and in investments that have economic characteristics that are substantially identical to the component securities of the MXEA (i.e., depositary receipts representing component securities of the MXEA), and may invest the remainder of its assets in securities not held by the MXEA, but which BFA believe will help the EFA track the MXEA. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MXEA.

Correlation

The MXEA is a theoretical financial calculation, while the EFA is an actual investment portfolio. The performance of the EFA and the MXEA may vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EFA’s portfolio and the MXEA resulting from legal restrictions (such as diversification requirements that apply to the EFA but not to the MXEA) or representative sampling.

Description of the MSCI EAFE® Index

The MXEA is designed to measure equity market performance in developed market countries, excluding the United States and Canada. The MXEA is a free float-adjusted market capitalization equity index. The MXEA covers approximately 85% of the free float-adjusted market capitalization in each country. The MXEA is part of the MSCI Market Cap Weighted Indexes series and is an MSCI Global Investable Market Index. The MXEA is reported by Bloomberg under the ticker symbol “MXEA.”

Constructing the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are constructed and maintained at an individual market level. MSCI undertakes an index construction process for the MSCI Global Investable Market Indexes, which involves:

●	defining the equity universe;

●	determining the market investable equity universe for each market;

●	determining market capitalization size-segments for each market;

●	applying index continuity rules for the MSCI Standard Index; and

●	classifying securities under the GICS®.

Defining the Equity Universe.  The equity universe is defined by:

●	Identifying Eligible Equity Securities: all listed equity securities, including REITs and certain income trusts listed in Canada are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies, and business trusts, which are listed in the United States and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, ETFs, equity derivatives, and most investment trusts are not eligible for inclusion in the equity universe.

●	Classifying Eligible Securities into the Appropriate Country: each company and its securities (i.e., share classes) are classified in only one country. Countries will be classified as Developed Markets (“DM”), Emerging Markets (“EM”) or Frontier Markets (“FM”).

Determining the Market Investable Equity Universes.  A market investable equity universe for a market is derived by identifying eligible listings for each security in the equity universe and applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indexes methodology.

In identifying eligible listings, a security may have a listing in the country where it is classified (i.e. “local listing”) and/or in a different country (i.e. “foreign listing”).  Securities may be represented by either a local listing or a foreign listing (including a depositary receipt) in the equity universe. A security may be represented by a foreign listing only if the following conditions are met:

●	The security is classified in a country that meets the Foreign Listing Materiality Requirement, and

●	The security’s foreign listing is traded on an eligible stock exchange of: (a) a DM country if the security is classified in a DM country; (b) a DM or an EM country if the security is classified in an EM country; or (c) a DM, EM or FM country if the security is classified in an FM country.

The investability screens used to determine the investable equity universe in each market are as follows:

●	Equity Universe Minimum Size Requirement: this investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization.

●	Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

●	DM and EM Minimum Liquidity Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The twelve-month and three-month Annual Traded Value Ratio, a measure that screens out extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities, together with the three-month frequency of trading are used to measure liquidity. Only one listing per security may be included in the market investable equity universe. In instances when a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe: (i) local listing; (ii) foreign listing in the same geographical region; and (iii) foreign listing in a different geographical region.

●	Global Minimum Foreign Inclusion Factor Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe.

●	Minimum Length of Trading Requirement: this investability screen is applied at the individual security level. For an IPO to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the MSCI Standard Index outside of a quarterly or semi-annual index review (as described below).

●	Minimum Foreign Room Requirement: this investability screen is applied at the individual security level. For a security that is subject to a Foreign Ownership Limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

●	Financial Reporting Requirement: for any companies classified as belonging to the United States, the company must file a Form 10-K/10-Q to be eligible for inclusion in the USA investable equity universe.

Defining Market Capitalization Size Segments for Each Market.  Once a market investable equity universe is defined, it is segmented into the following size-based indices, with the following free float-adjusted market capitalization market coverage target ranges:

●	Investable Market Index (Large + Mid + Small): 99%+1% or -0.5%

●	Standard Index (Large + Mid): 85% ± 5%

●	Large Cap Index: 70% ± 5%

●	Mid Cap Index: The Mid Cap Index market coverage in each market is derived as the difference between the market coverage of the Standard Index and the Large Cap Index in that market.

●	Small Cap Index: The Small Cap Index market coverage in each market is derived as the difference between the free float-adjusted market capitalization coverage of the Investable Market Index and the Standard Index in that market.

Index Continuity Rules for the Standard Indices.  In order to achieve index continuity, as well as to provide some basic level of diversification within a market index, and notwithstanding the effect of other index construction rules described in this section, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

Classifying Securities under GICS®.  All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS®. Under the GICS®, each company is assigned to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS®.

Maintenance of the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indexes are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, index stability and low index turnover. In particular, index maintenance involves:

(i)  Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

●	Updating the indices on the basis of a fully refreshed equity universe;

●	Taking buffer rules into consideration for migration of securities across size and style segments; and

●	Updating FIFs and number of shares (“NOS”).

(ii)  Quarterly Index Reviews in February and August of the Size Segment Indices aimed at:

●	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

●	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and

●	Reflecting the impact of significant market events on FIFs and updating NOS.

(iii)  Ongoing Event-Related Changes: changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Calculation of the MSCI Global Investable Market Indices

The MSCI Indices are calculated using the Laspeyres formula. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

The iShares® MSCI Emerging Markets ETF

Description of the iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF (the “EEM”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the EEM are listed and trade on the NYSE Arca under the ticker symbol “EEM.”

iShares Trust and iShares, Inc. are registered investment companies that consist of numerous separate investment portfolios, including the EEM. Information provided to or filed with the SEC by iShares Trust and iShares, Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, for iShares Trust, and SEC file numbers 033-97598 and 811-09102, respectively, for iShares, Inc., through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The EEM seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index (the “MXEF”). The MXEF was developed by MSCI to represent the performance of equity securities in selected emerging markets countries. The returns of the EEM may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

The EEM pursues a “representative sampling” strategy in attempting to track the performance of the MXEF, and generally does not hold all of the equity securities held by the MXEF. The EEM invests in a representative sample of securities in the MXEF, which have a similar investment profile as the MXEF. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MXEF.

The EEM generally invests at least 80% of its assets in the component securities of the MXEF and in investments that have economic characteristics that are substantially identical to the component securities of MXEF (i.e., depositary receipts representing component securities of the MXEF), and may invest the remainder of its assets in securities not held by the MXEF, but which BFA believe will help the EEM track the MXEF. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MXEF.

Correlation

The MXEF is a theoretical financial calculation, while the EEM is an actual investment portfolio. The performance of the EEM and the MXEF may vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EEM’s portfolio and the MXEF resulting from legal restrictions (such as diversification requirements that apply to the EEM but not to the MXEF) or representative sampling.

Description of the MSCI Emerging Markets Index

The MXEF is a free float-adjusted, capitalization-weighted index that is designed to measure the performance of the large- and mid-cap segments of emerging markets. The MXEF covers approximately 85% of the free float-adjusted market capitalization in each country. The MXEF is part of the MSCI Market Cap Weighted Indexes series and is an MSCI Global Investable Market Index. The MXEF is reported by Bloomberg under the ticker symbol “MXEF.”

The MXEF is part of the MSCI Regional Equity Indices series and is an MSCI Global Investable Market Index, which is a family within the MSCI International Equity Indices. See “—The iShares® MSCI EAFE ETF—Description of the MSCI EAFE® Index” above for information about the MSCI Global Investable Market Indices.

The iShares® MSCI Mexico ETF

Description of the iShares® MSCI Mexico ETF

The iShares® MSCI Mexico ETF (the “EWW”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the EWW are listed and trade on the NYSE Arca under the ticker symbol “EWW.”

iShares Trust and iShares, Inc. are registered investment companies that consist of numerous separate investment portfolios, including the EWW. Information provided to or filed with the SEC by iShares Trust and iShares, Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, for iShares Trust, and SEC file numbers 033-97598 and 811-09102, respectively, for iShares, Inc., through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The EWW seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Mexico IMI 25/50 Index. On February 12, 2013, the EWW began to track the MSCI Mexico IMI 25/50 Index. Prior to February 12, 2013, the EWW tracked the MSCI Mexico Investable Market Index. These two indices both were developed by MSCI to represent the performance of the large-, mid-cap and small-cap segments of the Mexican equity market. The EWW uses a representative sampling strategy (as described below under “—Representative Sampling”) to try to track the MSCI Mexico IMI 25/50 Index. The returns of the EWW may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

The EWW pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Mexico IMI 25/50 Index, and generally does not hold all of the equity securities included in the MSCI Mexico IMI 25/50 Index. The EWW invests in a representative sample of securities in the MSCI Mexico IMI 25/50 Index, which have a similar investment profile as the MSCI Mexico IMI 25/50 Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI Mexico IMI 25/50 Index.

The EWW generally invests at least 80% of its assets in the component securities of the MSCI Mexico IMI 25/50 Index and in investments that have economic characteristics that are substantially identical to the component securities of MSCI Mexico IMI 25/50 Index (i.e., depositary receipts representing component securities of the MSCI Mexico IMI 25/50 Index). The EWW may invest the remainder of its assets in other securities, including securities not represented by the MSCI Mexico IMI 25/50 Index, but which BFA believes will help the EWW to track the MSCI Mexico IMI 25/50 Index, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Mexico IMI 25/50 Index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The MSCI Mexico IMI 25/50 Index is a theoretical financial calculation, while the EWW is an actual investment portfolio. The performance of the EWW and the MSCI Mexico IMI 25/50 Index will vary somewhat due to transaction costs non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EWW’s portfolio and the MSCI Mexico IMI 25/50 Index resulting from the EWW’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the EWW but not to the MSCI Mexico IMI 25/50 Index.

Description of the MSCI Mexico IMI 25/50 Index

The MSCI Mexico IMI 25/50 Index is designed to measure the performance of the large-, mid- and small-cap segments of the Mexican market. It applies certain investment limits that are imposed on regulated investment companies, or RICs, under the U.S. Internal Revenue Code of 1986, as amended. The index covers approximately 99% of the free float-adjusted market capitalization in Mexico. The MSCI Mexico IMI 25/50 Index is published on Bloomberg under the index symbol “M1MX5IM.”

The MSCI Mexico IMI 25/50 Index is part of the MSCI 25/50 Indices. MSCI aims to include in its indices 99% of the free float-adjusted market capitalization in each industry sector, within each country included in an index. See “—The iShares® MSCI Brazil ETF— Description of the MSCI Brazil 25/50 Index” above for information about the MSCI 25/50 Indices.

The iShares® Russell 1000 Value ETF

Description of the iShares® Russell 1000 Value ETF

The iShares® Russell 1000 Value ETF (the “IWD”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the IWD are listed and trade on the NYSE Arca under the ticker symbol “IWD.”

iShares Trust and iShares, Inc. are registered investment companies that consist of numerous separate investment portfolios, including the IWD. Information provided to or filed with the SEC by iShares Trust and iShares, Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, for iShares Trust, and SEC file numbers 033-97598 and 811-09102, respectively, for iShares, Inc., through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The IWD seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization U.S. equity securities that exhibit value characteristics, which is currently the Russell 1000® Value Index (the “RLV”). The RLV measures the performance of large- and mid-capitalization value sectors of the U.S. equity market. The IWD uses a representative sampling strategy (as described below under “—Representative Sampling”) to try to track the RLV. The returns of the IWD may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

The IWD pursues a “representative sampling” strategy in attempting to track the performance of the RLV, and generally does not hold all of the equity securities held by the RLV. The IWD invests in a representative sample of securities in the RLV, which have a similar investment profile as the RLV. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the RLV.

The IWD generally invests at least 80% of its assets in the component securities of the RLV and in investments that have economic characteristics that are substantially identical to the component securities of the RLV (i.e., depositary receipts representing component securities of the RLV), and may invest the remainder of its assets in securities not included in the RLV, but which BFA believes will help the IWD track the RLV. The IWD also may invest its futures contracts, options on futures contracts, options and swaps related to the RLV, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Correlation

The RLV is a theoretical financial calculation, while the IWD is an actual investment portfolio. The performance of the IWD and the RLV may vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the IWD’s portfolio and the RLV resulting from the IWD’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the IWD but not to the RLV.

Description of the Russell 1000® Value Index

The RLV is a subset of the Russell 1000® Index, an equity index that measures the capitalization weighted price performance of 1,000 large and mid-capitalization stocks. The RLV measures the capitalization weighted price performance of the stocks included in the Russell 1000® Index that are determined by FTSE Russell to be “value” stocks. FTSE Russell assigns the stocks included in the Russell 1000® Index to either the RLV, or the Russell 1000® Growth Index (the “Growth Index”). The stocks included in the RLV are those that are determined by FTSE Russell to be “value” stocks, defined as stocks with lower price-to-book ratios and lower forecasted growth rates, while stocks included in the Growth Index are those that are determined by FTSE Russell to be “growth” stocks, defined as stocks with higher price-to-book ratios and greater forecasted growth rates.

FTSE Russell’s Value and Growth Style Methodology

FTSE Russell uses a “non-linear probability” method to assign stocks to the RLV and the Growth Index. FTSE Russell uses three variables in the determination of growth and value. For value, book-to-price ratio (“B/P”) is used, while for growth, two variables—I/B/E/S forecast medium-term growth (2-year) and sales per share historical growth (5-year) are used. The term “probability” is used to indicate the degree of certainty that a stock is value or growth, based on its relative B/P, I/B/E/S forecast medium-term growth (2 year), and sales per share historical growth (5 year). For the Russell 1000® Index, stocks are ranked by their B/P, their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are converted to standardized units, where the value variable represents 50% of the score and the two growth variables represent the remaining 50%. These units are then combined to produce a composite value score (“CVS”). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the RLV and the Growth Index. Stocks are always fully represented by the combination of their growth and value weights (e.g., a stock that is given a 20% weight in the RLV will have an 80% weight in the Growth Index). Style index assignment for non-pricing vehicle share classes will be based on that of the pricing vehicle and assigned consistently across all additional share classes.

Stock A, in Figure 1 below, is a security with 20% of its available shares assigned to the RLV and the remaining 80% assigned to the Growth Index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the RLV and the Growth Index will always equal its market capitalization in the Russell 1000® Index.

In Figure 1 above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each of the RLV and the Growth Index. Stocks above the third quartile are 100% in the RLV, and stocks below the first quartile are 100% in the Growth Index. Stocks falling between the first and third quartile breaks are included in both the RLV and the Growth Index to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

5% rule. Approximately 70% of the available market capitalization is classified as all-growth or all-value. The remaining 30% of stocks have some portion of their market value in either the RLV or the Growth Index, depending on their relative distance from the median value score. If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in that index.

Banding rule. In an effort to mitigate unnecessary turnover, FTSE Russell implements a banding methodology at the CVS level of the growth and value style algorithm. If a company’s CVS change from the previous year is £ to +/- 0.10 and if the company remains in the same core index (e.g., the Russell 1000® Index), then the CVS remains unchanged during the next reconstitution process. Keeping the CVS static for these companies does not mean its growth/value probability will remain unchanged in all cases due to the relation of a CVS score to the overall index. However, this banding methodology seeks to reduce turnover caused by smaller, less meaningful movements while continuing to allow the larger, more meaningful changes to occur, signaling a true change in a company’s relation to the market.

Missing values, negative values, or low coverage. For the RLV and the Growth Index, stocks with missing or negative values for B/P, or missing values for I/B/E/S growth (negative IBES medium-term growth is valid), or missing sales per share historical growth (5 year) (6 years of quarterly numbers are required), are allocated by using the mean value score of the base index (the Russell 1000® Index) RGS (Russell Global Sectors) industry, subsector, or sector group into which the company falls. Each missing (or negative B/P) variable is substituted with the industry, subsector or sector group independently. An industry must have five members or the substitution reverts to the subsector, and so forth to the sector. In addition, a weighted value score is calculated for securities with low analyst coverage for I/B/E/S medium-term growth. For securities with coverage by a single analyst, 2/3 of the industry, subsector, or sector group value score is weighted with 1/3 the security’s independent value score. For those securities with coverage by 2 analysts, 2/3 of the independent security’s value score is used and only 1/3 of the industry, subsector, or sector group is weighted. For those securities with at least three analysts contributing to the I/B/E/S medium-term growth, 100% of the independent security’s value score is used.

Methodology for the Russell Indices

Selection of Stocks Underlying the Russell Indices

Russell U.S. indices capture approximately 99% of the U.S. equity market and 100% of the investable U.S. market. The Russell 3000E™ Index is the broadest FTSE Russell index, and is the parent index to several other FTSE Russell indices, including the Russell 1000® Index and thus the RLV. For purposes of this description, each index that is a sub-set of the Russell 3000E™ Index, including the RLV, are referred to collectively as the “Russell Indices” and individually as a “Russell Index.” To be eligible for inclusion in the Russell 3000E™ Index and, consequently, the RLV, a company must meet the following criteria as of the rank day (except that IPOs are considered for inclusion on a quarterly basis):

All companies that are determined to be part of the U.S. equity market under FTSE Russell’s country-assignment methodology are included in the Russell U.S. indices. If a company is incorporated in, has a stated headquarters location in, and also trades in the same country (ADRs and American Depositary Shares are not eligible), the company is assigned to the equity market of its country of incorporation. If any of the three do not match, FTSE Russell then defines three Home Country Indicators (“HCI”): country of incorporation, country of headquarters, and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. Using the HCIs, FTSE Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, then the company is assigned to its primary asset location. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the primary location of the company’s revenues for the same cross-comparison and will assign the company to the appropriate country in a similar fashion. FTSE Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover. If conclusive country details cannot be derived from assets or revenue, FTSE Russell assigns the company to the country where its headquarters are located unless the country is a Benefit Driven Incorporation country; in which case, the company will be assigned to the country of its most liquid stock exchange. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned. If a company is designated as a Chinese “N Share,” it will not be considered for inclusion within the Russell U.S. indices. An “N Share” is a company incorporated outside of mainland China that trades on the New York Stock Exchange (the “NYSE”), the Nasdaq exchange or the NYSE American. An N Share will have a headquarter or principle executive office or its establishment in mainland China, with a majority of its revenues or assets derived from the People’s Republic of China.

All securities eligible for inclusion in Russell U.S. indices must trade on an eligible U.S. exchange. The eligible U.S. exchanges are: CBOE, NYSE, NYSE American, Nasdaq, NYSE Arca. Bulletin board, pink-sheets, and OTC traded securities are not eligible for inclusion, including securities for which prices are displayed on the FINRA ADF.

Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, installment receipts and trust receipts are not eligible for inclusion in the Russell U.S. indices. Royalty trusts, U.S. limited liability companies, closed-end investment companies, blank-check companies, special-purpose acquisition companies, and limited partnerships are also not eligible for inclusion in the Russell U.S. indices. Business development companies, exchange traded funds and mutual funds are also excluded.

If an eligible company trades under multiple share classes, FTSE Russell will review each share class independently for U.S. index inclusion. Stocks must trade at or above $1.00 (on its primary exchange) on the rank day in May of each year to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing index member’s closing price is less than $1.00 on rank day, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the 30 days prior to the rank day is equal to or greater than $1.00. If an existing index member does not trade on the rank day in May, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible. A stock added during the quarterly IPO process is considered a new index addition and therefore must have a closing price on its primary exchange at or above $1.00 on the last day of the IPO eligibility period in order to qualify for index inclusion. Companies with a total market capitalization of less than $30 million are not eligible for inclusion in the Russell U.S. indices. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the Russell U.S. indices.

Annual Reconstitution

Annual reconstitution is the process by which all Russell indices are completely rebuilt. Reconstitution is a vital part of the creation of a benchmark which accurately represents a particular market segment. Companies may get bigger or smaller over time, or periodically undergo changes in their style characteristics. Reconstitution ensures that the companies continue to be correctly represented in the appropriate Russell indices.

On the rank day in May each year, all eligible securities are ranked by their total market capitalization. The largest 4,000 become the Russell 3000E Index, and the other Russell U.S. indices are determined from that set of securities. If there are not 4,000 eligible securities in the U.S. market, the entire eligible set is included.

Reconstitution occurs on the fourth Friday in June. A full calendar for reconstitution is published each spring.

Eligible IPOs are added to the Russell U.S. indices quarterly to ensure that new additions to the institutional investing opportunity set are reflected in the representative indices. FTSE Russell focuses on IPOs each quarter because it is important to reflect market additions between reconstitution periods. Companies filing an IPO registration statement (or the local equivalent when outside the United States) and listing with the same quarter on an eligible U.S. exchange are reviewed for eligibility regardless of previous trading activity (exceptional or unique events may induce extraordinary treatment which will be communicated appropriately). Companies currently trading on foreign exchanges or OTC markets will be reviewed for eligibility if: (1) the company files an IPO statement for an eligible U.S. exchange; and (2) the offering is announced to the market and confirmed by FTSE Russell’s vendors as an IPO.

Capitalization Adjustments

After membership is determined, a security’s shares are adjusted to include only those shares available to the public, which is often referred to as “free float.” The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks in the Russell U.S. indices are weighted by their available (also called “float-adjusted”) market capitalization, which is calculated by multiplying the primary closing price by the available shares. Adjustments to shares are reviewed at reconstitution, during quarterly update cycles and for corporate actions such as mergers.

Certain types of shares are considered restricted and removed from total market capitalization to arrive at free float or available market capitalization, such as shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments), shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated, and shares with high shareholding concentration, etc.

Corporate Action-Driven Changes

FTSE Russell defines a corporate action as an action on shareholders with a prescribed ex-date (e.g., rights issue, special dividend, stock split). The share price and indices in which the company is included will be subject to an adjustment on the ex-date. This is a mandatory event. FTSE Russell defines a corporate event as a reaction to company news (event) that might impact the index depending on the index rules. FTSE Russell applies corporate actions and events to its indices on a daily basis. Depending upon the time an action is determined to be final, FTSE Russell will either (1) apply the action before the open on the ex-date, or (2) apply the action providing appropriate notice, referred to as “delayed action.”

For merger and spin-off transactions that are effective between rank day in May and the business day immediately before the index lock down takes effect prior to annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is reevaluated as of the effective date of the corporate action. For corporate events that occur during the reconstitution lock down period (which take effect from the open on the first day of the lock-down period onwards), market capitalizations and memberships will not be reevaluated. Non index members that have been considered ineligible as of rank day will not be reevaluated in the event of a subsequent corporate action that occurs between rank day and the reconstitution effective date.

If a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, FTSE Russell evaluates the additional share class for separate index membership. The new share class will be deemed eligible if the market capitalization of the distributed shares meets the minimum size requirement (above the minimum market capitalization breakpoint defined as the smallest member of the Russell 3000E Index from the previous rebalance, adjusted for performance to date.) Index membership of additional share classes that are added due to corporate actions will mirror that of the pricing vehicle, as will style and stability probabilities. If the distributed shares of an additional share class do not meet eligibility requirements, they will not be added to the index (the distributed shares may be added to the index temporarily until they are settled and listed to enable index replication).

“No Replacement” Rule: Securities that leave a Russell U.S. index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in a Russell U.S. index over the year will fluctuate according to corporate activity.

To maintain representativeness and maximize the available investment opportunity for index managers, the Russell U.S. indices are reviewed quarterly for updates to shares outstanding and to free floats used within the index calculation. The changes are implemented quarterly, on the third Friday of March, September and December (after the close). The June reconstitution will continue to be implemented on the last Friday of June (unless the last Friday occurs on the 29th or 30th, when reconstitution will occur on the Friday prior).

The iShares® Russell 2000 ETF

Description of the iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF (the “IWM”) is an investment portfolio maintained and managed by iShares Trust and advised by BFA. The shares of the IWM are listed and trade on the NYSE Arca under the ticker symbol “IWM.”

iShares Trust and iShares, Inc. are registered investment companies that consist of numerous separate investment portfolios, including the IWM. Information provided to or filed with the SEC by iShares Trust and iShares, Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, for iShares Trust, and SEC file numbers 033-97598 and 811-09102, respectively, for iShares, Inc., through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The IWM seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the small capitalization sector of the U.S. equity market as measured by the Russell 2000® Index (the “RTY”). The RTY was developed by FTSE Russell (“Russell”) as an equity benchmark representing the approximately 2,000 smallest companies in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 96% of the U.S. equity market. The IWM uses a representative sampling strategy (as described below under “—Representative Sampling”) to try to track the RTY. The returns of the IWM may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

The IWM pursues a “representative sampling” strategy in attempting to track the performance of the RTY, meaning the IWM invests in a representative sample of securities that collectively has an investment profile similar to the RTY. Securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the RTY.

The IWM generally invests at least 80% of its assets in the component securities of the RTY and in investments that have economic characteristics that are substantially identical to the component securities of the RTY (i.e., depositary receipts representing securities of the RTY). The IWM may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the RTY, but which BFA believes will help the IWM track the RTY.

Correlation

The RTY is a theoretical financial calculation, while the IWM is an actual investment portfolio. The performance of the IWM and the RTY will vary somewhat due to fees and expenses, transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the IWM’s portfolio and the RTY resulting from the IWM’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the IWM but not to the RTY.

Description of the Russell 2000® Index

The RTY is an index calculated, published, and disseminated by Russell, and measures the composite price performance of stocks of 2,000 companies determined by Russell to be part of the U.S. equity market. All 2,000 stocks are traded on a major U.S. exchange, and form a part of the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization.

The RTY consists of the smallest 2,000 companies, by market capitalization, included in the Russell 3000® Index. The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market. The inception date of the RTY is January 1, 1984. Members of the RTY are determined each year during the annual reconstitution and are enhanced quarterly with the addition of IPOs. The RTY is one of the Russell U.S. indices.

For additional information about the RTY, see “—The iShares® Russell 1000 Value ETF—Description of the Russell 1000® Value Index—Methodology for the Russell Indices” above.

The iShares® Silver Trust

Description of the iShares® Silver Trust

The iShares® Silver Trust (the “SLV”) issues shares representing fractional undivided beneficial interests in its net assets. The assets of the SLV consist primarily of silver held by a custodian on behalf of the SLV. The SLV seeks to reflect generally the performance of the price of silver. iShares Delaware Trust Sponsor LLC (“iShares Delaware”) is the sponsor of the SLV, The Bank of New York Mellon is the trustee of the SLV, and JPMorgan Chase Bank N.A., London branch, is the custodian of the SLV. The SLV is an exchange traded fund that is listed and trades on the NYSE Arca under the ticker symbol “SLV.”

Information provided to or filed with the SEC by SLV pursuant to the Securities Act can be located by reference to SEC file numbers 333-252820 and 001-32863, respectively, through the SEC’s website at http://www.sec.gov. According to its prospectus, the SLV is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act and is not subject to regulation thereunder. The SLV is not a commodity pool for purposes of the United States Commodity Exchange Act of 1936, as amended and is not subject to regulation thereunder, and iShares Delaware is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor.

Investment Objective

The SLV seeks to reflect generally the price of silver before the payment of its expenses and liabilities. The assets of the SLV consist primarily of silver held by the custodian on behalf of the SLV. The SLV issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the SLV are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The shares of the SLV represent units of fractional undivided beneficial interest in and ownership of the SLV. The SLV is a passive investment vehicle and the trustee of the SLV does not actively manage the silver held by the SLV. The trustee of the SLV sells silver held by the SLV to pay the SLV’s expenses on an as-needed basis irrespective of then-current silver prices. Currently, the SLV’s only ordinary recurring expense is expected to be iShares Delaware’s fee, which is accrued daily at an annualized rate equal to 0.50% of the net asset value of the SLV and is payable monthly in arrears. The trustee of the SLV will, when directed by iShares Delaware, and, in the absence of such direction, may, in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of iShares Delaware’s fee and of SLV expenses or liabilities not assumed by iShares Delaware. The returns of the SLV may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The iShares® U.S. Transportation ETF

Description of the iShares® U.S. Transportation ETF

The iShares® U.S Transportation ETF (the “IYT”) is an investment portfolio maintained and managed by iShares Trust. BFA is the investment advisor to the IYT. The IYT is an exchange traded fund that is listed and trades on the Cboe BZX Exchange, Inc. under the ticker symbol “IYT.”

iShares Trust and iShares, Inc. are registered investment companies that consist of numerous separate investment portfolios, including the IYT. Information provided to or filed with the SEC by iShares Trust and iShares, Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, for iShares Trust, and SEC file numbers 033-97598 and 811-09102, respectively, for iShares, Inc., through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

Effective July 19, 2021, the IYT’s underlying index changed from the Dow Jones Transportation Average IndexTM to the S&P® Transportation Select Industry FMC Capped Index (the “SPTSCUP”). The IYT seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the SPTSCUP. The SPTSCUP is designed to measure stocks in the S&P® Total Market Index (the “S&P TM Index”) that are classified in the GICS® Transportation sub-industry and is float-adjusted market capitalization weighted, with a capping mechanism applied. The IYT uses a representative sampling strategy (as described below under “—Representative Sampling”) to try to track the SPTSCUP. The returns of the IYT may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

The IYT pursues a “representative sampling” strategy in attempting to track the performance of the SPTSCUP, meaning the IYT invests in a representative sample of securities that collectively has an investment profile similar to the SPTSCUP. Securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the SPTSCUP.

The IYT generally invests at least 80% of its assets in the component securities of the SPTSCUP and in investments that have economic characteristics that are substantially identical to the component securities of the SPTSCUP (i.e., depositary receipts representing securities of the SPTSCUP). The IYT may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the SPTSCUP, but which BFA believes will help the IYT track the SPTSCUP.

Correlation

The SPTSCUP is a theoretical financial calculation, while the IYT is an actual investment portfolio. The performance of the IYT and the SPTSCUP will vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the IYT’s portfolio and the SPTSCUP resulting from IYT’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the ITY but not to the SPTSCUP. The IYT, using a representative sampling indexing strategy, can be expected to have a greater tracking error than a fund using a replication indexing strategy.

Description of the S&P® Transportation Select Industry FMC Capped Index

The SPTSCUP is designed to measure stocks in the S&P TM Index that are classified in the GICS® Transportation sub-industry and is float-adjusted market capitalization weighted, with a capping mechanism applied.

The SPTSCUP is one of the select industry indices of the S&P TM Index. For additional information regarding the methodology of the SPTSCUP, see the description of a related S&P Select Industry Index under “—The SPDR® S&P® Oil & Gas Exploration & Production ETF—Description of the S&P® Oil & Gas Exploration & Production Select Industry® Index” below.

Capping Methodology

At each quarterly rebalancing, the index is capped market capitalization weighted, where stocks are initially FMC weighted using closing prices as of the second Friday of the last month of the quarter as the reference price. Constituents’ weights are then capped according to the following process:

1.	With prices reflected on the rebalancing reference date, and membership, shares outstanding and IWFs as of the rebalancing effective date, each company is weighted by FMC. Modifications are made as defined below.

2.	If any company’s weight exceeds 22.5%, that company has its weight capped at 22.5% and all excess weight is proportionally redistributed to all uncapped companies within the index. If, after this redistribution, any other company breaches the company weight cap the process is repeated iteratively until no company breaches the company capping rule.

3.	Then, the aggregate weight of the companies with weights greater than 4.5% cannot exceed 45% of the total index weight.

4.	If the rule in step 3 is breached, all the companies are ranked in descending order of their weights and the company with the smallest weight above 4.5% is identified. The weight of this company is then reduced, either until the rule in step 3 is satisfied or it reaches 4.5%.

5.	This excess weight is proportionally redistributed to all companies with weights below 4.5%. Any stock that receives weight cannot breach the 4.5% cap. This process is repeated iteratively until step 3 is satisfied or until all stock weights are greater than or equal to 4.5%.

6.	If the rule in step 3 is still breached and all stocks are greater than or equal to 4.5%, the company with the smallest weight that causes the 4.5% limit to be breached is identified. The weight of this company is then reduced, either until the rule in step 3 is satisfied or it reaches 4.5%.

7.	This excess weight is proportionally redistributed to all companies with weights less than 4.5%. This process is repeated iteratively until step 3 is satisfied.

8.	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

The iShares® U.S. Real Estate ETF

Description of the iShares® U.S. Real Estate ETF

The iShares® U.S. Real Estate ETF (the “IYR”) is an investment portfolio maintained and managed by iShares Trust. BFA is currently the investment adviser to the IYR. The IYR is an exchange-traded fund that is listed and trades on the NYSE Arca under the ticker symbol “IYR.”

iShares Trust and iShares, Inc. are registered investment companies that consist of numerous separate investment portfolios, including the IYR. Information provided to or filed with the SEC by iShares Trust and iShares, Inc. pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, for iShares Trust, and SEC file numbers 033-97598 and 811-09102, respectively, for iShares, Inc., through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

Effective January 25, 2021, the IYR’s underlying index changed from the Dow Jones U.S. Real Estate Index (the “DJUSRE”) to the Dow Jones U.S. Real Estate Capped Index (the “DJUSRCUP”). The IYR seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of real estate sector of the U.S. equity market, as measured by the DJUSRCUP. Thus, the IYR is concentrated in the U.S. real estate industry. The IYR uses a representative sampling strategy (as described below under “—Representative Sampling”) to try to track the DJUSRCUP. The returns of the IYR may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

The IYR pursues a “representative sampling” indexing strategy in attempting to track the performance of the DJUSRCUP, and generally does not hold all of the equity securities included in the DJUSRCUP. The IYR invests in a representative sample of securities in the DJUSRCUP, which have a similar investment profile as the DJUSRCUP. Securities selected have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the DJUSRCUP.

The IYR generally invests at least 80% of its assets in the component securities in the DJUSRCUP and in investments that have economic characteristics that are substantially identical to the component securities of the DJUSRCUP (i.e., depositary receipts representing securities of the DJUSRCUP). The IYR may invest the remainder of its assets in securities not included in the DJUSRCUP, but which BFA believes will help the IYR track the DJUSRCUP, and in futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The DJUSRCUP is a theoretical financial calculation, while the IYR is an actual investment portfolio. The performance of the IYR and the DJUSRCUP will vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the IYR’s portfolio and the DJUSRCUP resulting from IYR’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the ITR but not to the DJUSRCUP. The IYR, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy.

Description of the Dow Jones U.S. Real Estate Capped Index

The DJUSRCUP is designed to track the performance of REITs and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies. REITs are passive investment vehicles that invest primarily in income producing real estate or real estate-related loans and interests.

The index composition of the DJUSRCUP is the same as the DJUSRE. Eligible components are stocks traded on the major U.S. stock exchanges, minus any non-common issues and illiquid stocks, which are issued by companies in the real estate sector. The DJUSRCUP is one of the sector and the industry indices of the Dow Jones U.S. Index.

Capping Methodology

For capping purposes, the index is rebalanced quarterly after the close of business on the third Friday of March, June, September, and December. The reference date for capping is the Wednesday prior to second Friday of the rebalancing month.

The index is also reviewed daily based on each company’s capped market capitalization weight. Daily capping is only performed when the sum of companies with weights greater than 5% exceeds 25%. When daily capping is necessary, the changes are announced after the close of the business day on which the daily weight caps are exceeded, with the reference date after the close of that same business day, and changes are effective after the close of the next trading day. While capping is reviewed daily, the index may be capped on a less frequent basis. Both the quarterly and daily capping process are performed according to the following procedures:

1.	With prices reflected on the rebalancing price reference date, adjusted for any applicable corporate actions, and membership, shares outstanding, and IWFs as of the rebalancing effective date, each company is weighted by FMC. Modifications are made as defined below.

2.	If any company’s weight exceeds 10%, that company’s weight is capped at 10% and all excess weight is proportionally redistributed to all uncapped companies within the index. If, after this redistribution, any company breaches the weight cap the process is repeated iteratively until no company breaches the company capping rule.

3.	Then, the aggregate weight of the companies with weights greater than 4.5% cannot exceed 22.5%.

4.	If the rule in step 3 is breached, all the companies are ranked in descending order of their weights and the company with the smallest weight above 4.5% is identified. The weight of this company is, then, reduced either until the rule in step 3 is satisfied or it reaches 4.5%.

5.	This excess weight is proportionally redistributed to all companies with weights below 4.5%. Any company that receives weight cannot breach the 4.5% cap. This process is repeated iteratively until step 3 is satisfied.

6.	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

Description of the Dow Jones U.S. Real Estate Index

The DJUSRE is a subset of the Dow Jones U.S. Index, which covers 95% of U.S. securities based on float-adjusted market capitalization. Excluded from the Dow Jones U.S. Index are the smallest and least liquid of U.S. stocks. The DJUSRE is reconstituted annually in September. The process includes the review of all stocks in its markets to determine eligibility according to the existing criteria. The reference date for data used in the annual reconstitution is the last business day in July. In addition, the IWF for each stock is reviewed and updated as needed. Changes are implemented at the opening of trading on the Monday following the third Friday of September. Calculation of the DJUSRE began on February 14, 2000. Real index history is available daily from this date forward.

The Select Sector SPDR® Funds

All information contained in this underlying supplement regarding the Select Sector SPDR® Funds set forth in the table below (the “Select Sector SPDR® Funds”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by The Select Sector SPDR® Trust (the “Select Sector Trust”) and SSGA Funds Management, Inc. (“SSGA FM”). Each Select Sector SPDR® Fund is an investment portfolio managed by SSGA FM, the investment adviser to the Select Sector SPDR® Funds. Each Select Sector SPDR® Fund is an exchange-traded fund that is listed and trades on the NYSE Arca under the ticker symbol set forth in the table below. Each Select Sector SPDR® Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equities securities of companies included in a Select Sector Index, as specified in the table below. The returns of each Select Sector SPDR® Fund may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The companies included in each Select Sector Index are selected on the basis of their sector classifications under the GICS® from a universe of companies defined by the S&P 500® Index. As of the close of business on March 17, 2023, SPDJI and MSCI, Inc. updated the GICS® structure. Among other things, the update included the discontinuation of the Internet & Direct Marketing Retail Sub-Industry, the combination of the General Merchandise Stores and Department Stores Sub-Industries into the newly created Broadline Retail Sub-Industry, the discontinuation of the Data Processing & Outsourced Services Sub-Industry from Information Technology and the creation of a Sub-Industry of the same name in the Industrials Sector, the creation of a Sub-Industry in the Financials Sector for Transactions & Payment Processing Services, the discontinuation of the Thrifts & Savings Bank Sub-Industry and the creation of the Commercial & Residential Mortgage Finance Sub-Industry, as well as updates to the REITs Industry Groups, and the split of the Truck Sub-Industry into two Sub-Industries. The GICS® structure changes were effective for the S&P 500® Index as of the open of business on March 17, 2023. The Select Sector Indices upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index.

Select Sector SPDR® Fund	Bloomberg Ticker	Select Sector Index
Communication Services Select Sector SPDR® Fund	XLC	Communication Services Select Sector Index
Consumer Discretionary Select Sector SPDR® Fund	XLY	Consumer Discretionary Select Sector Index
Consumer Staples Select Sector SPDR® Fund	XLP	Consumer Staples Select Sector Index
Energy Select Sector SPDR® Fund	XLE	Energy Select Sector Index
Financial Select Sector SPDR® Fund	XLF	Financial Select Sector Index
Health Care Select Sector SPDR® Fund	XLV	Health Care Select Sector Index
Industrial Select Sector SPDR® Fund	XLI	Industrial Select Sector Index
Materials Select Sector SPDR® Fund	XLB	Materials Select Sector Index
Real Estate Select Sector SDPR® Fund	XLRE	Real Estate Select Sector Index
Technology Select Sector SPDR® Fund	XLK	Technology Select Sector Index
Utilities Select Sector SPDR® Fund	XLU	Utilities Select Sector Index

Each Select Sector SPDR® Fund employs a replication strategy in seeking to track the performance of the relevant Select Sector Index. This means that each Select Sector SPDR® Fund typically invests in substantially all of the securities represented in the relevant Select Sector Index in approximately the same proportions as that Select Sector Index. However, under various circumstances, it may not be possible or practical to purchase all of the securities in the relevant Select Sector Index for a Select Sector SPDR® Fund, or amounts of such securities in proportion to their weighting in the relevant Select Sector Index, such as when there are practical difficulties or substantial costs involved in compiling a portfolio of securities to follow the relevant Select Sector Index; in instances when a security in the relevant Select Sector Index becomes temporarily illiquid, unavailable or less liquid; or due to legal restrictions (such as diversification requirements that apply to a Select Sector SPDR® Fund but not the relevant Select Sector Index). Under such circumstances, SSGA FM intends to employ a sampling strategy in managing the Select Sector SPDR® Funds. Sampling means that SSGA FM will use quantitative analysis to select securities, including securities in the relevant Select Sector Index, outside of the relevant Select Sector Index and derivatives that have a similar investment profile as the relevant Select Sector Index in terms of key risk factors, performance attributes and other economic characteristics. These include industry weightings, market capitalization and other financial characteristics of securities. While SSGA FM seeks to track the performance of the relevant Select Sector Index (i.e., achieve a high degree of correlation with the relevant Select Sector Index), each Select Sector SPDR® Fund’s return may not match the return of the relevant Select Sector Index. Each Select Sector SPDR® Fund incurs a number of operating expenses not applicable to the relevant Select Sector Index and incurs costs in buying and selling securities. In addition, a Select Sector SPDR® Fund may not be fully invested at times, generally as a result of cash flows into or out of that Select Sector SPDR® Fund or reserves of cash held by that Select Sector SPDR® Fund to meet redemptions.

The Select Sector Trust is a registered investment company that consists of a separate investment portfolio for each of the Select Sector SPDR® Funds. Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Select Sector Trust or the Select Sector SPDR® Funds, please see the Select Sector SPDR® Funds’ prospectus. In addition, information about the Select Sector Trust, SSGA FM and the Select Sector SPDR® Funds may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at http://www.sectorspdrs.com. Information contained in the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or the relevant terms supplement.

The S&P Select Sector Indices

Each of the Communication Services Select Sector Index, the Consumer Discretionary Select Sector Index, the Consumer Staples Select Sector Index, the Energy Select Sector Index, the Financials Select Sector Index, the Health Care Select Sector Index, the Industrials Select Sector Index, the Materials Select Sector Index, the Real Estate Select Sector Index, the Technology Select Sector Index and the Utilities Select Sector Index is a “Select Sector Index.” The constituents included in each Select Sector Index are all members of the S&P 500® Index. Each constituent of the S&P 500® Index is assigned to one Select Sector Index. SPDJI assigns constituents to a Select Sector Index based on the constituent’s classification under the GICS®. As of the close of business on March 17, 2023, SPDJI and MSCI, Inc. updated the GICS® structure as described above. For additional information about the S&P 500® Index, see “—The SPDR® S&P 500® ETF Trust—Description of the S&P 500® Index” below.

The Communication Services Select Sector Index

The Communication Services Select Sector Index is designed to measure the performance of the GICS® communication services sector, which includes companies primarily engaged in telecommunication services and media & entertainment industries. The Communication Services Select Sector Index is reported by Bloomberg under the ticker symbol “IXCPR.”

The Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is designed to measure the performance of the GICS® consumer discretionary sector, which comprises companies primarily engaged in manufacturing consumer products, including durables, leisure products, apparel, and luxury goods; retail, as distributors, internet and direct marketing retailers, specialty retailers and multiline retailers, such as department stores; providing consumer services, such as restaurants, hotels, resorts, and casinos; and manufacturing automobiles and automobile components. The Consumer Discretionary Select Sector Index is reported by Bloomberg under the ticker symbol “IXY.”

The Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index is designed to measure the performance of the GICS® consumer staples sector, which comprises companies primarily engaged in the food and staples retailing, food, beverages & tobacco, household & personal products industries. The Consumer Staples Select Sector Index is reported by Bloomberg under the ticker symbol “IXR.”

The Energy Select Sector Index

The Energy Select Sector Index is designed to measure the performance of the GICS® energy sector, which comprises companies engaged in energy equipment & services, and oil, gas & consumable fuels industries. It also includes companies that offer oil & gas equipment and services. The Energy Select Sector Index is reported by Bloomberg under the ticker symbol “IXE.”

The Financials Select Sector Index

The Financials Select Sector Index is designed to measure the performance of the GICS® financials sector, which contains companies involved in banks, diversified financials and insurance industries. The Financials Select Sector Index is reported by Bloomberg under the ticker symbol “IXM.”

The Health Care Select Sector Index

The Health Care Select Sector Index is designed to measure the performance of the GICS® health care sector, which includes companies primarily engaged in health care equipment & services and pharmaceuticals, biotechnology & life sciences industries. The Health Care Select Sector Index is reported by Bloomberg under the ticker symbol “IXV.”

The Industrials Select Sector Index

The Industrials Select Sector Index is designed to measure the performance of the GICS® industrials sector, which includes companies primarily engaged in producing capital goods, such as manufacturers of aerospace and defense products, building products, electrical equipment and machinery, as well as diversified industrial conglomerates; providing commercial and professional services; and transportation, such as railroads, air freight and logistics, airlines and trucking. The Industrials Select Sector Index is reported by Bloomberg under the ticker symbol “IXI.”

The Technology Select Sector Index

The Technology Select Sector Index is designed to measure the performance of the GICS® information technology sector, which comprises companies primarily engaged in software & services, technology hardware & equipment, and semiconductors & semiconductor equipment industries. The Technology Select Sector Index is reported by Bloomberg under the ticker symbol “IXT.”

The Materials Select Sector Index

The Materials Select Sector Index is designed to measure the performance of the GICS® materials sector, which includes companies that are primarily engaged in producing and manufacturing chemical products, including industrial chemical products; manufacturing construction materials, containers and packaging; mining metals and the production of related products; and manufacturing paper and forest products. The Materials Select Sector Index is reported by Bloomberg under the ticker symbol “IXB.”

The Real Estate Select Sector Index

The Real Estate Select Sector Index is designed to measure the performance of the GICS® real estate sector, which contains companies engaged in real estate management and development. It also includes companies offering real estate related services and REITs. The Real Estate Select Sector Index is reported by Bloomberg under the ticker symbol “IXRE.”

The Utilities Select Sector Index

The Utilities Select Sector Index is designed to measure the performance of the GICS® utilities sector, which comprises utility companies, such as electric, gas, water and multi utilities. It also includes independent power producers & energy traders and companies that engage in generation and distribution of electricity using renewable sources. The Utilities Select Sector Index is reported by Bloomberg under the ticker symbol “IXU.”

Select Sector Index Capping Methodology

For reweighting purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September and December using the following procedures:

●	The rebalancing reference date is the second Friday of March, June, September and December.

●	With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding and IWFs as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications are made as defined below.

●	If any company has a float-adjusted market capitalization weight greater than 24%, the company’s weight is capped at 23%, which allows for a 2% buffer. This buffer is meant to ensure that no company exceeds 25% as of the quarter-end diversification requirement date.

●	All excess weight is proportionally redistributed to all uncapped companies within the relevant Select Sector Index.

●	After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

●	The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

●	If the rule in paragraph 6 is breached, all companies are ranked in descending order of their float-adjusted market capitalization weights. The first company that causes the 50% limit to be breached has its weight reduced to 4.5%.

●	This excess weight is proportionally redistributed to all companies with weights below 4.5%. This is repeated iteratively until paragraph 6 is satisfied.

●	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

●	If, on the second to last business day of March, June, September or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September or December, and membership, shares outstanding and IWFs as of the rebalancing effective date.

When companies represented in the Select Sector Indices are represented by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple-class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural float-adjusted market capitalization.

Index Calculation, Maintenance and Governance

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the calculation, maintenance and governance of the S&P 500® Index, see “—The SPDR® S&P 500® ETF Trust—Description of the S&P 500® Index” below.

The SPDR® Dow Jones® Industrial Average ETF Trust

Description of the SPDR® Dow Jones® Industrial Average ETF Trust

The SPDR® Dow Jones® Industrial Average ETF Trust (the “DIA”) is an exchange-traded fund designed to generally correspond to the price and yield performance, before expenses, of the Dow Jones Industrial Average® (the “INDU”).

The DIA is a unit investment trust created under the laws of the State of New York and registered under the Investment Company Act. The DIA was created to provide investors with the opportunity to purchase a security representing a proportionate undivided interest in a portfolio of securities consisting of substantially all of the component common stocks, in substantially the same weighting, which comprise the INDU. Each unit of fractional undivided interest in the DIA is referred to as a “trust unit” or a “unit.” Individual units trade on the NYSE Arca like any other equity security. The DIA commenced operations on January 14, 1998 upon the initial issuance of 500,000 units in exchange for a portfolio of securities assembled to reflect the intended portfolio composition of the DIA. Trust units represent an undivided ownership interest in a portfolio of all of the common stocks of the INDU. State Street Global Advisors Trust Company (“SSGAT”) act as trustee of the DIA, and PDR Services, LLC (“PDR”) (an indirect, wholly-owned subsidiary of Intercontinental Exchange, Inc.) acts as sponsor of the DIA.

Information provided to or filed with the SEC by the DIA pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-31247 and 811-09170, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The DIA holds securities and cash and is not actively “managed” by traditional methods, which would typically involve effecting changes in an investment portfolio on the basis of judgments relating to economic, financial and market considerations. As a result, the DIA holds constituent securities of the INDU regardless of the current or projected performance of a specific security, industry or market sector. To maintain the correspondence between the composition and weightings of portfolio securities and the component stocks of the INDU, the trustee, on a non-discretionary basis, adjusts the portfolio to conform to periodic changes in the identity and/or relative weightings of component stocks of the INDU. Specifically, the trustee is required to adjust the composition of the portfolio whenever there is a change in identity of any Index Security within three (3) business days (defined below) before or after the day on which the change in the INDU is scheduled to take effect.

The DIA intends to provide investment results that, before expenses, generally correspond to the price and yield performance of the INDU. The returns of the DIA may be affected by certain management fees and other expenses, which are detailed in its prospectus. Current information regarding the value of the INDU is available from market information services. Dow Jones & Company, Inc. (“Dow Jones”) obtains information for inclusion in, or for use in the calculation of, the INDU from sources considered reliable by Dow Jones.

The value of trust units fluctuates in relation to changes in the value of the portfolio. The market price of each individual unit may not be identical to the net asset value of such unit.

Units are listed individually for trading on NYSE Arca and are bought and sold in the secondary market like ordinary shares of stock at any time during the trading day.

Description of the Dow Jones Industrial Average®

The INDU is a price-weighted index of 30 U.S. blue-chip companies, which covers all industries except transportation and utilities. The INDU was launched on May 26, 1896 with a base date of May 26, 1896. The INDU is published by SPDJI and is reported by Bloomberg under the ticker symbol “INDU.”

Index Construction and Maintenance

The INDU is maintained by the “Averages Committee,” which is composed of three representatives of SPDJI and two representatives of The Wall Street Journal. The Averages Committee meets regularly to review pending corporate actions that may affect index constituents, statistics comparing the composition of the INDU to the market, companies that are being considered as candidates for addition to the INDU and any significant market events. In addition, the Averages Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The index universe for the INDU consists of securities in the S&P 500® Index excluding stocks classified under GICS® code 2030 (Transportation) and 55 (Utilities). While stock selection is not governed by quantitative rules, a stock typically is added only if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Companies should be incorporated and headquartered in the United States. In addition, a plurality of revenues should be derived from the United States. Maintaining adequate sector representation within the index is also a consideration in the selection process for the INDU.

Changes to the INDU are made on an as-needed basis. There is no annual or semi-annual reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Index Computation

The INDU is a price-weighted index rather than a market capitalization-weighted index and therefore INDU constituent weights are determined solely by the prices of the constituent stocks in the INDU.

The formula to calculate the INDU is:

Index level =

where,

P = the price of each constituent stock in the index

Shares outstanding are set to a uniform number throughout the INDU and the index divisor is adjusted for any price impacting corporate action on one of its member stocks; this includes price adjustments, special dividends, stock splits and rights offerings. The index divisor will also adjust in the event of an addition to or deletion from the index. The INDU is calculated without adjustments for regular cash dividends.

Corporate actions (such as stock splits, stock dividends, and rights offerings) are applied after the close of trading on the day prior to the ex-date. Any potential impact of a spin-off on constituents of the INDU is evaluated by the Averages Committee on a case-by-case basis.

The SPDR® S&P 500® ETF Trust

Description of the SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust ( the “SPY”) is an exchange-traded fund designed to generally correspond to the price and yield performance, before expenses, of the SPX.

The SPY is a unit investment trust created under the laws of the State of New York and registered under the Investment Company Act. The SPY was created to provide investors with the opportunity to purchase a security representing a proportionate undivided interest in a portfolio of securities consisting of substantially all of the component common stocks, in substantially the same weighting, which comprise the SPX. The SPY commenced operations on January 22, 1993 upon the initial issuance of 150,000 units in exchange for a portfolio of securities assembled to reflect the intended portfolio composition of the SPY. SSGAT act as trustee of the SPY, and PDR acts as sponsor of the SPY.

Information provided to or filed with the SEC by the SPY pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The SPY’s objective is to provide investment results that, before expenses, generally correspond to the price and yield performance of the SPX. The SPY holds stocks and cash and is not actively managed by traditional methods, which typically involve effecting changes in the holdings of stocks and cash on the basis of judgments made relating to economic, financial and market considerations. To maintain the correspondence between the composition and weightings of the stocks held by the SPY and the component stocks of the SPX, SSGAT adjusts the holdings of the SPY from time to time to conform to periodic changes in the identity and/or relative weightings of the component stocks. SSGAT aggregates certain of these adjustments and makes changes to the holdings of the SPY at least monthly or more frequently in the case of significant changes to the SPX. Any change in the identity or weighting of a component stock will result in a corresponding adjustment to the prescribed holdings of the SPY effective on any day that the NYSE is open for business following the day on which the change to the SPX takes effect after the close of the market. The value of portfolio securities may fluctuate in accordance with changes in the financial condition of the issuers of portfolio securities, the value of equity securities generally and other factors. The market price of a unit should reflect its share of the dividends accumulated on portfolio securities and may be affected by supply and demand, market volatility, sentiment and other factors.

Although the SPY may at any time fail to own certain of the component stocks, the SPY will be substantially invested in the component stocks. It is possible that, for a short period of time, the SPY may not fully replicate the performance of the SPX due to temporary unavailability of certain component securities in the secondary market or due to other extraordinary circumstances. In addition, the SPY is not able to replicate exactly the performance of the SPX because the total return generated by the SPY’s portfolio of stocks and cash is reduced by the expenses of the SPY and transaction costs incurred in adjusting the actual balance of the SPY’s portfolio. The returns of the SPY may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Description of the S&P 500® Index

The SPX is calculated, maintained and published by SPDJI. SPDJI chooses companies for inclusion in an index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equities market. Relevant criteria employed by SPDJI include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock generally is responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. SPDJI may from time to time, in its sole discretion, add companies to, or delete companies from, an index to achieve the objectives stated above.

The SPX consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The SPX is reported by Bloomberg under the ticker symbol “SPX.”

Composition of the S&P U.S Indices

Securities must meet the following eligibility factors to be considered eligible for inclusion in the S&P U.S. Indices. Constituent selection is at the discretion of the SPDJI’s U.S. index committee (for purposes of this section, the “Index Committee”) and is based on the eligibility criteria.

Changes to the S&P U.S. Indices are made as needed, with no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced two to five days before they are scheduled to be implemented.

Additions to the S&P U.S. Indices are evaluated based on the following eligibility criteria:

●	Domicile. Only common stocks of U.S. companies are eligible. For index purposes, a U.S. company has the following characteristics:

▪	satisfies the periodic reporting obligations imposed by the U.S. Securities Exchange Act of 1934 by filing forms for domestic issuers, such as, but not limited to, Form 10-K annual reports, Form 10-Q quarterly reports, and Form 8-K current reports;

▪	the U.S. portion of fixed assets and revenues constitutes a plurality of the total, but need not exceed 50%. When these factors are in conflict, fixed assets determine plurality. Revenue determines plurality when there is incomplete asset information. Geographic information for revenue and fixed asset allocations are determined by the company as reported in its annual filings. If this criteria is not met or is ambiguous, SPDJI may still deem the company to be a U.S. company for index purposes if its primary listing, headquarters and incorporation are all in the United States and/or “a domicile of convenience” (Bermuda, Channel Islands, Gibraltar, islands in the Caribbean, Isle of Man, Luxembourg, Liberia or Panama); and

▪	the primary listing is on an eligible U.S. exchange.

In situations where the only factor suggesting that a company is not a U.S. company is its tax registration in a “domicile of convenience” or another location chosen for tax-related reasons, SPDJI normally determines that the company is still a U.S. company. The final determination of domicile eligibility is made by the Index Committee, which can consider other factors including, but not limited to, operational headquarters location, ownership information, location of officers, directors and employees, investor perception and other factors deemed to be relevant.

●	Exchange Listing. A primary listing on one of the following U.S. exchanges is required: NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Ineligible exchanges include the OTC Bulletin Board and Pink Sheets.

●	Organizational Structure and Share Type. Eligible organizational structures and share types are corporations (including equity and mortgage REITS) and common stock (i.e., shares). Ineligible organizational structures and share types include business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded notes, royalty trusts, special purpose acquisition companies, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights, ADRs and tracking stocks. As of April 17, 2023, all companies with multiple share class structures are considered eligible candidates for the S&P Composite 1500 Indices.

●	Market Capitalization. The unadjusted company market capitalization should be within a specified range. Such ranges are reviewed quarterly and updated as needed to ensure they reflect current market conditions. For spin-offs, S&P U.S. Index membership eligibility is determined using when-issued prices, if available.

●	Liquidity. Using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume over the last 365 calendar days) to float-adjusted market capitalization should be at least 0.10, and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date.

●	IWF. The IWF for each company represents the portion of the total shares outstanding that are considered part of the public float for purposes of the S&P U.S. Indices. An IWF of at least 0.10 is required.

●	Financial Viability. The sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter. For REITs, financial viability is based on GAAP earnings and/or Funds From Operations (FFO), if reported.

●	Treatment of IPOs. Initial public offerings should be traded on an eligible exchange for at least 12 months before being considered for addition to an S&P U.S. Index. Spin-offs or in-specie distributions from existing constituents do not need to be seasoned for 12 months prior to their inclusion in an S&P U.S. Index.

●	Sector Balance. A company is evaluated for its contribution to sector balance maintenance, as measured by a comparison of each GICS® sector’s weight in an index with its weight in the S&P U.S. Total Market Index, in the relevant market capitalization range. The S&P Total Market Index is a float-adjusted, market-capitalization weighted index designed to track the broad U.S. equity market, including large-, mid-, small- and micro-cap stocks.

SPDJI believes turnover in membership in the S&P U.S. Indices should be avoided when possible. At times a stock may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to the S&P U.S. Indices, not for continued membership. As a result, a constituent of the S&P U.S. Indices that appears to violate criteria for addition to the S&P U.S. Indices is not deleted unless ongoing conditions warrant an index change.

Calculation of the S&P U.S. Indices

The S&P U.S. Indices are float-adjusted market capitalization-weighted indices. On any given day, the index value of each S&P U.S. Index is the total float-adjusted market capitalization of that S&P U.S. Index’s constituents divided by its divisor. The float-adjusted market capitalization reflects the price of each stock in the relevant S&P U.S. Index multiplied by the number of shares used in the index value calculation.

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to distinguish between strategic (control) shareholders, whose holdings depend on concerns such as maintaining control rather than shorter term economic fortunes of the company, and those holders whose investments depend on the stock’s price and their evaluation of a company’s future prospects. Generally, these “control holders” include officers and directors, private equity, venture capital & special equity firms, asset managers and insurance companies with board of director representation, other publicly traded companies that hold shares for control, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings and investment plans, foundations or family trusts associated with the company, holders of unlisted share classes of stock or government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, SPDJI calculates an IWF, which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the relevant S&P U.S. Index.

Divisor. Continuity in the value of each S&P U.S. Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant S&P U.S. Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of each S&P U.S. Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of that S&P U.S. Index. The divisor of each S&P U.S. Index is adjusted such that the index value of that S&P U.S. Index at an instant just prior to a change in base capital equals the index value of that S&P U.S. Index at an instant immediately following that change.

The following types of corporate actions would require a divisor adjustment: company added/deleted, change in shares outstanding, change in IWF, special dividend and rights offering. Stock splits and stock dividends do not affect the divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by SPDJI so that there is no change in the market value of the relevant component. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Maintenance of the S&P U.S. Indices

Changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically implemented with at least three business days advance notice.

Removals. Removals from the S&P U.S. Indices are evaluated based as follows:

●	A company involved in a merger, acquisition or significant restructuring such that it no longer meets the eligibility criteria is deleted from the S&P U.S. Indices at a time announced by SPDJI, normally at the close of the last day of trading or expiration of a tender offer. Constituents that are halted from trading may be kept in the index until trading resumes, at the discretion of the Index Committee. If a stock is moved to the pink sheets or the bulletin board, the stock is removed.

●	A company that substantially violates one or more of the eligibility criteria may be deleted at the Index Committee’s discretion.

Any company that is removed from an the S&P U.S. Indices must wait a minimum of one year from its index removal date before being reconsidered as a replacement candidate.

Share Updates. When total shares outstanding increase by at least 5%, but the new share issuance is to a strategic or major shareholder, it implies that there is no change in float- adjusted shares. However, in such instances, SPDJI will apply the share change and resulting IWF change regardless of whether the float change is greater than or equal to 5%. For companies with multiple share class lines, the 5% share change threshold is based on each individual multiple share class line rather than total company shares. Changes to share counts that is less than 5% of total shares are accumulated and made quarterly on the third Friday of March, June, September and December.

IWF Updates. Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.

IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule.

Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.

Other than the situations described above, IWF changes are only made at the annual IWF review.

Share/IWF Freezes. A share/IWF freeze period is implemented during each quarterly rebalancing. The freeze period begins after the market close on the Tuesday preceding the second Friday of each rebalancing month (i.e. March, June, September and December) and ends after the market close on the third Friday of a rebalancing month. Pro-forma files are normally released after the market close on the second Friday, one week prior to the rebalancing effective date. In September, preliminary share and float data are released on the first Friday of the month. However, the share freeze period for September follows the same schedule as the other three quarterly share freeze periods. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday,

March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e. the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed except for certain corporate action events (such as merger activity, stock splits, and rights offerings), and the accelerated implementation rule is suspended. The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period, all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

In general, companies that are the target of a cash M&A event that is expected to close by quarter end according to publicly available guidance may have their share count frozen at their current level for rebalancing purposes.

Corporate Actions. As specified in “—Calculation of the S&P U.S. Indices—Divisor” above, the divisor will be adjusted for certain corporation actions. Corporate actions (such as stock splits, stock dividends, non-zero price spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the Index Committee’s discretion, in recognition of the constraints faced by investors in trading bankrupt or suspended stocks.

The SPDR® S&P® Biotech ETF

Description of the SPDR® S&P® Biotech ETF

The SPDR® S&P® Biotech ETF (the “XBI”) is an investment portfolio maintained and managed by SSGA FM. The XBI is an exchange traded fund that is listed and trades on NYSE Arca under the ticker symbol “XBI.”

Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The XBI seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Biotechnology Select Industry® Index (the “SPSIBI”). The SPSIBI represents the biotechnology sub-industry portion of the S&P TM Index, an index that measures the performance of the U.S. equity market. The returns of the XBI may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The XBI utilizes a “replication” investment approach in attempting to track the performance of the SPSIBI. The XBI typically invests in substantially all of the securities which comprise the SPSIBI in approximately the same proportions as the SPSIBI. The XBI will normally invest at least 80% of its total assets in the common stocks that comprise the SPSIBI.

Description of the S&P® Biotechnology Select Industry® Index

The SPSIBI is a modified equal-weighted index that is designed to measure the performance of the biotechnology sub-industry portion of the S&P TM Index based on the GICS®. The S&P TM Index includes all U.S. common equities listed on the NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA, Cboe EDGX or Investors Exchange (IEX). The SPSIBI primarily includes companies in the biotechnology sub-industry and, if fewer than the minimum number of stocks are selected from its primary sub-industry, may include companies in the life sciences tools & services sub-industry, as the supplementary sub-industry. Each of the component stocks in the SPSIBI is a constituent company within one of the foregoing sub-industries of the S&P TM Index.

The SPSIBI is one of the S&P Select Industry Indices each of which track a different GICS® sub-industry or group of sub-industries but follow the same methodology for index eligibility, index construction and calculations. For additional information regarding the methodology of the SPSIBI, see the description of a related S&P Select Industry Index under “—The SPDR® S&P® Oil & Gas Exploration & Production ETF—Description of the S&P® Oil & Gas Exploration & Production Select Industry® Index” below.

The SPDR® S&P Midcap 400® ETF Trust

Description of the SPDR® S&P Midcap 400® ETF Trust

The SPDR® S&P Midcap 400® ETF Trust (“MDY”) is a unit investment trust that issues securities called “Units.” The MDY is governed by a standard terms and conditions of trust between The Bank of New York Mellon, as trustee, and PDR, as sponsor of the MDY. The MDY is an exchange-traded fund that is listed and trades on the NYSE Arca under the ticker symbol “MDY.”

The MDY is an investment company registered under the Investment Company Act. Units represent an undivided ownership interest in a portfolio of all of the common stocks of the S&P MidCap 400® Index (the “MID”). Information provided to or filed with the SEC by the MDY pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-89088 and 811-08972, respectively ,through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The MDY seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of MID. To maintain the correspondence between the composition and weightings of stocks held by the MDY and component stocks of the MID, the MDY adjusts its holdings from time to time to conform to periodic changes made by S&P to the identity and/or relative weightings of the index securities in the MID. The returns of the MDY may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The MDY utilizes a “passive” or “indexing” investment approach in attempting to track the performance of the MID. The MDY holds a portfolio of the common stocks that are included in the MID, with the weight of each stock substantially corresponding to the weight of such stock in the MID. While the MDY is intended to track the performance of the MID as closely as possible (i.e., to achieve a high degree of correlation with the MID), the MDY’s return may not match or achieve a high degree of correlation with the return of the MID due to expenses and transaction costs incurred in adjusting the portfolio. In addition, it is possible that the MDY may not always fully replicate the performance of the MID due to the unavailability of certain MID securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted).

Description of the S&P MidCap 400® Index

The MID consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The launch date of the MID was June 19, 1991. The MID is calculated, maintained and published by SPDJI. The MID is reported by Bloomberg under the ticker symbol “MID.”

SPDJI chooses companies for inclusion in the MID with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the population of mid-size companies in the U.S. equity market.

Index Calculation, Maintenance and Governance

The MID is calculated, maintained and governed using the same methodology as the S&P 500® Index. For additional information about the calculation, maintenance and governance of the S&P 500® Index, see “—The SPDR® S&P 500® ETF Trust—Description of the S&P 500® Index” above.

The SPDR® S&P® Oil & Gas Exploration & Production ETF

Description of the SPDR® S&P® Oil & Gas Exploration & Production ETF

The SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP”) is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of publicly traded equity securities of companies included in the S&P® Oil & Gas Exploration & Production Select Industry® Index (the “SPSIOP”). The XOP is managed by SPDR® Series Trust (the “SPDR Trust”), a registered investment company that consists of numerous separate investment portfolios, including the XOP. The XOP is listed and trades on the NYSE Arca under the ticker symbol “XOP.”

Information provided to or filed with the SEC by the SPDR Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The XOP seeks investment results that, before fees and expenses, correspond generally to the total return performance of the SPSIOP. The SPSIOP represents the oil and gas exploration and production segment of the S&P TM Index. The XOP is composed of companies that are in the integrated oil & gas, oil & gas exploration & production, and oil & gas refining & marketing industries. The returns of the XOP may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The XOP employs a sampling strategy to achieve its investment objective, which means that the XOP is not required to purchase all of the securities represented in the SPSIOP. Instead, the XOP may purchase a subset of the securities in the SPSIOP in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the SPSIOP. The quantity of holdings in the XOP will be based on a number of factors, including asset size of the XOP. Based on its analysis of these factors, SSGA FM, the investment adviser to the XOP, either may invest the XOP’s assets in a subset of securities in the SPSIOP or may invest the XOP’s assets in substantially all of the securities represented in the SPSIOP in approximately the same proportions as the SPSIOP, as determined by SSGA FM to be in the best interest of the XOP in pursuing its objective. The XOP is classified as “diversified” under the Investment Company Act; however, the XOP may become “non-diversified” solely as a result of tracking the SPSIOP (e.g., changes in weightings of one or more component securities). When the XOP is non-diversified, it may invest a relatively high percentage of its assets in a limited number of issuers.

Under normal market conditions, the XOP generally invests substantially all, but at least 80%, of its total assets in the securities comprising the SPSIOP. In addition, in seeking to track the SPSIOP, the XOP may invest in equity securities that are not included in the SPSIOP, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA FM). In seeking to track the SPSIOP, the XOP’s assets will generally be concentrated in an industry or group of industries to the extent that the SPSIOP concentrates in a particular industry or group of industries. Futures contracts (a type of derivative instrument) may be used by the XOP in seeking performance the corresponds to the SPSIOP and in managing cash flows.

Description of the S&P® Oil & Gas Exploration & Production Select Industry® Index

The SPSIOP is calculated, maintained and published by SPDJI. The SPSIOP is a modified equal-weighted index that is designed to measure the performance of the oil and gas exploration and production sub-industry portion of the S&P TM Index. The S&P TM Index is designed to track the broad equity market, including large-, mid-, small-, and micro-cap stocks. The SPSIOP is reported by Bloomberg under the ticker symbol “SPSIOP.”

The SPSIOP is part of the S&P Select Industry Indices family. For more information about the S&P Select Industry Indices, please see “—The S&P Select Industry Indices” below.

The S&P Select Industry Indices

Index Eligibility

For purposes of membership in the S&P Select Industry Indices, SPDJI applies the inclusion and exclusion criteria separately. Membership is based on a company’s GICS® classification, as well as liquidity and market cap requirements.

Index Inclusion Criteria

To be eligible for inclusion in the S&P Select Industry Indices, companies must be in the S&P TM Index, must be included in the relevant GICS® sub-industry (e.g. homebuilding) and must satisfy one of the two following combined size and liquidity criteria:

●	have a float-adjusted market capitalization (as defined below) above U.S. $500 million and float-adjusted liquidity ratio (as defined below) above 90%; or

●	have a float-adjusted market capitalization above U.S. $400 million and float-adjusted liquidity ratio above 150%.

Some companies may have more than one share class line in the S&P TM Index. In the S&P Select Industry Indices, each company is represented once by the “Designated Listing”, which is generally the share class with both the highest one-year trading liquidity and largest float-adjusted market capitalization.

All stocks satisfying the above requirements are included in a S&P Select Industry Index. At each rebalancing, at least 35 stocks are selected for each Select Industry Index. In the event that fewer than 35 stocks are selected for each Select Industry Index using the eligible primary sub-industries (primary stocks), certain indices will select stocks for inclusion from a supplementary list of highly correlated sub-industries (supplementary stocks) based on a process established by SPDJI. Additionally, minimum market capitalization requirements may be relaxed for all S&P Select Industry Indices to ensure that there are at least 22 stocks in each Select Industry Index as of each rebalancing effective date.

Index Exclusion Criteria

Existing index constituents are removed at the quarterly rebalancing effective date if either their float-adjusted market capitalization falls below U.S. $300 million or their float-adjusted liquidity ratio falls below 50%.

Eligibility Factors

Market Capitalization. The market capitalization measurement used is float-adjusted market capitalization. Under float adjustment, the share counts used in calculating the indices reflect only those shares available to investors rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies, government agencies, or other long-term strategic shareholders.

Liquidity. The liquidity measurement used is a float-adjusted liquidity ratio, defined as the dollar value traded over the previous 12-months divided by the float-adjusted market capitalization as of the rebalancing reference date. The length of time to evaluate liquidity is reduced to the available trading period for IPOs or spin-offs that do not have 12 months of trading history. In these cases, the dollar value traded available as of the rebalancing reference date is annualized.

Takeover Restrictions. At the discretion of SPDJI, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a S&P Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a stock may be excluded from the eligible universe or removed from the applicable Select Industry Index. SPDJI will provide up to five days advance notification of a deletion between rebalancing due to ownership restrictions.

Turnover. SPDJI believes turnover in index membership should be avoided when possible. At times a stock may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to a S&P Select Industry Index, not for continued membership. As a result, an index constituent that appears to violate criteria for addition to a S&P Select Industry Index will not be deleted unless ongoing conditions warrant a change in the composition of the applicable Select Industry Index.

Sector Classification. A Select Industry Index includes companies in the applicable GICS® sub-industries set forth above.

Index Calculation, Maintenance and Governance

The S&P Select Industry Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the calculation, maintenance and governance of the S&P 500® Index, see “—The SPDR® S&P 500® ETF Trust—Description of the S&P 500® Index” above.

The VanEck® Gold Miners ETF

Description of the VanEck® Gold Miners ETF

The VanEck® Gold Miners ETF (the “GDX”) is an investment portfolio maintained and managed by VanEck® ETF Trust (the “VanEck Trust”). Van Eck Associates Corporation (“Van Eck”) is the investment adviser to the GDX. Prior to September 1, 2021, the VanEck® Gold Miners ETF’s name was the VanEck Vectors® Gold Miners ETF. The GDX is an exchange-traded fund that is listed and trades on the NYSE Arca under the ticker symbol “GDX.”

Information provided to or filed with the SEC by the VanEck Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The GDX seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE® Arca Gold Miners Index® (the “GDM”). The GDM, calculated by NYSE Arca, is a modified market capitalization-weighted index consisting of common stocks and ADRs of publicly traded companies involved primarily in mining for gold and silver.

The GDX normally invests at least 80% of its total assets in common stocks and ADRs of companies involved in the gold and silver mining industry. The GDX’s 80% investment policy is non-fundamental and requires 60 days’ prior written notice to shareholders before it can be changed. The GDX, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the GDM by investing in a portfolio of securities that generally replicates the GDM. The returns of the GDX may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The GDX may choose to concentrate its investments in a particular industry or group of industries to the extent that the GDM concentrates in an industry or group of industries.

Correlation

The GDM is a theoretical financial calculation, while the GDX is an actual investment portfolio. The performance of the GDX and the GDM will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances. The GDX, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the GDM by investing in a portfolio of securities that generally replicates the GDM. Unlike many investment companies that try to “beat” the performance of a benchmark index, the GDX does not try to “beat” the GDM and does not seek temporary defensive positions that are inconsistent with its investment objective of seeking to replicate the GDM.

Description of the NYSE® Arca Gold Miners Index®

The GDM was developed by the NYSE Amex (formerly the American Stock Exchange) and is calculated, maintained and published by the NYSE Arca. The GDM is reported by Bloomberg under the ticker symbol “GDM.” The index benchmark was 500.00 at the close of trading on December 20, 2002.

Objectives and Guiding Principles Underlying the GDM

The GDM is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver. The GDM includes common stocks, ADRs or GDRs of selected companies that are involved in mining for gold and silver and that are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. Generally, this includes exchanges in most developed markets and major emerging markets, and includes companies that are cross-listed, i.e., both U.S. and Canadian listings. NYSE Arca will use its discretion to avoid exchanges and markets that are considered “frontier” in nature or have major restrictions to foreign ownership. The index includes companies that derive at least 50% of their revenues from gold mining and related activities (40% for companies that are already included in the index). Also, the index will maintain an exposure to companies with a significant revenue exposure to silver mining in addition to gold mining, which will not exceed 20% of the index weight at each rebalance. Only companies with market capitalization greater than $750 million that have a daily average trading volume of at least 50,000 shares and an average daily value traded of at least $1 million over the past three months are eligible for inclusion in the GDM. Starting in December 2013, for companies already included in the index, the market capitalization requirement at each rebalance will be $450 million, the average daily volume requirement will be at least 30,000 shares over the past three months and the average daily value traded requirement will be at least $600,000 over the past three months. NYSE Arca has the discretion to not include all companies that meet the minimum criteria for inclusion.

Index Calculation

The GDM is calculated on a price return basis using a modified market capitalization weighting methodology divided by a divisor. The divisor was determined on the initial capitalization base of the index at the base level and may be adjusted as a result of corporate actions and composition changes. The index is calculated on a price return, gross total return, net total return and short net total return basis in multiple currencies (USD, AUD, EUR, GBP, INR, JPY). The current index level would be calculated by dividing the current modified index market capitalization by the index divisor. The divisor was determined off of the initial capitalization base of the index and the base level. The divisor is updated as a result of corporate actions and composition changes.

Index Maintenance

Removal of constituents. Components will be removed from the GDM during the quarterly review if either (1) the market capitalization falls below $450 million or (2) the traded average daily shares for the previous three months is less than 30,000 shares and the average daily traded value for the previous three months is less than $600,000.

Selected line. Only one listing is permitted per company and the listing representing the company’s ordinary shares is generally used. If an ADR, GDR, or U.S. cross-listing is available for a given stock and it satisfies the minimum liquidity requirements, that ADR, GDR, or U.S. cross-listing will be used instead of the locally listed ordinary share. This logic will be followed even in the cases where the stock’s local listing has a greater liquidity than the ADR, GDR, or U.S. cross-listing. If multiple share classes are available for a particular listing line, the shares outstanding for each class will be added up and be attributed to the most liquid class. There is no rules-based consideration of the amount of free float shares available for each company. Instead, the index administrator evaluates, on a discretionary basis, the amount of free float shares available to the public while performing its review of the universe.

Periodical update of weighting. The GDM is weighted based on the market capitalization of each of the component stocks, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the index as described above. The information utilized in this modification process will be taken from the close of trading on the second Friday of the rebalance month:

1. The weight of any single component stock may not account for more than 20% of the total value of the GDM;

2. The components stocks are split into two subgroups – (1) Large and (2) Small, ranked by their unadjusted market capitalization weight in the index. Large stocks are defined as having a starting index weight greater than or equal to 5%. Small stocks are defined as having a starting index weight below 5%;

3. The final aggregate weight of those component stocks which individually represent more than 4.5% of the total value of the GDM may not account for more than 45% of the total GDM value.

Diversification Rule 1: If any component stock exceeds 20% of the total value of the GDM, then all stocks greater than 20% of the GDM are reduced to represent 20% of the value of the GDM. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated.

If there is no component stock over 20% of the total value of the GDM to start, then Diversification Rule 1 is not executed.

Diversification Rule 2: The components are sorted into two groups – (1) Large components, with a starting index weight of 5% or greater, and (2) Small components, with a weight of under 5% (after any adjustments for Diversification Rule 1).

If there are no components that classify as Large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. Alternatively, if the starting aggregate weight of the Large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed.

If Diversification Rule 2 is indeed executed, then the (1) large group and (2) small group will represent 45% and 55%, respectively, of the final index weight. This will be adjusted for through the following process:

1.The weight of each of the large stocks will be scaled down proportionately (with a floor of 5%) so that the aggregate weight of the large components will be reduced to represent 45% of the GDM. If any large component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 5% and the components with weights greater than 5% will be reduced proportionately.

2. The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any small component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 4.5%. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Corporate Actions. The GDM may be adjusted in order to maintain the continuity of the index level and the composition. The underlying aim is that the index continues to reflect as closely as possible the index’s objective of identifying and selecting stocks from a particular market segment that have a greater potential for capital appreciation. Adjustments take place in reaction to events that occur with constituents in order to mitigate or eliminate the effect of that event on the index performance.

The VanEck® Oil Services ETF

Description of the VanEck® Oil Services ETF

The VanEck ® Oil Services ETF (the “OIH”) is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Oil Services 25 Index (the “MVOIH”). The OIH is issued by the VanEck Trust, a registered open-end management investment company. Prior to September 1, 2021, the VanEck® Oil Services ETF’s name was the VanEck Vectors® Oil Services ETF. The OIH is listed and trades on the NYSE Arca under the ticker symbol “OIH.”

Information provided to or filed with the SEC by the VanEck Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The OIH normally invests at least 80% of its total assets in securities that comprise the MVOIH. The MVOIH includes common stocks and DRs of U.S. exchange-listed companies in the oil services segment. Such companies may include small- and medium-capitalization companies and foreign companies that are listed on a U.S. exchange. To be initially eligible for inclusion in the MVOIH, companies must generate at least 50% of their revenues from oil services to the upstream oil sector, which includes companies engaged primarily in oil equipment, oil services or oil drilling. Of the largest 50 stocks in the oil services sector by full market capitalization, the top 25 by free-float market capitalization (e.g., includes only shares that are readily available for trading in the market) and three month average daily trading volume are included in the MVOIH.

The OIH, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the MVOIH by investing in a portfolio of securities that generally replicates the MVOIH. Unlike many investment companies that try to “beat” the performance of a benchmark index, the OIH does not try to “beat” the MVOIH and does not seek temporary defensive positions that are inconsistent with its investment objective of seeking to replicate the MVOIH. The returns of the OIH may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Description of the MVIS® US Listed Oil Services 25 Index

The MVOIH is developed, maintained and published by MV Index Solutions GmbH (“MVIS”). The MVOIH is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% of their revenues from oil services to the upstream oil sector. The MVOIH contains only companies which are engaged primarily in oil equipment, oil services or oil drilling. It has a target coverage of 25 companies. The MVOIH is reported by Bloomberg under the ticker symbol “MVOIH.”

Index Constituent Selection

Constituent stocks of the MVOIH must have a market capitalization of greater than $150 million as of the end of the month prior to the month in which a rebalancing date occurs to be eligible for inclusion. Stocks must have a three month average daily trading volume of at least $1 million to be eligible for the MVOIH and issuers of such stocks must have traded at least an average of 250,000 shares per month over the last six months. Only shares that trade on a recognized U.S. exchange may qualify.

The MVOIH is reviewed on a semi-annual basis in March and September. The target coverage of the MVOIH is 25 companies from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector. In addition to the periodic reviews, the MVOIH is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

Index Calculation

The MVOIH is calculated using a capitalization weighting methodology, adjusted for float. The MVOIH is rebalanced semi-annually in March and September, and companies are added and/or deleted based upon the MVOIH eligibility criteria. The share weights of the MVOIH components are weighted according to their free-float market capitalization, as modified by the company-weighting cap factors. The MVOIH uses the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary.

Divisor Adjustments

Index maintenance (reflecting changes in, e.g., shares outstanding, capital actions, addition or deletion of stocks to the MVOIH) should not change the level of the MVOIH. This is accomplished with an adjustment to the divisor. Any change to the stocks in the MVOIH that alters the total market value of the MVOIH while holding stock prices constant will require a divisor adjustment.

The WisdomTree® Japan Hedged Equity Fund

Description of the WisdomTree® Japan Hedged Equity Fund

The WisdomTree® Japan Hedged Equity Fund (the “DXJ”) is an investment portfolio maintained and managed by The WisdomTree Trust (“WTT”). Wisdom Tree Asset Management, Inc. (“WTAM”) is currently the investment adviser to the DXJ, and Mellon Investments Corporation is the sub-adviser. The DXJ is listed and trades on the NYSE Arca under the ticker symbol “DXJ.”

WTT is a registered investment company that consists of numerous separate investment portfolios, including the DXJ. Information provided to or filed with the SEC by WTT under the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-132380 and 811-21864, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The DXJ seeks investment results that track the price and yield performance, before fees and expenses, of the WisdomTree® Japan Hedged Equity Index (the “WTIDJH”). The WTIDJH seeks to provide returns based on the performance of Japanese equity securities, while mitigating or “hedging” against fluctuations between the value of the Japanese yen and the U.S. dollar. The DXJ holdings represented the following principal sectors: consumer discretionary, consumer staples, energy, financials, health care, industrials, information technology, materials, real estate, telecommunication services and utilities.

The DXJ employs a “passive management” – or indexing – investment approach designed to track the performance of the WTIDJH, as described below. The DXJ generally uses a “representative sampling” strategy to achieve its investment objective, meaning it generally will invest in a sample of securities in the WTIDJH whose risk, return and other characteristics closely resemble the risk, return and other characteristics of the WTIDJH as a whole. Under normal circumstances, at least 95% of the DXJ’s total assets (exclusive of collateral held from securities lending) will be invested in component securities of the WTIDJH and investments that have economic characteristics that are substantially identical to the economic characteristics of such component securities.

The WTIDJH “hedges” against fluctuations in the relative value of the Japanese yen against the U.S. dollar. The WTIDJH is designed to have higher returns than an equivalent un-hedged investment when the yen is weakening relative to the U.S. dollar. Conversely, the WTIDJH is designed to have lower returns than an equivalent unhedged investment when the yen is rising relative to the U.S. dollar. The WTIDJH applies an applicable published one-month currency forward rate to the total equity exposure to Japan to hedged against fluctuations in the relative value of the Japanese yen against the U.S. dollar.

Forward currency contracts or futures contracts are used to offset the DXJ’s exposure to the Japanese yen. The amount of forward contracts and futures contracts in the DXJ is based on the aggregate exposure of the DXJ and the WTIDJH to the Japanese yen. While this approach is designed to minimize the impact of currency fluctuations on DXJ returns, it does not necessarily eliminate the DXJ’s exposure to the yen. The return of the forward currency contracts and currency futures contracts may not perfectly offset the actual fluctuations between the yen and the U.S. dollar.

To the extent the WTIDJH concentrates (i.e., holds 25% or more of its total assets in the securities of a particular industry or group of industries), the DXJ will seek to concentrate its investments to approximately the same extent as the WTIDJH.

The returns of the DXJ may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Description of the WisdomTree® Japan Hedged Equity Index

The WisdomTree® Japan Hedged Equity Index is a designed to measure the performance of the dividend-paying segment of the Japan stock market, while minimizing exposure to the Japanese yen fluctuations relative to the U.S. dollar. The WisdomTree® Japan Hedged Equity Index consists of dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange that derive less than 80% of their revenue from sources in Japan. By excluding companies that derive 80% or more of their revenue from Japan, the WisdomTree® Japan Hedged Equity Index is concentrated on dividend-paying companies with a more significant non-Japan revenue base. The companies included in the WisdomTree® Japan Hedged Equity Index typically have greater exposure to the value of global currencies and, in many cases, their business prospects historically have improved when the value of the Japanese yen has declined and have weakened when the value of the Japanese yen has increased. Constituent securities are weighted based on dividends paid over the prior annual cycle. The WTIDJH tracks the performance of the WisdomTree® Japan Dividend Index (the “WT Japan Dividend Index”) absent the effect of the fluctuation of the Japanese Yen against the U.S. dollar. The WTIDJH is calculated in U.S. dollars and published daily on Bloomberg under the ticker symbol “WTIDJH.” The WTIDJH was established with a base value of 100 on February 1, 2010.

Index Objectives and Guiding Principles

The selection and weighting methodology of the WTIDJH are identical to those of the WT Japan Dividend Index, as described below. The WTIDJH is designed to remove from index performance the impact of changes to the value of the Japanese yen relative to the U.S. dollar. In this sense, the WTIDJH attempts to “hedge” against fluctuations in the relative value the Japanese yen against the U.S. dollar. The WTIDJH is designed to have higher returns than the WT Japan Dividend Index when the yen is weakening relative to the U.S. dollar. Conversely, the WTIDJH is designed to have lower returns than the WT Japan Dividend Index when the yen is rising relative to the U.S. dollar.

Index Calculation

The following formula is used to calculate the index levels for the WTIDJH:

The total returns for the WTIDJH is calculated once a day on a daily basis to remove the impact of currency and uses a WM/Refinitiv 1-month forward rate to do so. The WTIDJH uses quantitative signals to determine hedge ratios on the currency exposure on a monthly basis. Hedge ratios are varied each month between 0% and 100%. The hedged indexes—when hedge ratios are 100% — are designed to approximate the investable return available to U.S. based investors that seek to neutralize currency fluctuations as a source of the international index returns.

Index Constituent Selection

The WTIDJH consists only of companies that:

●	meet the minimum liquidity requirements established by WTI, including the requirement that shares of such component companies must have traded at least 250,000 shares per month for each of the six months preceding the annual screening date;

●	are incorporated in Japan;

●	list their shares on the Tokyo Stock Exchange;

●	have paid at least $5 million in gross cash dividends on their common stock shares in the annual cycle prior to the annual reconstitution and have less than 80% of revenue from Japan;

●	have a market capitalization of at least $100 million on the annual screening date; and

●	have an average daily dollar volume of at least $100,000 for three months preceding the annual screening date.

Common stocks, REITs, tracking stocks and holding companies are eligible for inclusion. ADRs, GDRs and European DRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds and derivative securities such as warrants and rights are not eligible.

Index Weighting

The WTIDJH is a modified capitalization-weighted index that employs a weighting formula designed to reflect the effect that dividends play in the total return of the WTIDJH. The initial weight of an index component at the annual reconstitution, the “Cash Dividend Factor,” is derived by multiplying the U.S. dollar value of the company’s annual dividend per share by the number of common shares outstanding for that company. The Cash Dividend Factor is calculated for every index component and then summed. Each component’s weight is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in the WT Japan Dividend Index, and is set immediately after the close of trading on the relevant date. New components and component weights take effect before the opening of trading the day following the international reconstitution date. Special dividends are not included in the computation of the weight.

The WT Japan Dividend Index is modified, and all other components in the WT Japan Dividend Index are rebalanced at the close of the current calendar quarter should the following occur:

●	if any company achieves a weighting equal to or greater than 24.0% of the WT Japan Dividend Index, its weighting will be reduced to 20.0%; or

●	if the “collective weight” of index components whose individual current weights equal or exceed 5.0% of the WT Japan Dividend Index, when added together, equal or exceed 50.0% of the WT Japan Dividend Index, the weightings of those component securities will be reduced so that their collective weight equals 40.0% of the WT Japan Dividend Index.

Further iterations of the adjustments may occur until no company or group of companies violate the rules described above.

The following capping rules apply in the following order: the maximum weight of any individual security is capped at 5% on the annual rebalance prior to the introduction of sector caps, and the weights of all other components will be adjusted proportionally. If any sector achieves a weight equal to or greater than 25% of the WT Japan Dividend Index, the weights of companies will be proportionally reduced to 25% as of the annual screening date. In response to market conditions, sector weights may fluctuate above 25% between annual screening dates.

Dividend Treatment

The WTIDJH is calculated to capture price appreciation and total return, which assumes dividends are reinvested in the index securities. Where information is available about both gross and net dividends, the WTIDJH assumes reinvestment of net dividends. Normal dividend payments are reinvested and accounted for in the WTIDJH, while special dividends that are not reinvested in the index require index divisor adjustments to prevent the distribution from distorting the price index.

Multiple Share Classes

In the event that a component company issues multiple classes of shares of common stock, each class of shares will be included in the WT Japan Dividend Index, provided that dividends are paid on those shares. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the WT Japan Dividend Index.

Index Maintenance

Index maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the WT Japan Dividend Index shares and the stock prices of the component companies in the WT Japan Dividend Index. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the WT Japan Dividend Index shares or the stock prices of the component companies in the index. Other corporate actions, such as special dividends and entitlements, may require index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the WTIDJH’s components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

CERTAIN TERMS OF THE NOTES

General

Each issue of the notes will be part of a series of medium-term notes entitled “Senior Global Medium-Term Notes” that will be issued under the indenture, as amended and supplemented from time to time.  The indenture is described more fully in the accompanying prospectus supplement and prospectus.  The following description of the notes supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.  These documents should be read in connection with this document and the applicable pricing supplement.

The notes will be payable only in U.S. dollars. The notes are not subject to any sinking fund. The notes are not subject to the defeasance provisions described under “Description of Senior Debt Securities—Defeasance” in the accompanying prospectus.

We will issue the notes in the form of a fully registered global note registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except in the limited circumstances described in the accompanying prospectus supplement, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive the notes in definitive form and will not be considered holders of the notes under the indenture.

Physical Delivery Amount

If the payment at maturity is in physical shares of a Fund, the number of shares received (or the amount of marketable securities received) is referred to as the “Physical Delivery Amount” (with any fractional shares to be paid in cash). Unless otherwise specified in the applicable pricing supplement, the Physical Delivery Amount will be calculated by the calculation agent by dividing the principal amount of your notes by the Closing Price of the Fund that is set on the pricing date (the “Initial Price”). The Physical Delivery Amount, the Initial Price of a Fund and other amounts may change due to corporate actions. We may at our sole option elect to pay investors in cash in lieu of the Physical Delivery Amount.

Interest Payment Dates, Coupon Payment Dates, Call Payment Dates and Maturity Date

If (1) a day on which a fixed or floating interest payment is scheduled to be made (an “Interest Payment Date”), (2) a day on which a contingent coupon payment is scheduled to be made (a “Coupon Payment Date”), (3) a day on which payment is to be made if the notes are called (a “Call Payment Date”), or (4) the maturity date stated in the applicable pricing supplement, in each case, is not a Business Day (as defined below), the amounts payable or the Physical Delivery Amount will be paid or delivered on the next following Business Day and no interest will be paid in respect of such postponement. The calculation agent may postpone (i) a scheduled date on which the coupon due is determined (a “Coupon Determination Date”), and therefore the related Coupon Payment Date; (ii) a scheduled date on which it is determined if the notes will be called (a “Call Observation Date”), and therefore the related Call Payment Date; or (iii) the scheduled Final Valuation Date, and therefore the maturity date, in each case if any such date is not a Trading Day or a Market Disruption Event occurs or is continuing on such date. We describe the effect of Market Disruption Events under “—Valuation Dates” and “ —Market Disruption Events” below.

Observation Periods

For Notes Where the Reference Asset Is a Single Fund

If any date during a period in which the Fund is observed either continuously or at market close for the occurrence of a knock-out or other event (an “Observation Period”) is not a Trading Day, such date will be excluded from the Observation Period. If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date), then such date will be excluded from the Observation Period, unless a Market Disruption Event exists or continues for five or more consecutive scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period and the calculation agent will determine the Closing Price of the Fund for each such date in good faith and in its sole discretion using its estimate of the exchange traded price for the Fund that would have prevailed but for that Market Disruption Event. If a Valuation Date that is part of an originally scheduled Observation Period is postponed, then the Observation Period will be extended to include such Valuation Date as postponed.

For Notes Where the Reference Asset Consists of Multiple Funds

If any date during an Observation Period is not a Trading Day for any Fund, such date will be excluded from the Observation Period for that Fund. If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date) for a Fund, then such date will be excluded from the Observation Period for such Fund, unless a Market Disruption Event exists or continues for five or more consecutive scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period for such Fund and the calculation agent will determine the Closing Price of such Fund for each such date in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event. For each Fund that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists with respect to each Fund independent from other Funds. Therefore, a Market Disruption Event may exist for certain Funds and not exist for other Funds. If a Valuation Date that is part of an originally scheduled Observation Period is postponed for a Fund, then the Observation Period for such Fund will be extended to include such Valuation Date as postponed. If no Market Disruption Event exists with respect to a Fund on the originally scheduled Valuation Date, the Observation Period with respect to such Fund will not be extended, irrespective of the existence of a Market Disruption Event with respect to any other Funds on the originally scheduled Valuation Date.

Valuation Dates

Unless otherwise specified in the applicable pricing supplement, the payment on the notes is calculated based on the value of the Reference Asset on the Coupon Determination Dates, Call Observation Dates, or one or more other dates during the term of the notes (each such date a “Valuation Date,” and the last of such dates, or if there is only one such date, the “Final Valuation Date”).

For Notes Where the Reference Asset Is a Single Fund

If a Valuation Date as set forth in the applicable pricing supplement is not a Trading Day, then such Valuation Date will be the next succeeding day that is a Trading Day. If a Market Disruption Event exists on a Valuation Date, then such Valuation Date will be the next Trading Day on which there is no Market Disruption Event. If a Market Disruption Event exists or continues for five consecutive scheduled Trading Days, then such fifth scheduled Trading Day will nonetheless be the Valuation Date, and the calculation agent will determine the Closing Price for such Fund on that day in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event.

Unless otherwise specified in the applicable pricing supplement, if the payment on the notes is calculated based on the Closing Prices of the Fund on certain consecutive scheduled Trading Days (a “Valuation Period”), and if (i) a Market Disruption Event occurs on a scheduled Valuation Date or (ii) any scheduled Valuation Date is determined by the calculation agent not to be a Trading Day (any such day in either (i) or (ii) being a “non-Valuation Date”), the Closing Price of the Fund for the applicable non-Valuation Date will be the Closing Price of the Fund on the next Valuation Date that occurs during the Valuation Period.  For example, if the first and second scheduled Valuation Dates during the Valuation Period are non-Valuation Dates, then the Closing Price of the Fund on the third scheduled Valuation Date will also be the Closing Price of the Fund on the first and second scheduled Valuation Dates during the Valuation Period.  If no further Valuation Dates occur after a non-Valuation Date, or if every scheduled Valuation Date after that non-Valuation Date is also a non-Valuation Date, then the calculation agent will determine the Closing Price of the Fund for that non-Valuation Date and each following non-Valuation Date, if any (or for all the scheduled Valuation Dates during the Valuation Period, if applicable), in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event. For the avoidance of doubt, if Valuation Dates are scheduled to be within certain consecutive scheduled Trading Days, a Market Disruption Event on the first such scheduled Valuation Date could cause a Market Disruption Event to occur on one or more Valuation Dates simultaneously.

If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of Business Days and no interest will be paid in respect of such postponement.

For Notes Where the Reference Asset Consists of Multiple Funds

If a Valuation Date as set forth in the applicable pricing supplement is not a Trading Day for a Fund, then such Valuation Date for such Fund will be the next succeeding day that is a Trading Day for such Fund. If a Market Disruption Event exists on a Valuation Date for a Fund, then such Valuation Date for such Fund will be the next Trading Day on which there is no Market Disruption Event for that Fund. If a Market Disruption Event exists or continues for five consecutive scheduled Trading Days, then such fifth scheduled Trading Day will nonetheless be the Valuation Date for such Fund and the calculation agent will determine the Closing Price for such Fund on that day in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event.

If the payment on the notes is calculated based on the Closing Prices of the Funds during a Valuation Period, the Closing Price of each Fund will be determined as described in the second paragraph of “— Valuation Dates—For Notes Where the Reference Asset Is a Single Fund” above.

For each Fund that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists on a Valuation Date with respect to each Fund independent from other Funds. Therefore, a Market Disruption Event may exist for certain Funds and not exist for other Funds. If no Market Disruption Event exists with respect to a Fund on an originally scheduled Valuation Date, the Closing Price of such Fund as of that Valuation Date will be its Closing Price on that Valuation Date, irrespective of the existence of a Market Disruption Event with respect to any other Funds on that Valuation Date.

If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of Business Days and no interest will be paid in respect of such postponement.

Market Disruption Events

As to any Fund that holds equity securities, unless otherwise specified in the applicable pricing supplement, a “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

●	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Fund (or the Successor Fund) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);

●	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of the Fund (or the Successor Fund) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares of the Fund;

●	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component securities of the relevant Underlying Index (or the Successor Underlying Index (as defined below)) trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the securities which then comprise the Underlying Index or any Successor Underlying Index;

●	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the relevant Underlying Index (or the Successor Underlying Index) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the Underlying Index or any Successor Underlying Index;

●	the determination that a scheduled Valuation Date is not a Trading Day by reason of an extraordinary event, occurrence, declaration, or otherwise; or

●	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to maintain or unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a Trading Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the shares of the Fund (or Successor Fund) or the relevant futures or options contracts relating to those shares or the relevant Underlying Index (or any Successor Underlying Index) will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the shares of the Fund (or Successor Fund) or the relevant Underlying Index (or any Successor Underlying Index), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Fund;

(4)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	if applicable to a Fund or an Underlying Index with component securities listed on the NYSE, for the purpose of clauses A and C above, any limitations on trading during significant market fluctuations under the NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

The applicable pricing supplement will set forth the definition of “Market Disruption Event” for a commodity-based Fund.

Anti-Dilution Adjustments

If any of the dilution events described below occurs with respect to a Fund, the calculation agent will adjust the Initial Price of that Fund as described below. If the Initial Price of a Fund is adjusted, any value related to the Initial Price of that Fund, including a buffer price, a barrier price or a Physical Settlement Amount, as applicable, will also be adjusted based on that adjusted Initial Price.

The calculation agent will adjust the Initial Price of a Fund as described below, but only if an event described in this section occurs with respect to that Fund and only if the relevant event occurs during the period described in the applicable subsection below. The Initial Price of a Fund and any related value will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect a Fund.

If more than one anti-dilution event requiring adjustment occurs with respect to a Fund, the calculation agent will adjust the Initial Price of that Fund for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Therefore, having adjusted the Initial Price of a Fund for the first event, the calculation agent will adjust the Initial Price of that Fund for the second event, applying the required adjustment to the Initial Price of that Fund as already adjusted for the first event, and so on for each subsequent event. If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event. The calculation agent may, in its sole discretion, make additional adjustments or adjustments that differ from those described below to a Fund, and may adjust any other terms of the notes, including the maturity date and the payout formula, if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate.

The calculation agent will be solely responsible for the determination of any adjustments to the Initial Price of a Fund or any other terms of the notes and of any related determinations in connection with any event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

Stock Splits and Stock Dividends

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

If a Fund is subject to a stock split or pays a stock dividend, then the calculation agent will adjust the Initial Price of that Fund by dividing its original Initial Price by the number equal to: (1) the number of shares of such Fund outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of such Fund outstanding immediately before the stock split or stock dividend becomes effective. This adjustment will not be made, however, unless:

●	in the case of a stock split, the first day on which such Fund trades without the right to receive the stock split occurs after the pricing date and on or before the applicable Valuation Date; or

●	in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the applicable Valuation Date.

The “ex-dividend date” for any dividend or other distribution with respect to such Fund is the first day on which such Fund trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If a Fund is subject to a reverse stock split, then the calculation agent will adjust the Initial Price of such Fund by multiplying its original Initial Price by a number equal to: (1) the number of shares of such Fund outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of such Fund outstanding immediately after the reverse stock split becomes effective. This adjustment will not be made, however, unless the reverse stock split becomes effective after the pricing date and on or before the applicable Valuation Date.

Extraordinary Dividends

Any distribution or dividend on a Fund determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the Fund Issuer’s historical dividend practices will be deemed to be an extraordinary dividend. The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

If any extraordinary dividend occurs with respect to a Fund, the calculation agent will adjust the Initial Price of such Fund to equal the product of: (1) its original Initial Price times (2) a fraction, the numerator of which is the amount by which the Closing Price of such Fund on the Trading Day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the Closing Price of such Fund on the Trading Day before the ex-dividend date. This adjustment will not be made, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable Valuation Date.

The extraordinary dividend amount with respect to an extraordinary dividend for such Fund equals:

●	for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of such Fund minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for such Fund; or

●	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of such Fund of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a Fund that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to its Initial Price only as described under “—Stock Splits and Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described under this subsection.

Transferable Rights and Warrants

If a Fund issues transferable rights or warrants to all holders of such Fund to subscribe for or purchase such Fund at an exercise price per share that is less than the Closing Price of such Fund on the Trading Day before the ex-dividend date for the issuance, then the Initial Price of such Fund will be adjusted by multiplying its original Initial Price by the following fraction:

●	the numerator will be the number of shares of such Fund outstanding at the close of business on the Trading Day before that ex-dividend date plus the number of additional shares of such Fund that the aggregate offering price of the total number of shares of such Fund so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the Closing Price of such Fund on the Trading Day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the Closing Price of such Fund on the Trading Day before that ex-dividend date; and

●	the denominator will be the number of shares of such Fund outstanding at the close of business on the Trading Day before that ex-dividend date plus the number of additional shares of such Fund offered for subscription or purchase under those transferable rights or warrants.

This adjustment will not be made, however, unless the ex-dividend date described above occurs after the pricing date and on or before the applicable Valuation Date.

Reorganization Events

If after the pricing date and on or prior to the relevant Valuation Date, as to any Fund, the Fund or its Successor Fund has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded fund, and the Fund is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Initial Price for such Fund or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Fund or to the notes), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Fund to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of or Material Change to a Fund.”

Other Events

The calculation agent is empowered to modify any terms of the notes for other events not described above in its sole discretion.

Discontinuance of or Material Change to a Fund

If shares of a Fund are de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Fund (that exchange traded fund being referred to herein as a “Successor Fund”). In that event, the calculation agent will adjust the Initial Price of the Fund or any other terms of the notes as necessary such that the Successor Fund closely replicates the performance of the Fund.

If a Fund (or a Successor Fund) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Fund (or a Successor Fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Price of such Fund (or a Successor Fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Fund (or a Successor Fund). If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

If a Successor Fund is selected or the calculation agent calculates the Closing Price of a Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Fund (or a Successor Fund), that Successor Fund or substitute computation methodology, as applicable, will be substituted for the Fund (or that Successor Fund) for all purposes of the notes.

If at any time:

a.	an Underlying Index (or the underlying index related to a Successor Fund) is discontinued or ceases to be published and (i) the Reference Sponsor of the Underlying Index or another entity does not publish a successor or substitute underlying index that the calculation agent determines, in its sole discretion, to be comparable to the Underlying Index (a “Successor Underlying Index”) or (ii) the Reference Sponsor of the Fund does not announce that the Fund will track the Successor Underlying Index; or

b.	a Fund (or a Successor Fund) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the Fund, or a material change to the related Underlying Index) so that the Fund does not, in the opinion of the calculation agent, fairly represent the price per share of that Fund (or that Successor Fund) had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Price of that Fund (or that Successor Fund) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required. If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

The calculation agent will be solely responsible for the method of calculating the Closing Price of the Fund (or any Successor Fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Fund or the related Underlying Index may adversely affect trading in the notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the notes to be accelerated to the fifth Business Day (the “date of acceleration”) following the date of that determination and the amount payable to you will be calculated as though the date of acceleration were the maturity date and the Final Valuation Date were the fifth scheduled Trading Day prior to the maturity date, as accelerated. In addition, if the notes pay interest, you will receive interest accrued on the notes until the date that the required amount is paid.

Certain Definitions

Business Day

A “Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

Closing Price

The “Closing Price” of a Fund (or a Successor Fund) on any Trading Day will be its closing price on such Trading Day, as determined by the calculation agent based upon the value displayed on the relevant Bloomberg page, as specified for that Fund in the applicable pricing supplement, or on any successor page on the Bloomberg or any successor service.

Record Date

Any interest or coupon will be payable to the persons in whose names the notes are registered at the close of business on the Business Day immediately preceding the related Interest Payment Date or Coupon Payment Date (the “Regular Record Date”), and the final interest or coupon payable at maturity or upon an early redemption, as applicable, will be payable to the persons in whose names the notes are registered on the maturity date or the Call Payment Date, as applicable. For the purpose of determining the holder at the close of business on a Regular Record Date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Trading Day

A “Trading Day” for a Fund is a day on which the principal trading market for the Fund is open for trading.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this underlying supplement. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

We are expected to act as the calculation agent for each issue of the notes. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable pricing supplement.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through DTC against payment by purchasers of the notes in immediately available funds.  We will pay the payments on the notes in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

If the notes have become immediately due and payable following an Event of Default (as defined under “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus) with respect to the notes, the default amount payable will be equal to the payment at maturity described in the applicable pricing supplement, calculated as though the date of acceleration were the maturity date and the Final Valuation Date were the fifth scheduled Trading Day prior to the maturity date, as accelerated.  In addition, if the notes pay interest, you will receive interest accrued on the notes until the date that the required amount is paid.

If the notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the notes. For more information, see “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus.

Defeasance

The defeasance described under “Description of Senior Debt Securities—Defeasance” in the accompanying prospectus will not be applicable to the notes offered hereby.

Listing

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a securities exchange.

THE BANK’S ESTIMATED VALUE OF THE NOTES

The Bank’s initial estimated value of the notes that will be set forth on the cover of the applicable pricing supplement will be equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The Bank’s initial estimated value does not represent a minimum price at which an agent or any other person would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—The Bank’s initial estimated value of the notes will not be determined by reference to credit spreads for our conventional fixed-rate debt” above. The value of the derivative or derivatives underlying the economic terms of the notes is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s initial estimated value of the notes will be determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—The Bank’s initial estimated value does not represent future values of the notes and may differ from others’ estimates” above.

The Bank’s initial estimated value of the notes will be lower than the initial issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the initial issue price of the notes. These costs include the selling commissions paid to the agents and other affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the notes. See “Risk Factors—The Bank’s initial estimated value of the notes will be lower than the initial issue price (price to public) of the notes” above.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder (as defined therein) owning debt securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus.  Canadian federal income tax considerations applicable to the notes may be described particularly when such notes are offered in the applicable pricing supplement related thereto and, in that event, the disclosure in the accompanying prospectus will be superseded by the disclosure in such pricing supplement to the extent indicated therein.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of the notes is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. The following discussion supplements, and to the extent inconsistent supersedes, the discussion under “Material Income Tax Consequences—United States Taxation” in the accompanying prospectus and is not exhaustive of all possible tax considerations. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. If the tax consequences associated with the notes are different than those described below, they will be described in the applicable pricing supplement.

The following disclosure has been prepared without regard to any particular note that holders may purchase in the future and, therefore, is provided solely as a matter of general information. Holders should not rely upon the following disclosure, or the disclosure under “ Material Income Tax Consequences—United States Taxation” in the prospectus, with regard to an investment in any particular note because it does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to the notes indicates that holders may rely on the following disclosure. Any note that holders purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below. Consequently, any tax disclosure relevant to any note holders may purchase will be set forth only in the pricing supplement relating to the notes, and, unless the pricing supplement indicates otherwise, holders should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note. In addition, this tax disclosure assumes the following for all notes issued off of this product supplement: (i) any Reference Asset that is an equity security or shares of an exchange traded fund will be traded on a public exchange and is not an interest in a “United States real property holding corporation” (as such term is defined in the Code); (ii) any interest or coupon will be paid or payable at least annually and at equal intervals; (iii) in the case of notes paying fixed interest, the Interest Rate (as defined in the relevant pricing supplement) will not be below the market rate for non-contingent debt with terms similar to the notes; (iv) there is a significant possibility of a significant loss of principal on an investment in the notes; (v) initial purchasers will acquire the notes for an amount equal to their principal amount; and (vi) there is a reasonable likelihood that the value of the Reference Asset on the Final Valuation Date will be greater than or equal to the Initial Price.

This summary is directed solely to U.S. Holders and Non-U.S. Holders (each as defined in the prospectus) that, except as otherwise specifically noted, will purchase the notes upon original issuance and will hold the notes as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “Material Income Tax Consequences—United States Taxation” in the accompanying prospectus.

Holders should consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

No statutory, judicial, or administrative authority directly addresses the characterization of the notes or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this product supplement. Accordingly, holders are urged to consult their tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative characterizations.

We will not attempt to ascertain whether the issuer of any component stocks included in the Reference Asset would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of one or more stocks included in the Reference Asset were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the notes. Holders should refer to information filed with the SEC by the issuers of the component stocks included in the Reference Asset and consult their tax advisors regarding the possible consequences, if any, if any issuer of a component stock included in the Reference Asset is or becomes a PFIC or is or becomes a United States real property holding corporation.

Notes Treated as Prepaid Derivative Contracts

We may treat certain notes as prepaid derivative contracts for U.S. federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a particular note as a prepaid derivative contract for U.S. federal income tax purposes. This section describes the principal U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as a prepaid derivative contract for U.S. federal income tax purposes.

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the notes, we intend to treat notes described in this section for all U.S. federal income tax purposes as prepaid derivative contracts with respect to the Reference Asset and under the terms of the notes, we and every investor in the notes agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the notes in accordance with such characterization. This discussion assumes that the notes described in this section constitute prepaid derivative contracts with respect to the Reference Asset for U.S. federal income tax purposes. If the notes described in this section did not constitute prepaid derivative contracts, the tax consequences described below would be materially different.

Upon receipt of a cash payment at maturity or upon a sale, exchange or redemption of the notes prior to maturity, subject to the discussion below regarding Section 1260 of the Code, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (excluding amounts attributable to accrued but unpaid interest or coupons) and the U.S. Holder’s tax basis in the notes. A U.S. Holder’s tax basis in the notes will equal the amount paid by that holder to acquire them. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the notes for more than one year. The deductibility of capital losses is subject to limitations.

If, instead of making a cash payment, we were to exchange the notes for shares of a Reference Asset of equivalent value and cash in lieu of fractional shares, although no assurances can be provided in this regard, and subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, a holder may generally expect not to recognize any gain or loss with respect to any stock received. The holding period in the shares of stock received would begin the day after a holder beneficially receive such shares of stock. If a holder receives cash in lieu of a fractional share of stock, such holder will be treated as having received such fractional share and then having received cash in exchange for such fractional share. U.S. Holders generally will recognize short-term capital gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the U.S. federal income tax basis allocated to such fractional share. The deductibility of capital losses is subject to limitations.

Although the tax treatment of any interest or coupon payments is unclear, we intend to treat any such payments, including on the Maturity Date, as ordinary income includible in income by U.S. Holders at the time it accrues or is received in accordance with such holder’s normal method of accounting for U.S. federal income tax purposes.

Section 1260 of the Code. Section 1260 of the Code sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of section 1260 of the Code to any particular transaction is often uncertain. If a Reference Asset, or one or more of the entities included in, or owned by, a Reference Asset, as the case may be, is treated as a “regulated investment company” (including an exchange-traded fund), “real estate investment trust,” partnership, trust, or PFIC for U.S. federal income tax purposes, or otherwise as a “pass-thru entity” for purposes of section 1260 of the Code (a “pass-thru entity”), it is possible that U.S. Holders will be subject to the “constructive ownership” rules of section 1260 of the Code. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a “pass-thru entity” (such as shares of certain Reference Assets (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in the notes is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of the notes will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in section 1260 of the Code) of the U.S. Holder determined as if the U.S. Holder had acquired the Underlying Shares on the original issue date of the notes at fair market value and sold them at fair market value on the maturity date (if the notes were held until the maturity date) or on the date of sale or exchange of the notes (if the notes were sold or exchanged prior to the maturity date) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange or maturity of the notes (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the notes). Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero.

If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. Holder in respect of the notes will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each note will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of such a note over (ii) the “net underlying long-term capital gain” such U.S. Holder would have had if such U.S. Holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such notes for an amount equal to the “issue price” of the notes and, upon the date of sale, exchange or maturity of the notes, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the notes). Accordingly, it is possible that all or a portion of any gain on the sale or settlement of the notes after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge.

Notes Treated as Investment Units Consisting of a Debt Instrument and a Put Option

We may treat certain notes as investment units consisting of a non-contingent debt instrument issued by us to the holder (the “Debt Portion”) and a put option written by the holder (the “Put Option”). The applicable pricing supplement will indicate whether we intend to treat a note as an investment unit for U.S. federal income tax purposes. This section describes the principal U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as an investment unit for U.S. federal income tax purposes.

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the notes, we intend to treat notes described in this section for all U.S. federal income tax purposes as investment units and under the terms of the notes, we and every investor in the notes agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the notes in accordance with such characterization. This discussion assumes that the notes described in this section constitute investment units for U.S. federal income tax purposes. If the notes described in this section did not constitute investment units, the tax consequences described below would be materially different.

If the notes are properly treated as an investment unit consisting of a Debt Portion and Put Option, it is likely that the Debt Portion of the notes would be treated as having been issued for the principal amount of the notes and that interest payments on the notes would be treated in part as payments of interest and in part as payments for the Put Option. If the notes have a term that exceeds one year, amounts treated as interest would be included in income in accordance with the holder’s regular method of accounting for interest for U.S. federal income tax purposes. If the notes have a term of one year or less, amounts treated as interest would be subject to the rules governing short-term debt instruments (as described under “United States Taxation—Tax Consequences to U.S. Holders—Short-Term Securities” in the accompanying prospectus). Amounts treated as payment for the Put Option would be deferred and accounted for upon the sale, exchange, redemption or maturity of the notes, as discussed below.

If a holder were to receive a cash payment of the full principal amount of the notes upon the redemption or maturity of the notes (excluding cash received as interest), such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion and (ii) the lapse of the Put Option which would likely result in the recognition of short-term capital gain in an amount equal to the amount paid for the Put Option and deferred as described above. If a holder were to receive a cash payment upon the redemption or maturity of the notes (excluding cash received as interest) of less than the full principal amount of the notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if the holder is an initial purchaser of the notes) and (ii) the cash settlement of the Put Option pursuant to which the holder paid to us an amount equal to the excess of the principal amount of the notes over the amount that received upon the maturity of the notes (excluding cash received as interest) in order to settle the Put Option. If the aggregate amount paid to a holder for the Put Option and deferred as described above is greater than the amount deemed to have been paid to us to settle the Put Option, a U.S. Holder will likely recognize short-term capital gain in an amount that is equal to such excess. Conversely, if the amount paid for the Put Option and deferred as described above is less than the amount deemed to have been paid to us to settle the Put Option, a U.S. Holder will likely recognize short-term capital loss in an amount that is equal to such difference. The deductibility of capital losses is subject to limitations.

If, instead of making a cash payment, we were to exchange the notes for shares of a Reference Asset of equivalent value, the receipt of such stock upon the maturity of the notes would likely be treated as (i) payment in full of the principal amount of the Debt Portion and (ii) the exercise by us of the Put Option and the purchase of the shares of stock received for an amount equal to the principal amount of the notes. The U.S. federal income tax basis of the shares of stock received with respect to each note would equal the principal amount of the note less the amount of payments received for the Put Option and deferred as described above. The holding period in the shares of stock received would begin the day after a holder beneficially receives such shares of stock. If a holder receives cash in lieu of a fractional share of stock, such holder will be treated as having received such fractional share and then having received cash in exchange for such fractional share. U.S. Holders generally will recognize short-term capital gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the U.S. federal income tax basis allocated to such fractional share. The deductibility of capital losses is subject to limitations.

Upon the sale or exchange of the notes, a U.S. Holder would be required to apportion the value of the amount received between the Debt Portion and Put Option on the basis of the values thereof on the date of the sale or exchange. A U.S. Holder would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) such holder’s adjusted U.S. federal income tax basis in the Debt Portion (which would generally be equal to the principal amount of the notes with respect to an initial purchaser of the notes). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be long-term capital gain or loss if a holder’s holding period is greater than one year. The amount of cash that received that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the Debt Portion on the date of the sale or exchange of the notes is in excess of the amount received upon such sale or exchange, a holder would likely be treated as having made a payment (to the purchaser in the case of a sale or exchange) equal to the amount of such excess in order to extinguish the holder’s rights and obligations under the Put Option. In such a case, a U.S. Holder would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium previously received in respect of the Put Option and the amount of the deemed payment made by the holder to extinguish the Put Option.

Alternative Tax Treatments

Due to the absence of authorities that directly address the proper tax treatment of the notes, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the notes. In particular, if the notes have a term that exceeds one year, the IRS could seek to subject the notes to the Treasury regulations governing contingent payment debt instruments. If the IRS were successful in that regard, the timing and character of income on the notes would be affected significantly. If the notes have a term in excess of one year, among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity, or upon a sale, exchange or redemption of the notes generally would be treated as ordinary income, and any loss realized at maturity or upon a sale or exchange of the notes generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter. If the notes have a term of one year or less, a U.S. holder who uses the accrual method of accounting generally should be required to accrue any original issue discount on the notes on a straight-line basis. At maturity or upon a sale, exchange or redemption, a U.S. Holder using either a cash or accrual method of accounting generally should recognize taxable gain (all or a portion of which may be treated as ordinary income) or loss in an amount equal to the difference between the amount realized and such holder’s tax basis in the notes.

If the notes are treated as described in the section “Notes Treated as Investment Units Consisting of a Debt Instrument and a Put Option,” the IRS might assert that a U.S. Holder should be required to include the entire interest payment in income when received.

The IRS released Notice 2008-2 (“Notice”) which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the notes. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the notes, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. Holder could be required to accrue income over the term of the notes.

Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the IRS could seek to characterize the notes in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange or redemption of the notes should be treated as ordinary gain or loss.

It is possible that the IRS could assert that a U.S. Holder’s holding period in respect of the notes should end on the first calculation date during the Valuation Period, even though such holder will not receive any amounts in respect of the notes prior to the redemption or maturity of the notes . In such case, if the first calculation date during the Valuation Period is not in excess of one year from the original issue date, a U.S. Holder may be treated as having a holding period in respect of the notes equal to one year or less, in which case any gain or loss such holder recognizes at such time would be treated as short-term capital gain or loss.

If a Reference Asset is or includes an index that periodically rebalances, it is possible that the notes could be treated as a series of prepaid derivative contracts, each of which matures on the next rebalancing date. If the notes were properly characterized in such a manner, a U.S. Holder would be treated as disposing of the notes on each rebalancing date in return for new notes that mature on the next rebalancing date, and a U.S. Holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder’s tax basis in the notes (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the notes on such date.

Non-U.S. Holders

Except as provided below, we do not intend to treat amounts paid to a Non-U.S. Holder in respect of the notes as subject to U.S. federal income or withholding tax, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, payments on the notes may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the settlement at maturity, sale, exchange or redemption and certain other conditions are satisfied.

If a Non-U.S. Holder of the note is engaged in the conduct of a trade or business within the U.S. and payments in respect of the notes are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder generally will be subject to U.S. federal income tax on payments in respect of payments on the notes on a net income basis in the same manner as if it were a U.S. Holder. Such

Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the notes. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Except as otherwise set forth in any applicable pricing supplement, we expect that the delta of notes issued pursuant to this product supplement with respect to the Reference Asset will not be one, and therefore, we expect that Non-U.S. Holder should not be subject to withholding on dividend equivalent payments, if any, under the notes. However, it is possible that the notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Reference Asset, the Underlying Index or the notes, and following such occurrence the notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the Reference Asset, the Underlying Index or the notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the notes to become subject to withholding tax, or if we determine that there is a material risk that we are required to withhold on any payments on the notes, tax will be withheld at the applicable statutory rate. As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as the notes should be subject to withholding tax. Prospective Non-U.S. Holders of the notes should consult their own tax advisors in this regard.

U.S. Backup Withholding and Information Reporting

Please see the discussions under “Material Income Tax Consequences—United States Taxation—Tax Consequences to U.S. Holders —U.S. Backup Withholding and Information Reporting” and “Material Income Tax Consequences—United States Taxation—Tax Consequences to Non-U.S. Holders—Backup Withholding and Information Reporting for Non-U.S. Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the notes.